Exhibit 4.1

BP EMPLOYEE SAVINGS PLAN

(Amended and Restated as of January 1, 2008)

BP EMPLOYEE SAVINGS PLAN

BP Corporation North America Inc. (the “Company”) maintains the BP Employee Savings Plan (the “Plan”) for the benefit of eligible employees of the Company and its participating affiliates. The Plan is intended to constitute a qualified profit sharing plan, as described in Section 401(a) of the Code, which includes a qualified cash or deferred arrangement, as described in Section 401(k) of the Code.

The Plan was amended and restated effective January 1, 2002. Such restatement constituted an amendment and restatement of the Amoco Employee Savings Plan (“AESP”), and reflected (i) the merger of the BP America Capital Accumulation Plan (“BP America CAP”) into the Plan on or after April 7, 2000 (concurrently with the transfer of certain liabilities and assets of AESP and BP America CAP to the BP Amoco DirectSave Plan and to the BP Amoco Partnership Savings Plan on or after April 7, 2000); (ii) the merger of the CH-Twenty Capital Accumulation Plan (“CH-20 CAP”) and the Vastar Capital Accumulation Plan (“Vastar CAP”) into the Plan as of the close of business on December 31, 2001, and the transfer of certain liabilities and assets of the Atlantic Richfield Capital Accumulation Plan (“ARCO CAP”) to the Plan as of the close of business on December 31, 2001 (as more fully described in Appendix 16.3); (iii) the merger of the Burmah Castrol Group U.S.A. Thrift Plan (the “Castrol Thrift Plan”) into the Plan as of the close of business December 31, 2003 (as more fully described in Appendix 16.3); (iv) the merger of the BP Solar 401(k) Plan (the “Solar 401(k) Plan”) into the Plan as of the close of business January 2, 2004 (as more fully described in Appendix 16.3); and (v) the merger of the BP Solvay Polyethylene North America Savings Plan (the “BP Solvay Plan”) into the Plan as of April 1, 2005 (as more fully described in Appendix 16.3).

The benefits, rights, and features of an individual who participated in this Plan, CH-20 CAP, Vastar CAP, or the portion of ARCO CAP of which the liabilities and assets were transferred to the Plan before the close of business on December 31, 2001, but who did not have an account balance under the Plan at that time, will be determined under the applicable instruments in effect for this Plan, CH-20 CAP, Vastar CAP, or ARCO CAP, whichever is applicable, on the earlier of: (1) the day on which such individual’s account was reduced to zero; or (2) the day on which such individual’s employment terminated. The terms of this Plan apply to any accounts created for such individual hereunder on or after January 1, 2002.

The benefits, rights, and features of an individual who participated in the Castrol Thrift Plan or the Solar 401(k) Plan of which the liabilities and assets were transferred to the Plan before the close of business on December 31, 2003 and January 2, 2004 respectively, but who did not have an account balance under the Plan at that time, will be determined under the applicable instruments in effect for Castrol Thrift Plan or the Solar 401(k) Plan, whichever is applicable, on the earlier of: (1) the day on which such individual’s account was reduced to zero; or (2) the day on which such individual’s employment terminated. The terms of this Plan apply to any accounts created for such individual hereunder on or after January 1, 2004.

The benefits, rights, and features of an individual who participated in the BP Solvay Plan of which the liabilities and assets were transferred to the Plan before the close of business on

April 1, 2005, but who did not have an account balance under the Plan at that time, will be determined under the applicable instruments in effect for the BP Solvay Plan, on the earlier of: (1) the day on which such individual’s account was reduced to zero; or (2) the day on which such individual’s employment terminated. The terms of this Plan apply to any accounts created for such individual hereunder on or after April 1, 2005.

The Plan, as set forth in this document, is hereby effective as amended and restated as of January 1, 2008, (i) except as set forth herein and (ii) except to the extent that failure to retroactively make any provision effective prior to January 1, 2008, would result in the Plan (as it existed prior to January 1, 2008) containing a disqualifying provision, as defined in Revenue Procedure 99-23 (as modified by any Treasury guidance modifying the term “disqualifying provision”), or an operational defect, as defined in Revenue Procedure 2001-17 (as modified by any Treasury guidance modifying the term “operational defect”), in which case such provision (and any definitions pertinent to the application of such provision) shall be retroactively effective to a date which will result in no such disqualifying provision or operational defect in the Plan prior to January 1, 2008. The Plan is intended to comply with the requirements of the Pension Protection Act of 2006.

Employees employed by BP Wind Energy North America Inc. ceased being eligible to participate in the BP Solar and Wind Employee Savings Plan (the “Solar and Wind Plan”) on September 30, 2012 and became eligible to participate in the Plan on October 1, 2012. In connection therewith, liabilities associated with such Employees were transferred from the Solar and Wind Plan to the Plan and assets associated with such Employees were transferred from the trust associated with the Solar and Wind Plan Trust to the Trust as of the close of business September 30, 2012, as more fully described in Appendix 16.3. Such transfer satisfied the requirements of Section 16.3.

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1.42	“Distributee”	9
1.43	“Effective Date”	9
1.44	“Eligible Employee”	10
1.45	“Eligible Retirement Plan”	11
1.46	“Eligible Rollover Distribution”	12
1.47	“Employee”	12
1.48	“Employer”	12
1.49	“Employment Date”	12
1.50	“ERISA”	12
1.51	“Exchange Election”	12
1.52	“Fiduciary”	13
1.53	“Heritage Amoco Participant”	13
1.54	“Heritage ARCO Participant”	13
1.55	“Heritage BP Participant”	13
1.56	“Highly Compensated Eligible Employee” or “HCE”	13
1.57	“Hour of Service”	13
1.58	“Inactive Participant”	13
1.59	“Income Fund”	13
1.60	“Investment Committee”	13
1.61	“Investment Election”	14
1.62	“Investment Named Fiduciary”	14
1.63	“Investment Option”	14
1.64	“Member”	14
1.65	“Money Market Fund”	14
1.66	“Named Fiduciary”	14
1.67	“Non-Highly Compensated Employee” or “NHCE”	14
1.68	“Normal Retirement Date”	14
1.69	“Participant”	14
1.70	“Payment Date”	14
1.71	“Plan”	14
1.72	“Plan Sponsor”	15
1.73	“Plan Year”	15
1.74	“Predecessor Company”	15
1.75	“QDRO”	15
1.76	“Reemployment Date”	15
1.77	“Service”	15
1.78	“Settlement Date”	15
1.79	“Sever from Service”	15
1.80	“Severance from Service”	15
1.81	“Solar 401(k) Plan”	15
1.82	“Spousal Consent”	15
1.83	“Spouse”	15
1.84	“Sweep Time”	16
1.85	“TNK-BP Employee”	16
1.86	“Trade Date”	16

1.87	“Trust”	16
1.88	“Trust Agreement”	16
1.89	“Trust Fund”	16
1.90	“Trustee”	17
1.91	“Unit Value”	17
1.92	“Valuation Time”	17
1.93	“Vastar CAP”	17
1.94	“Vice President”	17
1.95	“Year of Participation”	17

ARTICLE II PARTICIPATION AND SERVICE		18
2.1	Eligibility	18
2.2	Impact of Change of Employment Status on Eligibility	18
2.3	Enrollment	18
2.4	Duration	18
2.5	Service	18
2.6	Other Service-Crediting Provisions	19
2.7	Authorized Absences	19
2.8	Non-duplication	20
2.9	Transfer of Accounts Upon Change of Employment Status	20
2.10	Transfer of Accounts Upon Outsourcing	21

ARTICLE III CONTRIBUTIONS		22
3.1	Before-Tax Contributions	22
3.2	After-Tax Contributions	24
3.3	Roth 401(k) Contributions	24
3.4	Match Contributions	24
3.5	Rollover Contributions	25
3.6	Election Procedures	25
3.7	Employer Contribution on Return from Qualified Military Leave	26
3.8	Roth Elective Deferrals	26

ARTICLE IV LIMITATION ON CONTRIBUTIONS		32
4.1	Limit on Before-Tax and Roth 401(k) Contributions	32
4.2	Actual Deferral Percentage Test	32
4.3	Actual Contribution Percentage Test	33
4.4	Prohibition on Multiple Use	34
4.5	Maximum Contributions	34
4.6	Imposition of Limitations	35
4.7	Return of Excess Annual Additions, Deferrals, and Contributions	35
4.8	Incorporation by Reference	39
4.9	Catch-Up Contributions	39
4.10	Definition of Compensation	39

ARTICLE V ACCOUNTING FOR PARTICIPANTS’ ACCOUNTS AND FOR INVESTMENT OPTIONS		41
5.1	Individual Participant Accounting	41
5.2	Accounting for Investment Options	42
5.3	Accounts for Beneficiaries and Alternate Payees	42
5.4	Transition Rules	43

ARTICLE VI INVESTMENT OPTIONS AND ELECTIONS		44
6.1	Investment of Contributions	44
6.2	Investment of Accounts	44
6.3	Investment Options	45
6.4	Transition Rules	45
6.5	Restricted Investment Options	46
6.6	Risk of Loss	46
6.7	Interests in the Investment Options	46
6.8	Sole Source of Benefits	46
6.9	Alternate Payees and Beneficiaries	46

ARTICLE VII VESTING AND FORFEITURES		47
7.1	Vesting in Match Account	47
7.2	Vesting in Heritage Amoco Match Account	48
7.3	Vesting in Before-Tax, Roth 401(k), After-Tax, and Rollover Accounts	48
7.4	Forfeitures	49
7.5	Application of Former Vesting Schedule	49

ARTICLE VIII PARTICIPANT LOANS		50
8.1	Participant Loans Permitted	50
8.2	Loan Funding Limits	50
8.3	Maximum Number of Loans	50
8.4	Source of Loan Funding	50
8.5	Interest Rate	51
8.6	Repayment	51
8.7	Reinvestment of Repayments	51
8.8	Loan Application, Note, and Security	51
8.9	Default	51
8.10	Foreclosure	52
8.11	Spousal Consent	52
8.12	Special Rules Concerning Loan Repayments While on Qualified Military Leave	53
8.13	Hurricane Disaster Relief	53

ARTICLE IX WITHDRAWALS		54
9.1	Withdrawals from After-Tax Account	54
9.2	Withdrawals from Rollover Account	54
9.3	Withdrawals from Match Account	54
9.4	Withdrawals from Before-Tax and Roth 401(k) Accounts for Hardship	55

9.5	Withdrawals from Before-Tax Account and Roth 401(k) Account for Other Reasons	56
9.6	Partial Withdrawals	56
9.7	Withdrawal Processing Rules	56
9.8	Alternate Payees and Beneficiaries	58
9.9	Hurricane Disaster Relief	58
9.10	2009 Minimum Required Distributions	58

ARTICLE X ADDITIONAL OPTIONAL FORMS OF BENEFIT FOR AN INACTIVE PARTICIPANT		59
10.1	Request for Withdrawal of Benefits	59
10.2	Deadline for Withdrawal	59
10.3	Payment Form and Medium	60
10.4	Small Amounts Paid Immediately	60
10.5	Payment Within Life Expectancy	61
10.6	Incidental Benefit Rule	61
10.7	Continued Payment of Amounts in Payment Status on Effective Date	61
10.8	Direct Rollover	61
10.9	Delay	61
10.10	Alternate Payees and Beneficiaries	61

ARTICLE XI REEMPLOYMENT		63
11.1	Break in Service Rules	63
11.2	Restoration of Forfeited Amounts	63

ARTICLE XII DISTRIBUTION OF ACCRUED BENEFITS ON DEATH		65
12.1	Payment to Beneficiary	65
12.2	Small Amounts Paid Immediately	65
12.3	Beneficiary Designation	65
12.4	Direct Rollover	66
12.5	Alternate Payees and Beneficiaries	66

ARTICLE XIII TRUST ARRANGEMENT		67
13.1	Trust Agreement	67
13.2	Separate Entity	67
13.3	Plan Asset Valuation	67
13.4	Right of Employers to Plan Assets	67

ARTICLE XIV ADMINISTRATION		69
14.1	Plan Governance	69
14.2	Claims Procedure	74
14.3	Notices to Participants, Etc.	78
14.4	Notices to Claims Administrator	78
14.5	Actions by the Company	78

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ARTICLE XV ADOPTION AND WITHDRAWAL FROM PLAN		79
15.1	Adoption by Other Employers	79
15.2	Withdrawal from the Plan	79
15.3	Employee Transfers Within Participating Group	79
15.4	Designation of Agent	80
15.5	Designated Officers	80

ARTICLE XVI AMENDMENT, TERMINATION, AND MERGER		81
16.1	Amendments	81
16.2	Plan Termination	82
16.3	Plan Merger and Spinoff	82
16.4	Design Decisions	83

ARTICLE XVII SPECIAL TOP-HEAVY RULES		84
17.1	Application of Article XVII	84
17.2	Definitions Concerning Top-Heavy Status	84
17.3	Calculation of Top-Heavy Ratio	85
17.4	Effect of Top-Heavy Status	85
17.5	Effect of Discontinuance of Top-Heavy Status	86
17.6	Intent of Article XVII	86

ARTICLE XVIII MISCELLANEOUS PROVISIONS		87
18.1	Assignment and Alienation	87
18.2	Protected Benefits	87
18.3	Plan Does Not Affect Employment Rights	87
18.4	Deduction of Taxes from Amounts Payable	87
18.5	Facility of Payment	87
18.6	Source of Benefits	88
18.7	Reduction for Overpayment	88
18.8	Company Merger	88
18.9	Employees’ Trust	88
18.10	Construction	88
18.11	Invalidity of Certain Provisions	89
18.12	Headings	89
18.13	Governing Law	89
18.14	Notice and Information Requirements	89
18.15	Abandoned ESOP Accounts	89
18.16	Reliance on Information Provided to Plan	89
18.17	Recognition of Power of Attorney	89
18.18	Minimum Distribution Requirements	90

APPENDIX 1.43	List of Adopting Commonly Controlled Entities

APPENDIX 1.58	Investment Funds

APPENDIX 16.3	Supplements

ARTICLE I

DEFINITIONS

The following sections of this Article I provide basic definitions of terms used throughout the Plan, and whenever used herein in a capitalized form, except as otherwise expressly provided, the terms will be deemed to have the following meanings:

1.1 “Accounting Period” means a period, not to exceed 1 year in duration, designated by the Administrator with respect to each Investment Option.

1.2 “Accounts” mean the record of a Participant’s interest in the Plan’s assets represented by his:

(a) “After-Tax Account” which is composed of After-Tax Contributions allocated to the Participant under the Plan, plus all income and gains credited to, and minus all losses, expenses, and withdrawals charged to, such Account.

(b) “Before-Tax Account” which is composed of Before-Tax Contributions allocated to the Participant under the Plan, plus all income and gains credited to, and minus all losses, expenses, and withdrawals charged to, such Account.

(c) “Match Account” which is composed of Match Contributions allocated to the Participant under the Plan, plus all income and gains credited to, and minus all losses, expenses, and withdrawals charged to, such Account. There are two types of Match Accounts to which Match Contributions are allocated: a Heritage Amoco Match Account for Heritage Amoco Participants and a BP Match Account for all other Participants.

(d) “Rollover Account” which is composed of Rollover Contributions made by or allocated to the Participant under the Plan, plus all income and gains credited to, and minus all losses, expenses, and withdrawals charged to, such Account. There are three types of Rollover Accounts to which Rollover Contributions are allocated: an After-Tax Rollover Account for Rollover Contributions of amounts which are not includible in gross income, as described in Section 402(c)(2)(A) of the Code, a Roth 401(k) Rollover Account for Rollover Contributions of amounts described in Section 402A of the Code, and a Before-Tax Rollover Account for all other Rollover Contributions.

(e) “Roth 401(k) Account” which is composed of Roth 401(k) Contributions allocated to the Participant under the Plan, plus all income and gains credited to, and minus all losses, expenses, and withdrawals charged to, such Account.

(f) “Roth In-Plan Rollover Account” which is composed of Roth In-Plan Rollover Contributions allocated to the Participant, the Beneficiary who is the Participant’s Spouse, or the Alternate Payee who is the Participant’s Spouse under the Plan, plus all income and gains credited to, and minus all losses, expenses, and withdrawals charged to, such Account.

As of the merger of the Castrol Thrift Plan and the Solar 401(k) Plan into this Plan, the accounts held under each such plans have been allocated and posted to these Accounts in accordance with Appendix 16.3.

As of the merger of the BP Solvay Plan into this Plan, the accounts held under such plan have been allocated and posted to these Accounts in accordance with Appendix 16.3.

As of the merger of CH-20 CAP and Vastar CAP into this Plan, the accounts held under each such plan have been allocated and posted to these Accounts in accordance with Appendix 16.3. As of the transfer of certain liabilities and assets from ARCO CAP into this Plan, the Accounts held under ARCO CAP have been allocated and posted to these Accounts in accordance with Appendix 16.3.

With respect to an Alternate Payee or Beneficiary, references to Accounts will be deemed to be references to all or that portion of a Participant’s After-Tax Account, Before-Tax Account, Roth 401(k) Account, Match Account, Rollover Account, and Roth In-Plan Rollover Account which, under the terms of the Plan, has been allocated to an Account maintained for such Alternate Payee or Beneficiary, plus all income and gains credited to, and minus all losses, expenses, and withdrawals charged to, such Account. References herein to Accounts will also be deemed to include each of a Participant’s Accounts and references herein to an Account will be deemed to include any or each of the Participant’s Accounts.

1.3 “Accrued Benefit” means the shares, units, or other Trust Fund assets allocated and posted to Accounts as of the Valuation Time in accordance with the terms of this Plan, including any applicable Administrative Services Agreement.

1.4 “Active Participant” means a Participant who: (a) is an Employee; or (b) for periods prior to January 1, 2002, and solely with respect to his Before-Tax Account (unless the context clearly requires otherwise), is a former Employee who has not incurred a separation from service under Section 401(k) of the Code for which a distribution of his Before-Tax Account may be made.

1.5 “Administrative Named Fiduciary” means a Named Fiduciary with respect to:

(a) the authority to control and manage the operation and administration of the Plan or the Trust, within the meaning of Section 402(a)(1) of ERISA;

(b) the discretionary authority or discretionary responsibility in the administration of the Plan or the Trust, within the meaning of Section 3(21)(A)(ii) of ERISA; or

(c) the exercise of discretionary authority or discretionary control respecting management of the Plan or the Trust or the exercise of any authority or control respecting management or disposition of any assets of the Plan or the Trust, within the meaning of Section 3(21)(A)(i) of ERISA.

1.6 “Administrator” means the individual identified as Administrator by the Appointing Officer, or if an Applicable Administrative Named Fiduciary has been identified with respect to the authority involved in the provision of the Plan or Trust under consideration, then reference to the Administrator in that context refers to such Applicable Administrative

Named Fiduciary. References in the Plan or Trust to the Administrator will be deemed a reference to any person (other than a fiduciary) to whom ministerial responsibilities involved in the provisions of the Plan or Trust have been delegated by the Administrator, including under a Benefit Agreement.

1.7 “AESP” means the Amoco Employee Savings Plan in effect on the date prior to April 7, 2000.

1.8 “Alternate Payee” means an individual who is entitled to all or a portion of a Participant’s Account pursuant to a QDRO.

1.9 “American Depositary Share” means a security issued to allow easier holding and trading of interests in foreign corporations in the United States.

1.10 “Appendix” means a written supplement attached to this Plan and made a part hereof.

1.11 “Applicable Administrative Named Fiduciary” means, with respect to any Authority or Discretion regarding the Plan or Trust which is not within the Authority or Discretion of an Investment Named Fiduciary, the Administrative Named Fiduciary to whom the Appointing Officer has allocated such Authority or Discretion for such matters, and if not allocated, the Administrator acting as the Applicable Administrative Named Fiduciary. References in the Plan or Trust to the Administrator acting as an Applicable Administrative Named Fiduciary are deemed to refer to another Named Fiduciary to whom the relevant Authority or Discretion has been identified or allocated pursuant to the procedures of the Plan or, if applicable, to refer to a fiduciary to whom Authority or Discretion has been delegated pursuant to the procedures in the Plan.

1.12 “Applicable Investment Named Fiduciary” means, with respect to any Authority or Discretion regarding the Trust, the Investment Named Fiduciary to whom the Appointing Officer has allocated such Authority or Discretion for such matters, and if not allocated, the Investment Committee acting as the Applicable Investment Named Fiduciary. References in the Plan or Trust to the Investment Committee acting as an Applicable Investment Named Fiduciary are deemed to refer to another Named Fiduciary to whom the relevant Authority or Discretion has been identified or allocated pursuant to the procedures of the Plan or Trust or, if applicable, to refer to a fiduciary to whom Authority or Discretion has been delegated pursuant to the procedures in the Plan.

1.13 “Appointing Officer” means the Company officer who has the authority to (i) designate or remove a Named Fiduciary with respect to the Plan or Trust, including the Administrator and members of the Investment Committee, and (ii) identify a per son or entity as a Named Fiduciary. The President, BP Corporation North America Inc. serves as Appointing Officer, provided, however, upon resignation or removal of the President, the most senior ranking officer of the Company will serve as Appointing Officer.

1.14 “ARCO CAP” means the Atlantic Richfield Capital Accumulation Plan in effect on December 31, 2001.

1.15 “Authority or Discretion” means (i) the authority, control, or discretion with respect to the Plan or Trust which is identified or allocated to a Named Fiduciary under the terms of the Plan or Trust or a procedure in the Plan or Trust, or (ii) the exercise of such authority, control, or discretion by such Named Fiduciary.

1.16 “Authorized Absence” means an absence from active employment, with or without Compensation, authorized or recognized by a Commonly Controlled Entity under its standard personnel practices applicable to the Employee, including any period of time during which such person is considered to be on a leave of absence while covered by a disability plan of his Employer. The date that an Employee’s Authorized Absence ends will be determined in accordance with the personnel policies of such Commonly Controlled Entity, which ending date will be no earlier than the date that the Authorized Absence is scheduled to end, unless the Employee communicates to such Commonly Controlled Entity that he is to have a Severance from Service as of an earlier date or such Commonly Controlled Entity causes the Employee to have a Severance from Service as of an earlier date.

1.17 “BP America CAP” means the BP America Capital Accumulation Plan in effect on the date prior to April 7, 2000.

1.18 “BP Solvay Plan” means the BP Solvay Polyethylene North America Savings Plan as in effect on March 31, 2005.

1.19 “Beneficiary” means one person, more than one person or a trust or legal entity entitled to receive any benefits payable on the death of a Participant in accordance with Sections 12.3 and 12.5. Beneficiaries shall be designated on such forms or in such manner as determined by the Administrator.

1.20 “Benefit Agreement” means an administrative services agreement, third party administrator agreement, or other type of agreement to render services to, or on behalf of, the Plan or Trust, including agreements with the Plan or Trust, an Employer, or a Named Fiduciary.

1.21 “Board of Directors” means the board of directors of the Company as constituted from time to time.

1.22 “Break in Service” means the period following a Severance from Service and preceding a Reemployment Date.

1.23 “Business Day” means any day on which the New York Stock Exchange and the Trustee are open for business.

1.24 “Castrol Thrift Plan” means the Burmah Castrol Group U.S.A. Thrift Plan as in effect on December 31, 2003.

1.25 “CH-20 CAP” means the CH-Twenty Capital Accumulation Plan in effect on December 31, 2001.

1.26 “Claims Administrator” means the Administrator for purposes of the initial review of any claim relating to a person’s eligibility to participate in the Plan. For purposes of the initial review of any claim relating to the amount of a person’s benefit under the Plan, the

Administrator acts as the Claims Administrator unless another Applicable Named Fiduciary has been identified by a Designated Officer for this purpose, in which case such other person or entity will be the Claims Administrator for this purpose and will have the authority of the Administrator with respect to such claim determination. The Administrator, in his sole discretion, determines whether a claim relates to eligibility to participate in the Plan or relates to the amount of benefit payable under the Plan. For purposes of the appeal of all claims, whether relating to eligibility or amount of benefits, the Administrator is the Claims Administrator unless another Applicable Named Fiduciary has been identified by a Designated Officer for this purpose, in which case such other person or entity will be the Claims Administrator for this purpose.

1.27 “Code” means the Internal Revenue Code of 1986, as amended. References to any specific Section will include any valid regulation promulgated thereunder, and any statutory provision amending, supplementing, or superseding such Section.

1.28 “Commonly Administered Plan” means a qualified plan described in Section 401(a) of the Code which: (a) is sponsored or maintained by a Commonly Controlled Entity; (b) has the same recordkeeper as this Plan; and (c) has the same type of accounts as the Accounts in this Plan.

1.29 “Commonly Controlled Entity” means: (a) an Employer and any corporation, trade, or business, but only for so long as it and the Employer are members of a controlled group of corporations as defined in Section 414(b) of the Code or under common control as defined in Section 414(c) of the Code; provided, however, that solely for purposes of the limitations of Section 415 of the Code, the standard of control under Sections 414(b) and 414(c) of the Code will be deemed to be “more than 50%” rather than “at least 80%”; (b) an Employer and an organization, but only for so long as it and the Employer are members of an affiliated service group as defined in Section 414(m) of the Code; (c) an Employer and an organization, but only for so long as the employees of it and the Employer are required to be aggregated under Section 414(o) of the Code; or (d) any other organization designated as such by a Designated Officer. An entity will not be considered a Commonly Controlled Entity before it becomes a Commonly Controlled Entity pursuant to the preceding sentence.

1.30 “Company” means BP Corporation North America Inc., an Indiana corporation, or any successor corporation by merger, consolidation, purchase, or otherwise, which elects to adopt the Plan. Notwithstanding the foregoing, in the context of any Plan provision where Company refers to the issuer of Company Stock, “Company” will mean BP p.l.c., or any successor thereto.

1.31 “Company Stock” means ordinary shares of BP p.l.c. in the form of American Depositary Shares.

1.32 “Company Stock Fund” means the BP Stock Fund Investment Option.

1.33 “Compensation” means, for purposes of Article III:

(a) except to the extent otherwise provided in subsection (b) below, “Compensation” means amounts that are paid directly by an Employer for personal services and that:

(1) are paid to an Eligible Employee (except to the extent otherwise provided in subsection (a)(2)(F), below); and

(2) fall in one of the following categories:

(A) basic salary or wages, including forms of base pay delivered in alternative forms such as piecework, payment by mileage for drivers, overtime, and shift and rate differentials;

(B) pay in lieu of vacation;

(C) commissions;

(D) bonus payments made under an annual incentive plan at the business unit or stream level (other than bonus payments made prior to the time that payments are made to similarly situated active Employees of the business unit or stream in connection with an Employee’s termination of employment);

(E) lump-sum performance awards awarded in connection with annual salary administration; or

(F) amounts that: (i) are contributed, at the election of an Eligible Employee, on behalf of the Eligible Employee to a cafeteria plan or a cash or deferred arrangement and not included in the Eligible Employee’s gross income for federal income tax purposes by reason of Sections 125, 132(f), or 402(e)(3) of the Code and (ii) would, were it not for the Eligible Employee’s election, (I) meet the requirement imposed by subsection (a)(1), above, and (II) fall in one of the categories listed in subparagraphs (A) through (E) or (G) of this subsection (a)(2); or

(G) amounts classified as “Fire Brigade Pay” paid to Eligible Employees covered by a collective bargaining agreement and employed at the Carson California Refinery; and

(3) do not fall in any of the following categories:

(A) sign-on, retention, or ratification payments;

(B) severance or separation payments;

(C) spot awards, reward and recognition payments, or any other comparable payments;

(D) remuneration received attributable to moving or educational expenses;

(E) expense allowances, or premium pay based on an Employee’s worksite;

(F) tax reimbursements;

(G) payments made pursuant to an employment contract, compensation program, or bonus plan under which such payments are not intended to be Compensation hereunder;

(H) payments in excess of amounts paid pursuant to subsection (a)(2)(A) above, made to compensate an Employee for having to work during all or part of the 60-day period following notice in connection with a severance or separation program;

(I) awards under the 1998 Share Option Plan (or any other income under any equity-based plan);

(J) awards under the BP Long Term Performance Plan;

(K) any other remuneration not described in subparagraphs (A) through (F) of subsection (a)(2), above;

(L) amounts deferred under the BP p.l.c. Deferred Annual Bonus Plan 2005;

(M) amounts deferred under the BP p.l.c. Medium Term Performance Plan 2005; and

(N) bonus payments under an annual incentive plan that are paid to the individual at the time the individual is not an Eligible Employee.

(b) For purposes of the definition of “Compensation” hereunder:

(1) except with respect to items of “Compensation” referred to in subsections (a)(2)(B) and (b)(3) hereof, no amount will be considered “Compensation” hereunder if: (A) it is payable after an individual’s Severance from Service, or (B) if it is actually paid later than 30 days following an individual’s Severance from Service even if such amount would have been considered “Compensation” if it were paid while the individual was an Eligible Employee;

(2) an amount that should have been paid in a manner that met the requirements imposed by this Section (as modified by subsection (b)(1), above), but that was mistakenly paid in a different manner, will be treated as meeting the requirements imposed by this Section;

(3) all amounts paid in settlement (including, but not limited to, amounts paid for front and back pay and emotional distress) to an Eligible Employee will be excluded from the definition of “Compensation” hereunder unless otherwise ordered pursuant to the final decision of the presiding court, arbitrator, or administrative agency after all available appeals have been exhausted; and

(4) if the Employer makes any differential wage payment (as defined in Code Section 3401(h)(2)) to an Employee, such differential wage payment shall be treated as Compensation.

(5) if it is not entirely clear whether an item of remuneration meets the requirements of subsection (a)(2) or (a)(3), above, the Administrator, in his sole discretion, will determine whether the item meets the requirements of such subsection (a)(2) or (a)(3), above.

(c) In addition to other applicable limitations that may be set forth in the Plan, and notwithstanding any other contrary provision of the Plan, annual Compensation taken into account under the Plan for the purpose of calculating the Contributions to the Plan by or in respect of a Participant for any Plan Year will not exceed the applicable compensation limit under Section 401(a)(17) of the Code, as adjusted.

1.34 “Contractor Firm” means a person or entity which is not a Commonly Controlled Entity.

1.35 “Contribution” means an amount contributed to the Plan on behalf of a Participant, in one or more of the following types:

(a) “After-Tax” which means an amount contributed by the Employee on an after-tax basis in conjunction with a Contribution Election, as described in Section 3.2.

(b) “Before-Tax” which means an amount contributed by the Employer on a before-tax basis under Section 402(g) or 414(v) of the Code in conjunction with either (i) a Contribution Election, as described in Sections 3.1 and 4.9, or (ii) an Eligible Automatic Contribution Arrangement, as described in Section 3.1A.

(c) “Match” which means an amount contributed by the Employer based upon the amount contributed by the Participant, as described in Section 3.4.

(d) “Qualified Nonelective Contribution” or “QNEC” which means an amount contributed by the Employer as described in Section 3.9.

(e) “Rollover” which means an amount contributed by or on behalf of a Participant that constitutes all or part of an “eligible rollover distribution” (within the meaning of Section 402(f)(2)(A) of the Code), as described in Section 3.5, and which satisfies the requirements of Section 402(c)(2) and/or Section 402A(c)(3) of the Code, to the extent applicable.

(f) “Roth 401(k)” which means an amount contributed by the Employer as a Roth contribution under Section 402A of the Code in conjunction with a Contribution Election, as described in Sections 3.3, 3.7, and 4.9.

(g) “Roth In-Plan Rollover” which means an amount contributed by or on behalf of a Participant as described in Section 3.11, and which satisfies the requirements of Section 402A(c)(4) of the Code.

1.36 “Contribution Dollar Limit” means the annual limit imposed on each Participant pursuant to Section 402(g) of the Code (as indexed pursuant to Section 402(g)(4) of the Code, provided that no such adjustment will be taken into account hereunder before the Plan Year in which it becomes effective), determined without regard to catch-up contributions under Section 414(v) of the Code.

1.37 “Contribution Election” or “Election” means the election made by an Active Participant who is an Eligible Employee to reduce the Compensation to be paid to him by an amount equal to the product of his Contribution Percentage and such Compensation subject to the Contribution Election. Subject to Section 3.1(b), such Contribution Election will specify the portion of the Contribution that is a Before-Tax Contribution, the portion that is a Roth 401(k) Contribution, and the portion that is an After-Tax Contribution.

1.38 “Contribution Percentage” means the percentage of an Eligible Employee’s Compensation which is to be contributed to the Plan by his Employer as a Contribution, or where the context requires, as a Before-Tax Contribution, a Roth 401(k) Contribution, or an After-Tax Contribution.

1.38A “Covered Employee” is an Eligible Employee whose Employment Date or Reemployment Date is on or after January 1, 2011 and who does not have an affirmative Contribution Election in effect.

1.39 “Designated Officer” means the Appointing Officer, the Vice President, and any other officer of the Company, and the Group Chief Executive of BP p.l.c. and any other officer of BP p.l.c. to whom (but only to the extent specifically provided) authority to act on behalf of the Company has been granted by the Board of Directors.

1.40 “Direct Rollover” means a payment by the Plan to an Eligible Retirement Plan specified by a Distributee.

1.41 “Disability” or “Disabled” means the Participant is disabled for purposes of the Employer’s long-term disability plan or, if the Participant is not eligible for the Employer’s long-term disability plan, the Administrator, in its sole discretion, shall determine whether such Participant is disabled. In making such determination, the Administrator shall use the definitions and criteria established and set forth in the Employer’s long-term disability plan and, if consistent with such criteria, may require such medical proof as it deems necessary, including the certificate of one or more licensed physicians selected by the Administrator; the decision of the Administrator as to disability shall be binding.

1.42 “Distributee” means a Participant, a Participant’s surviving Spouse, or a non-spouse Beneficiary; or, and only with regard to the interest of an Alternate Payee, a Participant’s Spouse, or a former Spouse who is the Alternate Payee.

1.43 “Effective Date” means January 1, 2008, the date upon which the provisions of this amended and restated document take effect.

1.43A “Eligible Automatic Contribution Arrangement” or “EACA” is an automatic contribution arrangement that satisfies the uniformity requirement in Section 3.1A(c) and the requirements of Code Section 414(w)(3). For this purpose, an “automatic contribution arrangement” is an arrangement under which, in the absence of an affirmative Contribution Election by a Covered Employee, a specified percentage of Compensation will be withheld from the Covered Employee’s Compensation and contributed to the Plan as a Before-Tax Contribution.

1.44 “Eligible Employee” means an Employee of an Employer whose Compensation is paid in U.S. currency, except that an Eligible Employee does not include:

(a) an Employee who is represented by a union unless the union and the Employer have entered into a collective bargaining or other agreement that provides that the Employee may participate in the Plan;

(b) an Employee, other than a Heritage ARCO Participant, who is a “nonresident alien” (within the meaning of Section 7701(b)(1)(B) of the Code) and who receives no “earned income” (within the meaning of Section 911(d)(2) of the Code) from the Employer that constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code);

(c) an individual employed pursuant to an agreement providing that the individual is not eligible to participate in the Plan;

(d) an individual who is not contemporaneously classified as an Employee for purposes of the Employer’s payroll system. In the event any such individual is reclassified as an Employee for any purpose, including, without limitation, as a common law or statutory employee, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action, or administrative proceeding, such individual will, notwithstanding such reclassification, remain ineligible for participation hereunder and will not be considered an Eligible Employee. In addition to and not in derogation of the foregoing, the exclusive means for an individual who is not contemporaneously classified as an Employee of the Employer on the Employer’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan which specifically renders such individual eligible for participation hereunder;

(e) an Employee whose basic compensation for services on behalf of an Employer is not paid directly by an Employer;

(f) (i) an at-site Employee who is associated with Employer-operated (direct operations) retail locations, or

(ii) an Employee of BP Products North America Inc. employed in the Elite Customer Solutions Center USA (“ECSC”) after June 30, 2005; with the exception, effective July 1, 2005 through March 31, 2010, of any Employee who (1) was an Eligible Employee as of June 30, 2005, (2) has continuously remained an Eligible Employee after June 30, 2005, and (3) becomes employed by ECSC before January 1, 2008; or

(iii) any Employee who is employed in the Americas Business Service Center (“ABSC”) after March 31, 2010 (whether hired before, on, or after March 31, 2010);

(g) an Employee who is making contributions to or receiving an employer contribution under any other tax-qualified defined contribution pension plan that is sponsored by any Commonly Controlled Entity and that provides for before-tax or after-tax contributions;

(h) an hourly Employee of Air BP Into Plane Fueling or Fuel System Operations (other than an Into Plane Fueling or Fuel System Operations Employee at Cleveland, Hopkins Airport);

(i) an Employee who is a resident of Puerto Rico and who is subject to the income tax laws of Puerto Rico;

(j) an Employee covered by a classification which is scheduled in an Appendix;

(k) effective January 1, 2005, salaried employees of BP West Coast Products LLC, who were previously eligible to participate in the Plan will cease to be eligible to participate in the Plan;

(l) a salaried Employee of BP Products North America Inc., below level I, commencing employment after August 31, 2005, in support of U.S. Convenience Operations site payroll and benefits; or

(m) an employee who is eligible to participate in the BP Partnership Savings Plan, even if temporarily assigned (for not more than 12 months) to a position in support of U.S. Convenience Retail operations for which the employee would otherwise be an Eligible Employee under this Section 1.44 of the Plan.

1.45 “Eligible Retirement Plan” means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code (but only if such employer agrees to separately account for amounts transferred into such plan from the Plan), an annuity contract described in Section 403(b) of the Code, or a qualified trust described in Section 401(a) of the Code which accepts a Distributee’s Eligible Rollover Distribution. This definition of “Eligible Retirement Plan” will also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the Alternate Payee under a QDRO. Notwithstanding the foregoing, an “eligible retirement plan” with respect to a non-spouse Beneficiary is (i) an individual retirement account described in Section 408(a) of the Code or (ii) an individual retirement annuity described in Section 408(b) of the Code.

1.46 “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of a Distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; or any “hardship withdrawal”, whether described in Section 401(k)(2)(B) of the Code and the regulations promulgated thereunder or otherwise. The portion of a distribution which consists of after-tax contributions which are not includible in gross income may be transferred only in a trustee-to-trustee transfer and may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified plan described in Section 401(a) or 403(a) of the Code or to an annuity contract described in Section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

1.47 “Employee” means any person who either: (a) renders services as a common law employee to a Commonly Controlled Entity and is on the payroll of such Commonly Controlled Entity; or (b) is on an Authorized Absence from employment with a Commonly Controlled Entity. Notwithstanding the foregoing, the term “Employee” does not include any individual retained by a Commonly Controlled Entity directly or through an agency or other party to perform services for a Commonly Controlled Entity (for either a definite or indefinite duration) in the capacity of a fee-for-service worker or independent contractor or any similar capacity including, without limitation, any such individual employed by temporary help firms, technical help firms, staffing firms, employee leasing firms, professional employer organizations, or other staffing firms, whether or not deemed to be “common law” employees or “leased employees” within the meaning of Section 414(n) of the Code.

1.48 “Employer” means the Company and any Commonly Controlled Entity that adopts the Plan in accordance with Article XV, as listed in Appendix 1.43; provided, that an entity will cease to be an Employer when it ceases to be a Commonly Controlled Entity or it withdraws from the Plan.

1.49 “Employment Date” means the day an Employee first earns an Hour of Service.

1.50 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to any specific Section includes any valid regulation promulgated thereunder, and any statutory provision amending, supplementing, or superseding such Section.

1.51 “Exchange Election” means an election by a Participant to change the investment of all or some specified portion of such Participant’s Accounts, as described in

Section 6.2. Rules applicable to Exchange Elections may be established by the Administrator. Such rules may, among other things, limit the Investment Options that may be elected by the Participant and establish the time and manner in which such an election may be made.

1.52 “Fiduciary” means: (a) any individual or entity which a Designated Officer identifies to be an Administrative Named Fiduciary with respect to such individual’s or entity’s authority to control and manage the operation and administration of the Plan; (b) any individual or entity which an Administrative Named Fiduciary, acting on behalf of the Plan, designates to be a Fiduciary; or (c) any other individual or entity who performs a fiduciary function under the Plan as defined in Section 3(21) of ERISA.

1.53 “Heritage Amoco Participant” means: (a) a participant with an account balance in AESP on the day prior to April 7, 2000; (b) an Eligible Employee on the payroll of the Plan Sponsor or a participating employer in AESP on the day prior to April 7, 2000; or (c) a rehired former participant in AESP who either (I) is credited with at least 2 years of Service under AESP prior to April 7, 2000, or (II) who as of his rehire date has not incurred a Break in Service of 7 consecutive years.

1.54 “Heritage ARCO Participant” means a participant or former participant in ARCO CAP prior to January 1, 2002.

1.55 “Heritage BP Participant” means a participant or former participant in BP America CAP prior to April 7, 2000.

1.56 “Highly Compensated Eligible Employee” or “HCE” means an Eligible Employee who is a “highly compensated employee” within the meaning of Section 414(q) of the Code (determined as if the election described in Section 414(q)(1)(B)(ii) of the Code has not been made), the provisions of which are incorporated herein by reference.

1.57 “Hour of Service” means an hour for which an Employee is paid or entitled to be paid, with respect to the performance of duties for any Commonly Controlled Entity either as regular wages, salary, or commissions or pursuant to an award or agreement requiring a Commonly Controlled Entity to pay back wages. The crediting of an Hour of Service will be made in accordance with Department of Labor Regulation Section 2530.200b-2 and 3.

1.58 “Inactive Participant” means a Participant who is not an Active Participant.

1.59 “Income Fund” means the Investment Option designated as the Income Fund Investment Option by the Administrator, or if none, the Money Market Fund.

1.60 “Investment Committee” means the Investment Committee, the members of which are designated by the Appointing Officer for the Trust; provided, however, that with respect to any plan which is a defined contribution plan with participant directed investments, the Investment Committee means the Savings Plan Investment Oversight Committee. In the event that there is no functioning Investment Committee, the Appointing Officer will serve as the Investment Committee.

1.61 “Investment Election” means an election by which a Participant directs the investment of his Contributions or amounts allocated to his Account, as described in Section 6.1. Rules applicable to Investment Elections may be established by the Administrator. Such rules may, among other things, limit the Investment Options that may be elected by the Participant and establish the time and manner in which such an election may be made.

1.62 “Investment Named Fiduciary” means a Named Fiduciary with respect to: (i) the authority to control and manage the operation and administration of the Trust; (ii) trustee responsibilities within the meaning of Section 405(c)(3) of ERISA that have been specifically made subject to the direction or Authority or Discretion of an Applicable Investment Named Fiduciary set forth in the terms of the Trust document; (iii) the exercise of discretionary authority or discretionary control respecting management of the Plan or the Trust or the exercise of any authority or control respecting management or disposition of any assets of the Trust, within the meaning of Section 3(21)(A)(i) of ERISA; (iv) the discretion to designate an Investment Manager, as described in Section 402(c)(3) of ERISA; or (v) the discretion to appoint or remove a trustee under the Trust.

1.63 “Investment Option” means each of the Investment Options available under the Plan as listed in Appendix 1.58.

1.64 “Member” means a Participant, Alternate Payee, or Beneficiary.

1.65 “Money Market Fund” means the Investment Option designated as the Short-Term Investments Fund by the Administrator.

1.66 “Named Fiduciary” means a named fiduciary within the meaning of ERISA, including without limitation, Sections 402, 403, or 405 of ERISA.

1.67 “Non-Highly Compensated Employee” or “NHCE” means an Eligible Employee who is not an HCE.

1.68 “Normal Retirement Date” means the date on which a Participant attains age 65.

1.69 “Participant” means an individual who is participating in the Plan after completing the Plan’s requirements for participation, but only for so long as such individual is considered a Participant in accordance with Section 2.4. For purposes of a Roth In-Plan Rollover Account or Contribution, ‘Participant’ shall also mean a Beneficiary who is a Participant’s Spouse or an Alternate Payee who is a Participant’s Spouse but shall not mean a non-spouse Beneficiary or a non-spouse Alternate Payee.

1.70 “Payment Date” means the date on or after the Settlement Date on which an individual’s Accrued Benefit is withdrawn (or commences to be withdrawn), which date will be at least the minimum number of days required by law, if any, after the date the individual has received such notice as is required by law, if any, before a withdrawal can be made (or commenced to be made) as determined by the Administrator.

1.71 “Plan” means the BP Employee Savings Plan, as set forth herein and as hereafter may be amended.

1.72 “Plan Sponsor” means BP Corporation North America Inc.

1.73 “Plan Year” means each calendar year.

1.74 “Predecessor Company” means an entity or predecessor thereof, prior, in either case, to its becoming a Commonly Controlled Entity, or to its assets being acquired by a Commonly Controlled Entity, as determined by the Company.

1.75 “QDRO” means a domestic relations order which the Administrator has determined to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

1.76 “Reemployment Date” means the first date on which an Employee completes an Hour of Service by performing services as an Employee after a Break in Service.

1.77 “Service” means a Participant’s service with any Commonly Controlled Entity, measured in accordance with Article II.

1.78 “Settlement Date” means the date as of which a financial transaction from a corresponding Trade Date is settled in cash or in kind.

1.79 “Sever from Service” means to incur a Severance from Service.

1.80 “Severance from Service” means the earlier of: (a) the date an Employee terminates employment with any Commonly Controlled Entity by reason of a resignation, discharge, retirement, or death; or (b) the first anniversary of the date the Employee is first absent (but not on an Authorized Absence) from employment by any Commonly Controlled Entity for any other reason. An Employee who fails to return to employment with any Commonly Controlled Entity at the expiration of an Authorized Absence will be deemed to have Severed from Service on the first to occur of the expiration of his Authorized Absence or the first anniversary of the first day of his Authorized Absence. An Employee who transfers employment between Commonly Controlled Entities will not be deemed to have Severed from Service.

1.81 “Solar 401(k) Plan” means the BP Solar 401(k) Plan as in effect on December 31, 2003.

1.82 “Spousal Consent” means the irrevocable written consent given by a Spouse to a Participant’s election (or waiver) of a specified form of benefit or Beneficiary designation. The Spouse’s consent must acknowledge the effect on the Spouse of the Participant’s election, waiver, or designation and be duly witnessed by a Plan representative or notary public. Spousal Consent will be valid only with respect to the Spouse who signs the Spousal Consent and only for the particular choice made by the Participant which requires Spousal Consent. A Participant may revoke (without Spousal Consent) a prior election, waiver, or designation that required Spousal Consent at any time before the Sweep Time associated with the Settlement Date upon which payments will begin. Spousal Consent will not be necessary to the extent that there is a determination by the Administrator that there is no Spouse, the Spouse cannot be located or such other circumstances as may be established by applicable law.

1.83 “Spouse” means a person who, as of the relevant time, is married to the Participant under the laws of the State of the Participant’s residence as evidenced by a valid marriage certificate or other proof acceptable to the Administrator.

1.84 “Sweep Time” means the cutoff time established by the Administrator to receive notification of a financial transaction in order to process the transaction with respect to a Trade Date designated by the Administrator.

1.85 ‘TNK-BP Employee’ means a Participant who satisfies the requirements of any of the classes described below:

(a) ‘TNK-BP Pre-2009 Leaver’ means a Participant who, with the consent of the Company, terminated employment with a Participating Employer during the period beginning on August 1, 2003 and ending on December 31, 2008 in order to accept immediate employment with TNK-BP (or, as determined in the Administrator’s sole discretion, an affiliate supporting the TNK-BP venture).

(b) ‘TNK-BP 2009-2011 Leaver’ means a Participant who, with the consent of the Company, terminated employment with a Participating Employer during the period beginning on January 1, 2009 and ending on December 31, 2011 in order to accept immediate employment with TNK-BP (or, as determined in the Administrator’s sole discretion, an affiliate supporting the TNK-BP venture).

(c) ‘TNK-BP Post-2011 Leaver’ means a Participant who, with the consent of the Company, took an unpaid leave of absence from a Participating Employer on or after January 1, 2012 in order to accept immediate employment with TNK-BP (or, as determined in the Administrator’s sole discretion, an affiliate supporting the TNK-BP venture).

(d) ‘TNK-BP Secondee’ means a Participant who, with the consent of the Company, took an unpaid leave of absence from a Participating Employer in order to accept immediate employment with a Commonly Controlled Entity that is organized under the laws of Russia and that supports the TNK-BP venture, as determined in the Administrator’s sole discretion.

1.86 “Trade Date” means the Business Day as of which a financial transaction is effected.

1.87 “Trust” means the legal entity resulting from the Trust Agreement, in which some or all of the assets of this Plan will be received, held, invested, and distributed to or for the benefit of Participants and Beneficiaries.

1.88 “Trust Agreement” means the agreement between the Company and the Trustee establishing the Trust, and any amendments thereto.

1.89 “Trust Fund” means any property, real or personal, received by and held by the Trustee, plus all income and gains and minus all losses, expenses, withdrawals, and distributions chargeable thereto

1.90 “Trustee” means any corporation, individual, or individuals designated in the Trust Agreement accepting the appointment as Trustee to execute the duties of the Trustee as set forth in the Trust Agreement.

1.91 “Unit Value” means the value of a unit in an applicable Investment Option, as determined in good faith by the Trustee or the custodian of the Trust Fund, or, in the case of a mutual fund shares, by the issuer of such mutual fund shares.

1.92 “Valuation Time” means 4 p.m. (Eastern Time) or, if earlier, the close of business of the New York Stock Exchange, or as otherwise determined by the Administrator.

1.93 “Vastar CAP” means the Vastar Capital Accumulation Plan in effect on December 31, 2001.

1.94 “Vice President” means the Vice President, Total Reward, Western Hemisphere of the Company or, upon the resignation or removal of such Vice President, any successor officer to the Vice President who performs substantially similar duties with respect to administration of employee benefits (whether assigned a different title by the Company or not), or, in the absence of such a successor, the General Counsel of the Company.

1.95 “Year of Participation” means each year of Service to the extent earned during the period beginning on the date a Participant begins making Before-Tax, Roth 401(k), or After-Tax Contributions to the Plan (or any plan the assets of which are merged into the Plan) and continuing for so long as the person remains a Participant.

ARTICLE II

PARTICIPATION AND SERVICE

2.1 Eligibility.

(a) Participant on Effective Date. Each person who was a participant with an accrued benefit in the Plan immediately before the Effective Date will continue as a Participant as of the Effective Date, except as provided in Supplement A of Appendix 16.3.

(b) Other Eligible Employee. A person who becomes an Employee will be eligible to become a Participant on his Employment Date or Reemployment Date, or if later, the date such person becomes an Eligible Employee.

2.2 Impact of Change of Employment Status on Eligibility. An Employee who is not an Eligible Employee will be eligible to become a Participant on the date he becomes an Eligible Employee. If the status of a Participant changes from Eligible Employee to Employee, such Participant will cease to be eligible to make or to have Contributions made on his behalf to the Plan, until such time as such Participant is reemployed by an Employer as an Eligible Employee.

2.3 Enrollment. An Eligible Employee who is eligible to become a Participant may become a Participant by enrolling in the Plan, or as otherwise provided in Section 2.9(a).

2.4 Duration. A person will cease to be a Participant on the date that his entire nonforfeitable Accrued Benefit under the Plan has been withdrawn, or upon his death, whichever occurs first.

2.5 Service.

(a) Except as otherwise provided in this Article II and in Article XI, an Employee’s Service will be the sum of (i) the Employee’s Service as of December 31, 2001, and (ii) the Employee’s years and fractions of a year (expressed in days) as an Employee after that date until he Severs from Service.

(b) Solely for purposes of this Section 2.5, if an Employee completes an Hour of Service before the first anniversary of his Severance from Service, the Severance from Service will be deemed not to have occurred for purposes of this Section 2.5.

(c) Notwithstanding the foregoing, the period of time that a TNK-BP Pre-2009 Leaver, a TNK-BP 2009-2011 Leaver, or a TNK-BP Post-2011 Leaver works with TNK-BP (a joint venture of BP p.l.c. and the Alfa Group and Access-Renova) or, as determined in the Administrator’s sole discretion, with an affiliate supporting the TNK-BP venture shall constitute Service with a Commonly Controlled Entity for purposes of the Plan; and the period of time that a TNK-BP Secondee works with a Commonly Controlled Entity that is organized under the laws of Russia and that supports the TNK-BP venture, as determined in the Administrator’s sole discretion, shall constitute Service with a Commonly Controlled Entity for purposes of the Plan.

Recognition of Service under this paragraph shall cease upon the earlier of (i) the Participant’s termination of employment from TNK-BP, affiliates supporting the TNK-BP venture, and Commonly Controlled Entities that are organized under the laws of Russia and that support the TNK-BP venture, as determined in the Administrator’s sole discretion, or (ii) the termination of BP p.l.c.’s entire interest in TNK-BP.

2.6 Other Service-Crediting Provisions.

(a) To the extent determined by a resolution of a Designated Officer, a Participant’s Service will include his service as an employee of a Predecessor Company if the Participant was an employee of the Predecessor Company when it became a Commonly Controlled Entity.

(b) Employment with a Commonly Controlled Entity before the Effective Date will be disregarded in determining an Employee’s Service if such employment would have been disregarded under the rules of the Plan with regard to breaks in service as such rules were in effect under the Plan from time to time before the Effective Date.

(c) Service as a “leased employee” within the meaning of Section 414(n) or (o) of the Code will be credited for any period during which Section 414 of the Code requires the person to earn Service as a “leased employee.”

(d) To the extent determined by resolution of a Designated Officer, a Participant’s Service will include his service as an employee of a Related Company, as defined herein, if the Participant was an employee of the Related Company immediately prior to becoming a Participant. A “Related Company” is a company in which a Commonly Controlled Entity has an ownership interest or a company that has provided services to a Commonly Controlled Entity prior to the employee’s transfer.

2.7 Authorized Absences.

(a) The period of an Authorized Absence will be included in determining an Employee’s Service according to the rules prescribed by this Section 2.7, except to the extent additional Service is required to be granted by applicable law. Solely for purposes of determining the amount of Service that will be credited in accordance with this Section 2.7, the period of an Employee’s Authorized Absence will be deemed to end no later than the date on which the Employee’s employment is terminated.

(b) If an Employee is absent from employment on account of a medical leave of absence approved by his Employer or if the Employee is receiving benefits under his Employer’s Sickness and Disability Benefits policy, his Employer’s Occupational Illness and Injury policy, or his Employer’s Long-Term Disability Program (or any successors thereto), he will receive Service for the period of his absence from employment not to exceed a period of 24 months.

(c) If an Employee is absent from employment on account of a family leave of absence approved by his Employer, he will receive Service for the period of his absence from employment up to a maximum period of 12 months.

(d) If an Employee is absent from employment for military service with the armed forces of the United States and either (i) returns to employment within the period required by the Uniformed Services Employment and Reemployment Rights Act of 1994, or any successor statute, or (ii) becomes Disabled on or after January 1, 2007 while absent due to qualified military service, he will receive Service for the period of his absence from employment through the earlier of his date of re-employment or the date on which he became Disabled. Notwithstanding any provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. The Administrator may reasonably request that a Participant demonstrate that he has engaged in qualified military service within the meaning of Section 414(u) of the Code.

(e) If an Employee is absent from employment on account of any Authorized Absence (other than a leave described in subsections (b), (c), or (d), above) approved by his Employer, he will receive Service for the period of his absence from employment up to a maximum period of 12 months.

2.8 Non-duplication. Notwithstanding anything to the contrary in this Article II, a Participant will not receive credit under the Plan for a single period of service more than once for computing Service.

2.9 Transfer of Accounts Upon Change of Employment Status.

(a) If, upon a change of employment status, an Employee who is a participant in a Commonly Administered Plan (other than the BP Savings and Investment Plan) becomes an Eligible Employee:

(1) such Eligible Employee will become a Participant in the Plan as of the transfer date;

(2) his contribution elections and investment election made under the Commonly Administered Plan will automatically be treated as his Contribution Election and Investment Election under this Plan; and

(3) he can elect to have his accounts under such Commonly Administered Plan transferred to the corresponding Accounts to be established on his behalf under this Plan.

(b) Notwithstanding the foregoing election, the prior investment election of such Participant will not continue in effect in this Plan if Investment Options in this Plan and the Commonly Administered Plan are different. In that case, the Investment Election will be deemed to be (until changed) a Target Date Fund based on the Participant’s age and expected retirement date (assumed to be such Participant’s Normal Retirement Date), rounded to the nearest five-year Target Date Fund set forth in Appendix 1.58 of the Plan, and all amounts transferred to this Plan will be invested initially in such Target Date Fund and then reinvested pursuant to an Exchange Election made by the Participant, or as otherwise directed by the Administrator.

(c) If the status of a Participant changes from Eligible Employee to Employee and such Participant becomes eligible to participate in a different Commonly Administered Plan (other than the BP Savings and Investment Plan), at his election his Accounts (and the Investment Options in which those Accounts are invested) under this Plan will be transferred to the corresponding accounts (and investment options) to be established on his behalf under such Commonly Administered Plan, subject to the terms of such Commonly Administered Plan.

2.10 Transfer of Accounts Upon Outsourcing. If a Participant ceases to be an Eligible Employee because his employment function has been outsourced to a Contractor Firm, the Administrator may provide for, or cause, the Accounts of such Eligible Employee to be transferred to a plan of the Contractor Firm that is intended to be qualified under Section 401(a) of the Code in a transfer that complies with the requirements of Sections 411(d)(6) and 414(l) of the Code.

ARTICLE III

CONTRIBUTIONS

3.1 Before-Tax Contributions.

(a) Any Participant who is an Eligible Employee may elect to have Before-Tax Contributions made to the Plan by his Employer in an integral percentage of his Compensation of not less than 1 percent nor more than 80 percent; provided, however, that in no event may the percentage of the After-Tax and Roth 401(k) Contributions of a Participant, when added to the percentage of Before-Tax Contributions, if any, made on his behalf equal less than 1 percent or more than 80 percent of his Compensation. The Compensation of such Participant will be reduced by the percentage elected under the Contribution Election in effect for such Participant; provided, however, that no Before-Tax Contributions made with respect to a year on behalf of a Participant may exceed the limitations set forth in Article IV. With respect to each applicable payroll period, the Employer will contribute as soon as reasonably possible, an amount to the Trust equal to the Participant’s Before-Tax Contributions for such payroll period and the Administrator will cause such amount to be allocated and posted to the Participant’s Before-Tax Account.

(b) Subject to the right of any Participant who attains age 50 before the close of the relevant Plan Year to make additional Before-Tax Contributions and/or Roth 401(k) Contributions as catch-up contributions pursuant to Section 4.9, if the Contribution Dollar Limit prevents the Employer from making Before-Tax Contributions and/or Roth 401(k) Contributions on behalf of a Participant, the Participant will be deemed to have elected to make an After-Tax Contribution pursuant to Section 3.2 with respect to Before-Tax Contributions and/or Roth 401(k) Contributions the Employer was prevented from making; provided, however, that no such After-Tax Contributions made with respect to a year on behalf of a Participant may exceed the limitations set forth in Article IV.

3.1A Before-Tax Contributions under an Eligible Automatic Contribution Arrangement.

(a) Automatic Contribution. Before-Tax Contributions will be made on behalf of a Covered Employee. The amount of Before-Tax Contributions made for a Covered Employee each payroll period is equal to 7% of the Covered Employee’s Compensation for that payroll period, beginning as soon as administratively practicable following the first payment of Compensation made on or after the 30th day following the Covered Employee’s Employment Date or Reemployment Date.

(b) Affirmative Election. A Covered Employee will have a reasonable opportunity after receipt of the EACA notice described in Code Section 414(w)(4) to make an affirmative Contribution Election (either to make no Contributions or to make a different amount of Contributions) before Before-Tax Contributions are made on the Covered Employee’s behalf pursuant to subsection (a) hereof. Before-Tax Contributions being made under an EACA on behalf of a Covered Employee will cease as soon as administratively feasible after the Covered Employee makes an affirmative Contribution Election. If a Covered Employee makes an affirmative Investment Election, he or she will be deemed to have made an affirmative Contribution Election to have Before-Tax Contributions of 7% of Compensation made under the Plan.

(c) Uniformity Requirement. The same percentage of Compensation will be withheld as Before-Tax Contributions pursuant to this Section from all Covered Employees subject to this Section. Notwithstanding the foregoing, Before-Tax Contributions made pursuant to this Section will be reduced or stopped to meet the limitations under Code Sections 401(a)(17), 402(g), and 415 and to satisfy any suspension period required after a hardship distribution.

(d) Withdrawal of Before-Tax Contributions under the EACA.

(1) No later than 90 days after the date of the Covered Employee’s first elective contributions pursuant to this Section, the Covered Employee may request a distribution of such Before-Tax Contributions; provided, however, that the Covered Employee has not made any changes to his or her Contribution Election or Investment Election. No spousal consent is required for a withdrawal under this subsection.

(2) The amount to be distributed from the Plan upon the Covered Employee’s request under this subsection (d) is equal to the amount of Before-Tax Contributions made through the earlier of (i) the pay date for the second payroll period that begins after the Covered Employee’s withdrawal request and (ii) the first pay date that occurs after 30 days after the Covered Employee’s request, plus attributable gains or losses through the date of distribution. Any fee charged to the Covered Employee for the withdrawal may not be greater than any other fee charged for a cash distribution.

(3) Unless the Covered Employee affirmatively elects otherwise, any withdrawal request will be treated as an affirmative election to stop Before-Tax Contributions from being made on the Covered Employee’s behalf as of the date specified in subsection (d)(2) hereof.

(4) Before-Tax Contributions distributed pursuant to this subsection (d) are not counted towards the dollar limitation on elective deferrals contained in Code Section 402(g) nor for the actual deferral percentage test. Match Contributions that might otherwise be allocated to a Covered Employee’s Account on behalf of Before-Tax Contributions made under this Section will not be allocated to the extent the Covered Employee withdraws such Before-Tax Contributions pursuant to this subsection (d), and any Match Contributions already made on account of Before-Tax Contributions made pursuant to this Section will be forfeited.

3.2 After-Tax Contributions. Any Participant who is an Eligible Employee may elect to make After-Tax Contributions to the Plan by payroll deduction in an integral percentage of his Compensation of not less than 1 percent nor more than 80 percent; provided, however, that in no event may the percentage of the After-Tax Contributions of a Participant, when added to the percentage of Before-Tax and Roth 401(k) Contributions, if any, made on his behalf equal less than 1 percent or more than 80 percent of his Compensation. Any payroll deduction with respect to After-Tax Contributions will be made from the Compensation of a Participant by his Employer in accordance with the terms of the Contribution Election in effect for such Participant; provided, however, that no After-Tax Contributions made with respect to a year on behalf of a Participant may exceed the limitations set forth in Article IV. With respect to each applicable payroll period, the Employer will contribute as soon as reasonably possible, an amount to the Trust equal to the Participant’s After-Tax Contributions for such payroll period and the Administrator will cause such amount to be allocated and posted to the Participant’s After-Tax Account.

3.3 Roth 401(k) Contributions. Any Participant who is an Eligible Employee may elect to have Roth 401(k) Contributions made to the Plan by his Employer in an integral percentage of his Compensation of not less than 1 percent nor more than 80 percent; provided, however, that in no event may the percentage of the After-Tax and Before-Tax Contributions of a Participant, when added to the percentage of Roth 401(k) Contributions, if any, made on his behalf equal less than 1 percent or more than 80 percent of his Compensation. The Compensation of such Participant will be reduced by the percentage elected under the Contribution Election in effect for such Participant; provided, however, that no Roth 401(k) Contributions made with respect to a year on behalf of a Participant may exceed the limitations set forth in Article IV. With respect to each applicable payroll period, the Employer will contribute as soon as reasonably possible an amount to the Trust equal to the Participant’s Roth 401(k) Contributions for such payroll period and the Administrator will cause such amount to be allocated and posted to the Participant’s Roth 401(k) Account. Unless specifically stated otherwise, Roth 401(k) Contributions will be treated as elective deferrals for all purposes under the Plan.

3.4 Match Contributions. With respect to each applicable payroll period, the Employer will contribute as soon as reasonably possible to the Trust as a Match Contribution for investment in accordance with Section 6.1 of the Plan an amount that is equal to 100 percent of the sum of the After-Tax, Before-Tax, and Roth 401(k) Contributions, not in excess of 7 percent of Compensation, made on behalf of, or by, each Participant during such payroll period; provided, however, that no Match Contributions made with respect to a year on behalf of a Participant may exceed the limitations set forth in Article IV. Match Contributions made on behalf of a Heritage Amoco Participant will be allocated and posted to such Participant’s Heritage Amoco Match Account and Match Contributions made on behalf of any other Participant will be allocated and posted to such Participant’s BP Match Account. Company Match Contributions will be made by the Company in the form of cash.

3.5 Rollover Contributions.

(a) Any Participant may elect to make a Rollover Contribution to the Plan by delivering, or causing to be delivered, to the Plan the assets in cash which constitute such Rollover Contribution, provided that such Rollover Contribution meets such conditions as the Administrator may establish. The Trustee will allocate and post to the Rollover Account of such Participant the amount of such Rollover Contribution. No Rollover Contribution by a Participant pursuant to this Section 3.5 will be deemed to be a contribution of such Participant for purposes of Article IV.

(b) If it is later determined that an amount transferred pursuant to subsection (a), above, did not in fact qualify as a Rollover Contribution, the balance allocated to the Employee’s Rollover Account will immediately be: (i) segregated from all other Plan assets; (ii) treated as a non-qualified trust established by and for the benefit of the Employee; and (iii) distributed to the Employee, as adjusted for earnings and losses. Any such nonqualifying rollover will be deemed never to have been a part of the Plan.

(c) A Participant who is entitled to receive a lump sum distribution from a qualified plan described in Section 401(a) of the Code maintained by an Employer as the result of separation of employment or retirement from a Commonly Controlled Entity may elect to have such lump sum distribution deposited into his Rollover Account under the Plan. Such Rollover Contribution must be made in accordance with procedures that may be specified by the Administrator. Effective from January 1, 2005 through December 31, 2006, a Participant who is entitled to receive a lump sum distribution from a qualified plan described in Section 401(a) of the Code as a result of separation of employment or retirement may elect to have such lump sum distribution deposited to his Rollover Account under the Plan.

(d) The Plan will accept a rollover contribution to the Roth 401(k) Rollover Account of a Participant only if it is a direct rollover from a designated Roth account under an applicable retirement plan described in Section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code. The Administrator may establish rules and procedures for a rollover to the Roth 401(k) Rollover Accounts of Participants. A Participant’s Roth 401(k) Rollover Account, Roth 401(k) Account, and Roth In-Plan Rollover Account shall be treated as a single contract for purposes of applying Code Section 72 to distribution from any such Account.

3.6 Election Procedures.

(a) A Participant’s election to make Before-Tax Contributions, Roth 401(k) Contributions, and After-Tax Contributions will continue in effect (with automatic adjustment for any change in his Compensation) until changed or terminated pursuant to procedures established by the Administrator, suspended under the terms of this Plan, or until the Participant ceases to be paid as an Eligible Employee.

(b) In the event of a mistake by either the Employer or the Administrator regarding the amount of a Participant’s Before-Tax Contributions, Roth 401(k) Contributions, or After-Tax Contributions during a Plan Year, the Employer may permit, in its sole discretion, contributions in excess of the 80 percent limit set forth in Sections 3.1, 3.2, and 3.3 to be made for 1 or more payroll periods during such Plan Year, but only to the extent required for such contributions for the Plan Year to equal what they would have been in the absence of the mistake.

(c) A Participant’s election to make Before-Tax Contributions, Roth 401(k) Contributions, and After-Tax Contributions may be limited pursuant to procedures established by the Administrator for purposes of complying with any tax, deferral, or other withholding obligations or elections with respect to such Participant’s Compensation.

3.7 Employer Contribution on Return from Qualified Military Leave. If an Employee: (i) was absent from employment for qualified military service with the armed forces of the United States on or after January 1, 2001, (ii) returns to employment with the Employer within the period required by the Uniformed Services Employment and Reemployment Act of 1994, or any successor statute, and (iii) was eligible to participate in the Plan at the commencement of the qualified military leave, then following his return to employment with the Employer, the Employer will contribute to the Trust an amount determined under this Section 3.7 as a contribution to the Participant’s Match Account and invested in accordance with Section 6.1 of the Plan as soon as administratively practicable following the Employee’s return from qualified military leave. The amount of the contribution will equal the maximum Match Contribution the Employee would have been entitled to under the Plan had the Employee not been on qualified military leave and been contributing to the Plan during the leave period at a rate which would have entitled the Employee to the highest possible Match Contribution, reduced by the Match Contribution actually made on behalf of the Employee during the leave period; provided, however, that no contribution made with respect to a year on behalf of a Participant may exceed the limitations under Section 415 of the Code applicable to the year to which the missed Match Contribution relates. The missed compensation to be considered for purposes of calculating the contribution under this Section 3.7 will be the Employee’s compensation as that term is defined under Section 414(u)(7) of the Code, reduced by Compensation actually paid to the Employee during the leave period. The contribution under this Section will be in satisfaction of any amount otherwise required to be contributed by the Employer pursuant to Section 414(u) of the Code or Section 2.7 of the Plan.

3.8 Roth Elective Deferrals.

(a) General Application. Effective June 1, 2006, the Plan will accept Roth Elective Deferrals made on behalf of Participants. A Participant’s Roth Elective Deferrals will be allocated to a separate account maintained for such deferrals as described in subsection (b). Unless specifically stated otherwise, Roth Elective Deferrals will be treated as elective deferrals for all purposes under the Plan.

(b) Separate Accounting. Contributions and withdrawals of Roth Elective Deferrals will be credited and debited to the Roth Elective Deferral Account maintained for each Participant. The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant’s Account. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant’s Roth Elective Deferral

Account and the Participant’s other Accounts under the plan. No contributions other than Roth Elective Deferrals and properly attributable earnings will be credited to each Participant’s Roth Elective Deferral Account.

(c) Direct Rollovers.

(1) Notwithstanding Section 10.8 of the Plan, a direct rollover of a distribution from a Roth Elective Deferral Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.

(2) Notwithstanding Section 3.5 of the Plan, the Plan will accept a rollover contribution to a Roth Elective Deferral Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.

(3) Eligible Rollover Distributions from a Participant’s Roth Elective Deferral Account are taken into account in determining whether the total amount of the Participant’s Account balance under the Plan exceeds $5,000 for purposes of mandatory distributions from the Plan.

(d) Correction of Excess Contributions. In the case of a distribution of excess contribution, the Plan will distribute Before-Tax Contributions first.

(e) Roth Elective Deferrals. A Roth Elective Deferral is an elective deferral that is:

(1) Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of the Before-Tax Contributions the Participant is otherwise eligible to make under the Plan; and

(2) Treated by the Employer as includible in the Participant’s income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

(f) Additional Rules.

(1) Roth 401(k) Accounts are available for loans pursuant to the provisions of Article VIII.

(2) Roth 401(k) Contributions are eligible for Company Match on the same basis as Before-Tax Contributions.

(3) Roth 401(k) Contributions are available for withdrawals in the same manner as Before-Tax Contributions pursuant to the provisions of Article IX and Article X.

3.9 Qualified Nonelective Contributions.

(a) General Application. To the extent and in such amounts as the Administrator, in its sole discretion, deems desirable to help satisfy the actual deferral percentage test and/or the actual contribution percentage test for any Plan Year or for other purposes permitted under applicable laws, regulations, or government agency guidance, the Employer shall make a Qualified Nonelective Contribution for a Plan Year, allocable as described herein or as required by the relevant laws, regulations, or government agency guidance.

(b) Vesting and Distribution Rules. “Qualified Nonelective Contribution” or “QNEC” shall mean an Employer contribution, other than an After-Tax, Before-Tax, Match, or Roth 401(k) Contribution, that, except as provided otherwise in Treasury Regulation Section 1.401(k)-1(c) and (d), satisfies the requirements of Treasury Regulation Section 1.401(k)-1(c) and (d) as though the QNECs were elective contributions, without regard to whether the QNECs are actually taken into account under the actual deferral percentage test or the actual contribution percentage test. Thus,

(1) A Participant is always 100% vested in any QNECs contributed to his Account under the Plan.

(2) QNECs shall be subject to the same withdrawal and distribution limitations that apply to Before-Tax Contributions made under the Plan; provided, however, that QNECs may not be distributed on account of hardship.

(c) Investment. QNECs shall be subject to the same Investment Elections that apply to a Participant’s Account.

(d) Loans. Participants may borrow any amount attributable to QNECs under the Plan’s loan provisions.

(e) Contribution Limits. QNECs shall be treated as nonelective contributions made by the Employer for purposes of applying any contribution limitations under the Plan or the Internal Revenue Code.

(f) Allocation. The Administrator may cause QNECs to be contributed on behalf of, and allocable to, the Participants described in subparagraph (1), (2), (3), or (4) below, whichever is applicable, with respect to a Plan Year, in the minimum amount necessary to satisfy the actual deferral percentage test and/or the actual contribution percentage test. As of the last day of each Plan Year for which the Employer makes (or is deemed to have made) QNECs, each Participant who is eligible to receive an allocation of QNECs for such Plan Year (pursuant to the terms of subparagraph (1), (2), (3), or (4) below, whichever is applicable) shall have allocated and credited to his Account a portion of the QNECs made for such Plan Year by the Employer. The Administrator shall cause a portion of such QNECs to be allocated to the Account of each such Participant in accordance with the terms of subparagraph (1), (2), (3), or (4) below, whichever if applicable. For purposes hereof, ‘eligible non-highly compensated employee’ shall mean an Employee who is a Non-Highly Compensated Employee and who is taken into account in performing the actual deferral percentage or actual contribution percentage test which the QNEC is intended to help correct.

(1) Per Capita QNECs. To the extent that the Administrator designates all or any portion of QNECs for a Plan Year as “Per Capita QNECs,” such QNECs shall be allocated to the Accounts of eligible non-highly compensated employees, on a per capita basis (that is, the same dollar amount shall be allocated to the Account of each eligible non-highly compensated employee).

(2) Proportional QNECs. To the extent that the Administrator designates all or any portion of the QNECs for a Plan Year as “Proportional QNECs,” such QNECs shall be allocated to the Account of each eligible non-highly compensated employee, in the same proportion that the Compensation of such Participant for such Plan Year bears to the total Compensation of all such Participants for such Plan Year.

(3) Section 415 QNECs. To the extent that the Administrator designates all or any portion of the QNECs for a Plan Year as “Section 415 QNECs,” such QNECs shall be allocated to the Account of some or all individuals, (i) who at any time during the Plan Year are or were active Participants, (ii) who were taken into account in performing the actual deferral percentage or actual contribution percentage tests which the QNEC is intended to help correct, and (iii) who are Non-Highly Compensated Employees, beginning with the eligible non-highly compensated employee with the lowest Compensation, up to the greater of 5% or two times the Plan’s representative contribution rate (as defined in Treasury Regulation Section 1.401(k)-2(a)(6)(iv)), and continuing with successive individuals or groups of such Participants in the same manner until the QNEC is fully allocated.

(4) Matching QNECs. To the extent that the Administrator designates all or any portion of the QNECs for a Plan Year as “Matching QNECs,” such QNECs shall be allocated to the Account of each eligible non-highly compensated employee, in the same proportion that (i) such eligible non-highly compensated employee’s Plan Year After-Tax, Before-Tax, and Roth 401(k) Contributions that do not exceed the maximum amount of After-Tax, Before-Tax, and Roth 401(k) Contributions taken into account in determining Match Contributions for such Plan Year bears to (ii) the total of all such eligible non-highly compensated employees’ Plan Year After-Tax, Before-Tax, and Roth 401(k) Contributions (calculated by taking into account for such eligible non-highly compensated employees only the maximum amount of After-Tax, Before-Tax, and Roth 401(k) Contributions taken into account in determining Match Contributions for such Plan Year).

3.10 Employer Contribution Upon Death or Disability During Qualified Military Service. If a Participant dies or becomes Disabled on or after January 1, 2007 while performing qualified military service (as defined in Code Section 414(u)), such Participant shall be treated as if he has resumed employment with the Employer in accordance with the Uniformed Services Employment and Reemployment Act of 1994, or any successor statute, on the day preceding his death or Disability (as the case may be) and terminated employment on the actual date of death or Disability. As such, the Employer will contribute to the Trust an amount determined under this Section as a contribution to the Participant’s Match Account and invested in accordance with Section 6.1 of the Plan as soon as administratively practicable following the Participant’s death or Disability. The amount of the contribution will be determined on the basis of the Participant’s average actual employee contributions or elective deferrals for the lesser of (i) the 12-month period of service with the Employer immediately prior to the qualified military service, or (ii) if service with the Employer is less than such 12-month period, the actual length of continuous service with the Employer.

3.11 Roth In-Plan Rollover Contributions.

(a) General Application. Effective January 1, 2012, the Plan will permit Roth In-Plan Rollover Contributions as described in Section 402A(c)(4) of the Code.

(b) Contribution Election. A Participant may make an irrevocable election to contribute a vested amount that is distributable from the Plan (other than from a Roth 401(k) Account, a Roth 401(k) Rollover Account, or a distributable loan) as an Eligible Rollover Distribution to a Roth In-Plan Rollover Account in accordance with rules and procedures established by the Administrator. Such election shall not apply to any amount that has been distributed from the Plan. Such contribution shall be made in-kind.

(c) Separate Accounting. Contributions and withdrawals of Roth In-Plan Rollover Contributions will be credited and debited to the Roth In-Plan Rollover Account maintained for each Participant. Notwithstanding the foregoing, a Participant’s Roth In-Plan Rollover Account, Roth 401(k) Account, and Roth 401(k) Rollover Account shall be treated as a single contract for purposes of applying Code Section 72 to distributions from any such Account.

(d) Tax Consequences. The amount of a Roth In-Plan Rollover Contribution that would be includible in a Participant’s gross income if the amount were rolled over to a Roth IRA must be included in the Participant’s gross income. Code Section 72(t) shall not apply to a Roth In-Plan Rollover Contribution; provided, however, if a Roth In-Plan Rollover Contribution Account is distributed within the five-taxable-year period beginning with the first day of the Participant’s taxable year in which the Roth In-Plan Rollover Contribution was made, the amount distributed is treated as includible in gross income for the purpose of applying Code Section 72(t) to the distribution.

(e) Direct Rollovers.

(1) Notwithstanding Section 10.8 of the Plan, a direct rollover of a distribution from a Roth In-Plan Rollover Account under the Plan will only be made to another Roth elective deferral account under an applicable retirement plan described in Section 402A(e)(1) of the Code or to a Roth IRA described in Section 408A of the Code, and only to the extent the rollover is permitted under the rules of Section 402(c) of the Code.

(2) Eligible Rollover Distributions from a Participant’s Roth In-Plan Rollover Account are taken into account in determining whether the total amount of the Participant’s Account balance under the Plan exceeds $5,000 for purposes of mandatory distributions from the Plan.

(f) Additional Rules.

(1) No Roth In-Plan Rollover Contribution made by a Participant pursuant to this Section 3.11 will be deemed to be a contribution of such Participant for purposes of Article IV.

(2) A distributable amount that is contributed pursuant to an Roth In-Plan Rollover Contribution is not treated as a distribution for purposes of Code Sections 72(p), 401(a)(11), 411(a)(11), or 411(d)(6)(B)(ii).

(3) Roth In-Plan Rollover Accounts are available for loans pursuant to the provisions of Article VIII.

(4) An individual who is a resident of Puerto Rico and who is subject to the income tax laws of Puerto Rico may not make a Roth In-Plan Rollover Contribution.

ARTICLE IV

LIMITATION ON CONTRIBUTIONS

4.1 Limit on Before-Tax and Roth 401(k) Contributions. The aggregate elective deferrals (as defined in Section 402(g)(3) of the Code) made on behalf of each Participant under the Plan for any Plan Year will not exceed:

(a) the Contribution Dollar Limit, reduced by:

(b) the sum of any of the following amounts that were contributed on behalf of the Participant for the Plan Year under a plan, contract, or arrangement other than this Plan:

(1) any employer contribution under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) to the extent not includable in the Participant’s gross income for the taxable year under Section 402(e)(3) of the Code (determined without regard to Section 402(g) of the Code);

(2) any employer contribution to the extent not includable in the Participant’s gross income for the taxable year under Section 402(h)(1)(B) of the Code (determined without regard to Section 402(g) of the Code);

(3) any employer contribution to purchase an annuity contract under Section 403(b) of the Code under a salary reduction agreement (within the meaning of Section 3121(a)(5)(D) of the Code); and

(4) any elective employer contribution under Section 408(p)(2)(A)(i) of the Code;

provided that no contribution described in this subsection (b) will be taken into account for the purpose of reducing the dollar limit in subsection (a), above, if the plan, contract, or arrangement is not maintained by a Commonly Controlled Entity unless the Participant has filed a notice with the Administrator not later than March 15 of the next Plan Year regarding such contribution.

4.2 Actual Deferral Percentage Test.

(a) The Plan will satisfy the actual deferral percentage test set forth in Section 401(k)(3) of the Code and Treasury Regulation Section 1.401(k)-1(b), the provisions of which (and any subsequent Internal Revenue Service guidance issued thereunder) are incorporated herein by reference (including, at the election of the Employer, the making of qualified nonelective contributions, as defined in Section 401(m)(4)(C) of the Code and subject to the requirements of Treasury Regulation Section 1.401(k)-2 and any subsequent regulatory guidance, to be treated as Before-Tax Contributions hereunder), each as modified by subsection (b), below. In accordance with Section 401(k)(3) of the Code and Treasury Regulation Section 1.401(k)-1(b), as modified by subsection (b), below, the actual deferral percentage for HCEs for any Plan Year will not exceed the greater of:

(1) the actual deferral percentage for NHCEs for the current Plan Year multiplied by 1.25, or

(2) the lesser of (i) the actual deferral percentage for NHCEs for the current Plan Year multiplied by 2 and (ii) the actual deferral percentage for NHCEs for the current Plan Year plus 2%.

(b) In performing the actual deferral percentage test described in subsection (a), above, the following special rules will apply:

(1) the deferral percentages of Participants who are covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Employer will be disaggregated from the deferral percentages of other Participants and the provisions of this Section 4.2 will be applied separately with respect to each group.

(2) Employees who have not become eligible to become Participants will be disregarded in applying this Section 4.2.

(3) The Administrator may permissively aggregate the Plan with other plans to the extent permitted under Treasury Regulation Section 1.401(k)-1.

(4) Additional Before-Tax or Roth 401(k) Contributions made pursuant to Section 414(u) of the Code by reason of a Participant’s qualified military service are not taken into account under this Section 4.2 for the Plan Year for which the contributions are made, or for any other Plan Year.

4.3 Actual Contribution Percentage Test.

(a) The Plan will satisfy the actual contribution percentage test set forth in Section 401(m)(2) of the Code and Treasury Regulation Section 1.401(m)-1(b), the provisions of which (and any subsequent Internal Revenue Service guidance issued thereunder) are incorporated herein by reference (including, at the election of the Employer, the making of qualified nonelective contributions, as defined in Section 401(m)(4)(C) of the Code and subject to the requirements of Treasury Regulation Section 1.401(m)-2 and any subsequent regulatory guidance, to be treated as Before-Tax Contributions hereunder), each as modified by subsection (b), below. In accordance with Section 401(m)(2) of the Code and Treasury Regulation Section 1.401(m)-1(b), as modified by subsection (b), below, the actual contribution percentage for HCEs for any Plan Year will not exceed the greater of:

(1) the actual contribution percentage for NHCEs for the current Plan Year multiplied by 1.25, or

(2) the lesser of (i) the actual contribution percentage for NHCEs for the current Plan Year multiplied by 2 and (ii) the actual contribution percentage for NHCEs for the current Plan Year plus 2%.

(b) In performing the actual contribution percentage test described in subsection (a), above, the following special rules will apply:

(1) the limit imposed by the actual contribution percentage test will apply only to HCEs and NHCEs who are not covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Employer;

(2) Employees who have not become eligible to become Participants will be disregarded in applying this Section 4.3.

(3) The Administrator may permissively aggregate the Plan with other plans to the extent permitted under Treasury Regulation Section 1.401(m)-1.

4.4 Prohibition on Multiple Use. For Plan Years beginning prior to January 1, 2002, the Plan will not violate the prohibition against multiple use of the alternative methods of compliance with Sections 401(k) and (m) of the Code. The prohibition is set forth in Section 401(m)(9) of the Code and Treasury Regulation Section 1.401(m)-2, the provisions of which (and any subsequent Internal Revenue Service guidance issued thereunder) are incorporated herein by reference, and will be applied using the current year testing method; provided that:

(a) the limit imposed by the multiple use test will apply only to HCEs and NHCEs who are not covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Employer;

(b) the multiple use test will be applied after taking into account the modifications to the actual deferral percentage test and the actual contribution percentage tests made by Sections 4.2(b) and 4.3(b); and

(c) Employees who have not become eligible to become Participants will be disregarded in applying this Section 4.4.

4.5 Maximum Contributions.

(a) In addition to any other limitation set forth in the Plan and notwithstanding any other provision of the Plan, in no event will the annual additions allocated to a Participant’s Account under the Plan, together with the aggregate annual additions allocated to the Participant’s accounts under all other defined contribution plans required to be aggregated with the Plan under the provisions of Section 415 of the Code, exceed the maximum amount permitted under Section 415 of the Code, the provisions of which are incorporated herein by reference.

(b) If the limitations imposed by this Section 4.5 apply to a Participant who is entitled to annual additions under one or more tax-qualified plans with which the Plan is aggregated for purposes of Section 415 of the Code, the annual additions under the Plan and such other plan or plans will be reduced in the following order, to the extent necessary to prevent the Participant’s benefits and/or annual additions from exceeding the limitations imposed by this Section:

(1) All other defined contribution plans in which the Participant participated and with which the Plan is aggregated for purposes of Section 415 of the Code, in an order based on the reverse chronology of the annual additions to the plans, beginning with the last annual addition and ending with the first annual addition; and

(2) The Plan.

4.6 Imposition of Limitations. Notwithstanding anything contained in the Plan to the contrary, the Administrator may, in his sole discretion, limit the amount of a Participant’s Before-Tax Contributions, Roth 401(k) Contributions, and After-Tax Contributions during a Plan Year to the extent that he determines that the imposition of such a limit is necessary or appropriate to ensure that the Plan will satisfy the requirements of this Article. Any such limitation may be imposed on a Participant at any time and without advance notice to the Participant, and regardless of whether the Participant is covered by a collective bargaining agreement between employee representatives and an Employer. The Administrator can impose limitations beyond those that are absolutely necessary to satisfy the requirements of this Article and may, in his sole discretion, impose more restrictive limitations that are designed to enable the Plan to satisfy those requirements by a reasonable margin. Notwithstanding anything contained in the Plan to the contrary, in the event that the Contributions to be allocated to a Participant for a particular payroll period would cause the limitations of Section 4.5 to be exceeded with respect to a Participant, the Match Contributions which otherwise would be made with respect to such Participant for such period will be first reduced or eliminated so that the limitations of Section 4.5 are not exceeded.

4.7 Return of Excess Annual Additions, Deferrals, and Contributions.

(a) If a Participant’s Before-Tax Contributions, Roth 401(k) Contributions, or After-Tax Contributions cause the annual additions allocated to a Participant’s Account to exceed the limit imposed by Section 4.5, such excess contributions (plus or minus any gains or losses thereon) will be returned to the Participant in the following order: (i) After-Tax Contributions for which no Match Contributions were made; (ii) Before-Tax Contributions for which no Match Contributions were made; (iii) Roth 401(k) Contributions for which no Match Contributions were made; (iv) After-Tax Contributions for which Match Contributions were made; (v) Before-Tax Contributions for which Match Contributions were made; and (vi) Roth 401(k) Contributions for which Match Contributions were made. Contributions returned pursuant to this subsection (a) will be disregarded in applying the limits imposed by Sections 4.1 through 4.4.

(b) After any excess annual additions (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (a), above, if a Participant’s aggregate elective deferrals (as defined in Section 402(g)(3) of the Code) with respect to a Plan Year exceed the Contribution Dollar Limit, the following rules will apply to such excess (the Participant’s “excess deferrals”):

(1) Not later than the first January 31 following the close of the Plan Year, the Participant may allocate to the Plan all or any portion of the Participant’s excess deferrals for the Plan Year (provided that the amount of the excess deferrals allocated to the Plan will not exceed the amount of the Participant’s Before-Tax and Roth 401(k) Contributions to the Plan for the Plan Year that have not been withdrawn or distributed) and will notify the Administrator of any amount allocated to the Plan.

(2) If excess deferrals have been made to this Plan, or any other plan maintained by a Commonly Controlled Entity, on behalf of a Participant for a Plan Year, the Participant will be deemed to have allocated such excess deferrals to the Plan pursuant to subsection (b)(1), above, and the Plan will distribute such excess deferrals pursuant to subsection (b)(3), below.

(3) As soon as practicable, but in no event later than the first April 15th following the close of the Plan Year, the Plan will distribute to the Participant the amount allocated or deemed allocated to the Plan under subsection (b)(1) or (b)(2), above (plus or minus any gains or losses allocable to such amount through the end of such Plan Year). The distribution described in this subsection (b)(3) will be made notwithstanding any other provision of the Plan.

(c) After any excess annual additions (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (a), above, after any excess deferrals (plus or minus any gains or losses thereon) with respect to a Plan Year have been distributed as provided in subsection (b), above, and after any action pursuant to Section 4.6 with respect to the Plan Year has been taken, if the actual deferral percentage for the Plan Year of HCEs exceeds the limit imposed by Section 4.2, the following rules apply:

(1)

(2)

(A) The amount of the excess contributions (determined in accordance with Section 401(k)(8)(B) of the Code and subparagraph (3), below), plus or minus any gains or losses thereon through the end of the Plan Year in which such excess contributions were made, will be distributed to HCEs, beginning with the HCE with the highest dollar amount of Before-Tax and Roth 401(k) Contributions for the Plan Year in an amount required to cause that HCE’s Before-Tax and Roth 401(k) Contributions to equal the dollar amount of the Before-Tax and Roth 401(k) Contributions of the HCE with the next highest dollar amount of Before-Tax and Roth 401(k) Contributions (or in such lesser amount that is equal to the total amount of excess contributions). The process described in the preceding sentence will continue until the reduction equals the total excess contributions made to the Plan.

(B) The distribution described in subparagraph (A), above, will be made as soon as practicable, but in no event later than the close of the Plan Year following the close of the Plan Year with respect to which the excess contributions were made.

(C) The gains or losses on excess contributions will be determined by multiplying the total annual earnings (positive or negative) for the Plan Year in the Participant’s Before-Tax or Roth 401(k) Account by the following fraction:

(i) The numerator of the fraction will be the amount of the excess contributions.

(ii) The denominator of the fraction will be the value of the Participant’s Before-Tax or Roth 401(k) Account as of the last day of the Plan Year, reduced by any positive earnings (or increased by any negative earnings) credited to the Participant’s Before-Tax or Roth 401(k) Account for the Plan Year.

Notwithstanding the preceding provisions of this subparagraph (C), in the discretion of the Administrator, the gains and losses on excess contributions will be determined in accordance with any method permitted under the Code and the applicable Treasury Regulations.

(3) In accordance with Treasury Regulations, the Administrator may elect, in his sole discretion, to treat as an After-Tax Contribution the amount of the excess contributions attributable to a Participant who is an HCE, except to the extent that such After-Tax Contribution would cause the Plan to exceed (or to continue to exceed) the contribution percentage limit imposed by Section 4.3 or to violate (or to continue to violate) the prohibition against multiple use imposed by Section 4.4.

(4) The excess contributions to the Plan will be determined in accordance with Section 401(k)(8)(B) of the Code by performing the hypothetical calculation described in this subparagraph (3). The actual deferral percentage of the HCE with the highest individual actual deferral percentage will be reduced to the extent necessary to cause his actual deferral percentage to equal the actual deferral percentage of the HCE with the second highest individual actual deferral percentage (or, if it would result in a lesser reduction, to the extent necessary to cause the Plan to satisfy the actual deferral percentage test under Section 4.2). The excess contribution to the Plan is the amount by which the Before-Tax and Roth 401(k) Contributions of the HCE with the highest individual actual deferral percentage would have been reduced after the hypothetical reduction in actual deferral percentage described in the preceding sentence. This process will continue until no excess contributions remain.

The distribution described in subparagraph (1), above, will be made notwithstanding any other provision of the Plan. The amount distributed pursuant to subparagraph (1), above, or recharacterized pursuant to subparagraph (2), above, for a Plan Year with respect to a Participant will be reduced by any excess deferral previously distributed from the Plan to such Participant for the Participant’s taxable year ending with or within such Plan Year.

(d) If a Participant’s Before-Tax Contributions, Roth 401(k) Contributions, or After-Tax Contributions (plus or minus any gains or losses thereon) are returned to him pursuant to the provisions of this Section 4.7, any Match Contributions (plus or minus any gains or losses thereon) with respect to such returned Before-Tax Contributions, Roth 401(k) Contributions, or After-Tax Contributions will be immediately forfeited. Any such forfeitures will be applied to reduce the Company’s obligation to make Match Contributions pursuant to Article III.

(e) After any excess deferrals (plus or minus any gains or losses thereon), and any excess contributions (plus or minus any gains or losses thereon), with respect to a Plan Year have been distributed and/or re-characterized, in accordance with subsections (a), (b), (c), and (d), above, and after any action pursuant to Section 4.6 with respect to the Plan Year has been taken, if the contribution percentage for the Plan Year of HCEs exceeds the actual contribution percentage limit imposed by Section 4.3, the following rules will apply:

(1)

(A) The amount of the excess aggregate contributions for the Plan Year (determined in accordance with Section 401(m)(6)(B) of the Code and subparagraph (3), below), plus or minus any gains or losses thereon through the end of such Plan Year, will be distributed (or, if forfeitable, will be forfeited) as soon as practicable and in any event before the close of the Plan Year following the close of the Plan Year with respect to which the excess aggregate contributions were made.

(B) The gains or losses on excess aggregate contributions will be determined by multiplying the total annual earnings (positive or negative) for the Plan Year in the Participant’s After-Tax and Match Accounts by the following fraction:

(i) The numerator of the fraction will be the amount of the excess aggregate contributions.

(ii) The denominator of the fraction will be the value of the Participant’s After-Tax and Match Accounts as of the last day of the Plan Year, reduced by any positive earnings (or increased by any negative earnings) credited to the Participant’s After-Tax and Match Accounts for the Plan Year.

Notwithstanding the preceding provisions of this subparagraph (B), in the discretion of the Administrator, the gains and losses on excess contributions will be determined in accordance with any method permitted under the Code and the applicable Treasury Regulations.

(2) Any distribution in accordance with subparagraph (1), above, will be made to HCEs, beginning with the HCE with the highest dollar amount of After-Tax Contributions and Match Contributions for the Plan Year in an amount required to cause that HCE’s After-Tax Contributions and Match Contributions to equal the dollar amount of the After-Tax Contributions and Match Contributions of the HCE with the next highest dollar amount of After-Tax Contributions and Match Contributions (or in such lesser amount that is equal to the total amount of excess aggregate contributions). This process will continue until the reduction equals the total excess aggregate contributions made to the Plan. Such distributions will be made notwithstanding any other provision of the Plan.

(3) The excess aggregate contributions to the Plan will be determined in accordance with Section 401(m)(6)(B) of the Code by performing the hypothetical calculation described in this subparagraph (3). The actual contribution percentage of the HCE with the highest individual actual contribution percentage will be reduced to the extent necessary to cause his actual contribution percentage to equal the actual contribution percentage of the HCE with the second highest individual actual contribution percentage (or, if it would result in a lesser reduction, to the extent necessary to cause the Plan to satisfy the actual contribution percentage under Section 4.3). The excess aggregate contribution to the Plan is the amount by which the After-Tax Contributions and Match Contributions on behalf of the HCE with the highest individual actual contribution percentage would have been reduced after the hypothetical reduction in actual contribution percentage described in the preceding sentence. This process will continue until no excess aggregate contributions remain.

The determination of the excess aggregate contributions under this subsection (e) for any Plan Year will be made after taking the measures called for by the preceding subsections of this Section 4.7.

(f) For Plan Years beginning prior to January 1, 2002, if after all the actions required or permitted by Section 4.6 and the preceding provisions of this Section 4.7 have been taken, the Before-Tax Contributions, Roth 401(k) Contributions, After-Tax Contributions, and Match Contributions of HCEs cause the Plan to violate the prohibition against multiple use imposed by Section 4.4, the contribution percentage of such HCEs will be reduced to the extent necessary to cause the Plan to comply with that prohibition, and the excess aggregate contributions will be distributed (or, if forfeitable, will be forfeited) in the manner described in subsection (e), above.

4.8 Incorporation by Reference. Each incorporation by reference in this Article IV of the provisions of Sections 401(k)(3), (m)(2), (m)(9), and 415, and the specific underlying regulations thereunder, includes this incorporation by reference to any subsequent Internal Revenue Service guidance issued thereunder.

4.9 Catch-Up Contributions. Notwithstanding anything in this Plan to the contrary, with respect to Contributions for Plan Years beginning after December 31, 2001, all Eligible Employees who attain age 50 before the close of the relevant Plan Year will be eligible to make additional Before-Tax Contributions and/or Roth 401(k) Contributions as catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code, the provisions of which are hereby incorporated herein by reference. Such catch-up contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code, and will not be subject to the requirements of Section 4.7. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 410(b), or 416 of the Code by reason of the making of such catch-up contributions.

4.10 Definition of Compensation. For Plan Years and limitation years beginning on and after January 1, 2001, for purposes of applying the limitations described in this Article IV, compensation paid or made available during such Plan Year or limitation year will include elective amounts that are not included in gross income of the Employee by reason of Section 132(f) of the Code. For Plan Years and limitation years beginning on and after January 1,

2009, for purposes of applying the limitations described in this Article IV, compensation paid or made available during such Plan Year or limitation year will include any differential wage payments (as defined in Code Section 340l(h)(2) made to an Employee by the Employer to the extent required by Code Section 414(u)(12). This provision will also apply for purposes of Section 1.56 and Article XVII of the Plan.

ARTICLE V

ACCOUNTING FOR PARTICIPANTS’

ACCOUNTS AND FOR INVESTMENT OPTIONS

5.1 Individual Participant Accounting.

(a) Account Maintenance. The Administrator will cause the Accounts for each Participant to reflect transactions involving Contributions and other allocations thereto, loans, earnings, losses, withdrawals, distributions, and expenses to be allocated and posted to the Accounts in accordance with the terms of this Plan. Financial transactions during or with respect to an Accounting Period will be accounted for at the individual Account level by allocating and posting each transaction to the Account as of a Trade Date. At any point in time, the value of a Participant’s Accrued Benefit will be equal to the sum of the aggregate of the following amounts determined under (1), (2), and (3) with regard to each Investment Option:

(1) the (A) Unit Values for the portion of his Accounts invested in each Investment Options under 5.2(a) multiplied by (B) the number of full and fractional units for each such Investment Option posted to his Accounts;

(2) the (A) fair market value for the shares for the portion of his Accounts invested in each Investment Option under 5.2(b) multiplied by (B) the number of full and fractional shares for each such Investment Option posted to his Accounts; and

(3) the fair market value of any other assets of the Trust Fund (exclusive of assets described in (1) and (2)) in which a portion of his Accounts is invested or held.

(b) Trade Date Accounting and Investment Cycle. For any transaction to be processed as of a Trade Date, the Administrator must receive instructions by the Sweep Time and such instructions will apply only to amounts held in and posted to the Accounts as of the Trade Date. Except as otherwise provided herein, all transactions will be effected on the Trade Date relating to the Sweep Time (or as soon thereafter as is administratively possible).

(c) Suspension of Transactions. Whenever the Administrator considers such action to be in the best interest of the Participants, the Administrator in its discretion may suspend from time to time the Trade Date or reset the Sweep Time.

(d) How Fees and Expenses are Charged to Accounts. Account maintenance fees will be charged to Accounts (to the extent such fees are not paid by the Employer), provided that no fee will reduce an Account balance below zero. Transaction type fees (such as loan set-up fees, etc.) will be charged to the Accounts involved in the transaction as determined pursuant to procedures adopted by the Administrator. Fees and expenses incurred for the management and maintenance of Investment Options will be charged at the Investment Option level and reflected in the net gain or loss of each Investment Option to the extent not paid by the Employer.

(e) Error Correction. The Administrator may correct any errors or omissions in the administration of the Plan by crediting or charging any Account with the amount that would have been allocated, credited, or charged to the Account had no error or omission been made. Funds necessary for any such crediting will be provided through payment made by the Administrator, or, if the Administrator was not responsible for such error or omission, through payment by the Employer.

5.2 Accounting for Investment Options.

(a) Unit Accounting. The investments in each Investment Option designated by the Administrator as subject to unit accounting will be maintained in full and fractional units. The Administrator is responsible for determining the number of full and fractional units of each such Investment Option.

(b) Share Accounting. The investments in each Investment Option designated by the Administrator as subject to share accounting will be maintained in full and fractional shares. The Administrator is responsible for determining the number of full and fractional shares of each such Investment Option.

5.3 Accounts for Beneficiaries and Alternate Payees. A separate Account will be established for any Beneficiary entitled to any portion of a deceased Participant’s Account, and for an Alternate Payee as of the date and in accordance with the directions specified in the QDRO. Such Account will be valued and accounted for in the same manner as any other Account. Beneficiaries and Alternate Payees will be treated as Participants to the extent provided as follows:

(a) Exchange Election. A Beneficiary or an Alternate Payee may direct or exchange the investment of such Account in the same manner as a Participant.

(b) Withdrawals and Forms of Payment. Payment to a Beneficiary may be made as provided herein. An Alternate Payee will receive payment of the amount specified in the QDRO as soon as administratively possible, regardless of whether the Participant is an Employee, unless the QDRO specifically provides that payment be delayed, including at the election of the Alternate Payee. Payment may be made in the same forms as are available to the Participant with respect to whom the QDRO has been obtained, to the extent provided in the QDRO.

(c) Participant Loans. A Beneficiary or an Alternate Payee will not be entitled to borrow from his Account. If a QDRO specifies that the Alternate Payee is entitled to any portion of the Account of a Participant who has an outstanding loan balance, all outstanding loans will continue to be held in the Participant’s Account and will not be divided between the Participant’s and Alternate Payee’s Accounts.

(d) Beneficiary. A Beneficiary or an Alternate Payee (to the extent provided for in the QDRO) may designate a Beneficiary in the same manner as a Participant.

5.4 Transition Rules. The Administrator may adopt such procedures, including imposing “transition” periods, as are necessary to accommodate any plan mergers, Investment Option or accounting changes or events, or similar events as it determines are necessary for the proper administration of the Plan.

ARTICLE VI

INVESTMENT OPTIONS AND ELECTIONS

6.1 Investment of Contributions.

(a) Investment Elections. Each Participant may direct the Administrator, by submission to the Administrator of an Investment Election, to invest Contributions (and loan repayments) posted to his Accounts and other amounts allocated and posted to the Participant’s Account in one or more Investment Options; provided, however, that Investment Elections may only be accepted for Rollover Contributions to the extent allowed by the Administrator. In the absence of an Investment Election, and subject to such rules as the Administrator may make, Contributions (and loan repayments) will be invested in a Target Date Fund based on the Participant’s age and expected retirement date (assumed to be such Participant’s Normal Retirement Date), rounded to the nearest five-year Target Date Fund set forth in Appendix 1.58 of the Plan. Such Target Date Fund is intended to be a “qualified default investment alternative” as described in Department of Labor Regulation Section 2550.404c-5(e). This provision shall have no effect on existing fund balances.

(b) Effective Date of Investment Election; Change of Investment Election. A Participant’s initial Investment Election will be effective with respect to an Investment Option on the Trade Date which relates to the Sweep Time on which or prior to which the Investment Election is received and not revoked pursuant to procedures specified by the Administrator. A Participant’s Investment Election will continue in effect, notwithstanding any change in his Compensation or his Contribution Percentage, until the earliest of: (1) the effective date of a new Investment Election; or (2) the date he ceases to be a Participant. A change in Investment Election will be effective with respect to an Investment Option as soon as administratively possible after the date the Administrator receives the Participant’s new Investment Election.

6.2 Investment of Accounts.

(a) Exchange Election. Notwithstanding a Participant’s Investment Election, a Participant may direct the Administrator, by submission of an Exchange Election to the Administrator, to change the investment of his Accounts between 2 or more Investment Options, on a pro rata basis with respect to each of the Participant’s Accounts (exclusive of the Participant’s loans).

(b) Effective Date of Exchange Election. An Exchange Election to change a Participant’s investment of his Accounts in one Investment Option to another Investment Option will be effective with respect to such Investment Options on the Trade Date(s) which relates to the Sweep Time on which or prior to which the Exchange Election is received and not revoked pursuant to procedures specified by the Administrator. Notwithstanding the foregoing, and except as provided in Section 12.1 below, an Exchange Election made with respect to the Account balance of a Participant who dies on or after the effective date will not be valid if it is made after such time that is established by the Administrator following the date the Administrator is notified of such Participant’s death.

(c) Delayed Effective Date. Notwithstanding any provision of this Section 6.2 to the contrary, if the sell portion of an Exchange Election cannot be processed due to a problem in the market, a liquidity shortage in an Investment Option or disruption of other sell or buy orders in another Investment Option, the buy portion of the Exchange Election will not be processed on a Trade Date until the sell transaction can be processed.

6.3 Investment Options. The Plan’s Investment Options are indicated in Appendix 1.58. In addition, a Designated Officer may, from time to time, as directed by the Investment Committee:

(a) limit or freeze investments in, or transfers from, an Investment Option;

(b) add funding vehicles thereunder;

(c) liquidate, consolidate, or otherwise reorganize an existing Investment Option; or

(d) add new Investment Options to, or delete Investment Options from, Appendix 1.58.

6.4 Transition Rules. Effective as of the date designated by the Designated Officer on which any Investment Option is addressed under Section 6.3, each Participant will have the opportunity to make new Investment Elections and Exchange Elections to the Administrator no later than the applicable Sweep Time. The Administrator may take such action as the Administrator deems appropriate, including, but not limited to:

(a) using any reasonable accounting methods in performing his duties during the period of transition;

(b) designating into which Investment Option a Participant’s Accounts or Contributions will be invested;

(c) establishing the method for allocating net investment gains or losses and the extent, if any, to which amounts received by and distributions paid from the Trust during this period share in such allocation;

(d) investing all or a portion of the Trust’s assets in a short-term, interest-bearing Investment Option during such transition period;

(e) delaying any Trade Date during a designated transition period or changing any Sweep Time or Valuation Time during such transition period; or

(f) designating how and to what extent a Participant’s Investment Election Exchange Election will apply to Investment Options.

6.5 Restricted Investment Options. Notwithstanding anything contained herein to the contrary: (a) purchases and sales in the Company Stock Fund will be restricted for Participants subject to applicable statutory, stock exchange, or Company trading restrictions; and (b) amounts invested hereunder will be subject to such restrictions as may be imposed by (i) the issuer of securities to an Investment Option, or (ii) the investment manager or advisor of such Investment Option.

In addition, the Plan Administrator reserves the right to take any and all actions he determines to be appropriate to minimize plan disruptions, and to protect the interest of all Plan Participants, including disruptions caused by excessive Participant trading or for any other reason. Such actions may include establishing redemption fees (and the terms and conditions thereof) or establishing rules which may operate to limit or restrict Participant rights under the Plan to effectuate transactions. The Plan Administrator may implement such actions without prior notice to Plan Participants.

6.6 Risk of Loss. Neither the Plan nor the Company guarantees that the fair market value of the Investment Options, or of any particular Investment Option, will be equal to or greater than the amounts invested therein. Neither the Plan nor the Company guarantees that the value of the Accounts will be equal to or greater than the Contributions allocated thereto. Except as required pursuant to ERISA, each Participant will have sole responsibility for the investment of his Accounts and for transfers among the available Investment Options, and no fiduciary, or other person will have any liability for any loss or diminution in value resulting from any Participants’ exercise of, or failure to exercise, such investment responsibility. Each Member assumes all risk of any decrease in the value of the Investment Options and the Accounts. The Plan is intended to constitute a plan described in Section 404(c) of ERISA.

6.7 Interests in the Investment Options. No Member will have any claim, right, title, or interest in or to any specific assets of any Investment Option until distribution of such assets is made to such Member. No Member will have any claim, right, title, or interest in or to the Investment Option, except as and to the extent expressly provided herein.

6.8 Sole Source of Benefits. Members may only seek payment of benefits under the Plan from the Trust, and except as otherwise required by law, the Employer assumes no responsibility or liability therefor.

6.9 Alternate Payees and Beneficiaries. See Section 5.3 for the treatment of Alternate Payees and Beneficiaries as Participants for purposes of this Article VI.

ARTICLE VII

VESTING AND FORFEITURES

7.1 Vesting in Match Account. Except as provided in Section 7.2, an Active Participant will be 100 percent vested in his Match Account if:

(a) he is credited with at least 3 years of Service;

(b) he attains age 65;

(c) he is involuntarily terminated while Disabled;

(d) he dies;

(e) his employment with each Commonly Controlled Entity is terminated and:

(1) such termination is involuntary and results from the sale or other disposition of all or part of an Employer to a person or entity which is not a Commonly Controlled Entity; or as a result of the closing of, or the cessation of operations at, a facility;

(2) under the terms of (A) a written voluntary or involuntary severance plan of general application duly adopted by the Company, and effective June 1, 2005, regardless of whether a release, as required under such plan, is executed by the Participant or (B) a separation agreement between the Participant and an Employer;

(3) such termination is involuntary and a result of the outsourcing of the Participant’s employment function pursuant to an agreement between a Contractor Firm and an Employer; or

(4) such termination results directly from the sale of all of the outstanding stock of Amoco Fabrics and Fiber Company and certain assets of Amoco Fabrics & Fibers Ltd. under the Stock Purchase Agreement entered into as of October 4, 2004, by and between AFFC Acquisition Co., a Delaware corporation and BP Amoco Chemical Holding Company;

provided, however, that the expiration or termination of an employment contract between the Employer and Eligible Employee will not be considered an involuntary termination or a severance resulting in full vesting under this Section 7.1 of the Plan;

(f) as described in Section 11.1(a), he was ever 100% vested in his Match Account; or

(g) as of the close of business on December 31, 2001, he (1) was eligible to participate in, or (2) participated in, and had an account balance under, ARCO CAP, CH-20 CAP, or Vastar CAP.

7.2 Vesting in Heritage Amoco Match Account.

(a) A Participant with a Heritage Amoco Match Account who does not have a nonforfeitable interest in such Account in accordance with Section 7.1, above, will have a nonforfeitable interest in a portion of such Account as determined in accordance with the following schedule:

Years of Service	Nonforfeitable Percentage
Less than 2	0%
2 but less than 3	25%
3 or more	100%

; provided that if a Participant has not made a withdrawal from his Heritage Amoco Match Account, such Participant’s nonforfeitable interest in such Account will not be less than:

(1) the amount in such Account, minus

(2) the sum of all of the Match Contributions credited to such Account, multiplied by;

(3) the applicable percentage determined in accordance with the following schedule:

Years of Service	Applicable Percentage
Less than 2	100%
2 but less than 3	75%
3 or more	0%

(b) If a withdrawal from a Participant’s Heritage Amoco Match Account has been made to him at a time when he is less than 100 percent vested in such Account balance, the first vesting schedule in Section 7.2(a) will thereafter apply as follows: At any relevant time prior to a forfeiture of any portion thereof under Section 7.4, a Participant’s vested interest in his Heritage Amoco Match Account will be equal to P(AB+W)-W, where P is the Participant’s nonforfeitable percentage at the relevant time; AB is the Heritage Amoco Match Account balance; and W is the sum of all prior withdrawals.

7.3 Vesting in Before-Tax, Roth 401(k), After-Tax, Rollover, and Roth In-Plan Rollover Accounts. A Participant is always 100 percent vested in his Before-Tax, Roth 401(k), After-Tax, Rollover, and Roth In-Plan Rollover Accounts.

7.4 Forfeitures.

(b) If any portion of an Inactive Participant’s Match Account is not vested, such portion will be forfeited as follows:

(1) If the Inactive Participant receives a withdrawal of his entire vested interest in his Account, the non-vested portion of such Account will be forfeited upon the complete withdrawal of such vested interest, subject to the possibility of reinstatement as provided in Section 11.2. For purposes of this subsection, if the value of the Inactive Participant’s vested interest in such Account balance is zero, the Inactive Participant will be deemed to have received a withdrawal of his vested interest immediately following his Severance from Service. Provided however, that if the value of an Inactive Participant’s vested interest in his Match Account balance is zero, a Participant will not be deemed to have received a withdrawal of his vested interest in such Account following Severance from Service unless his Before-Tax and Roth 401(k) Accounts are distributed.

The non-vested portion of an Inactive Participant’s Match Account will be forfeited after the Participant has incurred a Break in Service of 7 consecutive 12-month periods. The remaining vested portion of the Participant’s Match Account will be nonforfeitable and segregated from the Participant’s Match Account for so long as the Match Account is not fully vested and such aggregated, vested portion of the Match Account will no longer be subject to this Article if the Inactive Participant subsequently becomes an Active Participant.

(b) Notwithstanding any provisions of this Article VII to the contrary, Match Contributions (plus or minus any gains or losses thereon) may be forfeited pursuant to the provisions of Article IV.

(c) Forfeitures may be applied to reduce the Employer’s obligation to make Contributions hereunder or to pay reasonable Plan expenses.

7.5 Application of Former Vesting Schedule. Notwithstanding anything contained herein to the contrary, in the case of a Participant who is not credited with an Hour of Service on or after the Effective Date, the nonforfeitable interest of such Participant in his Match Account will be determined pursuant to the terms of the Plan in effect prior to the Effective Date.

7.6 Qualified Military Service. If a Participant dies on or after January 1, 2007 while performing qualified military service (as defined in Code Section 414(u)), the Participant will be 100 percent vested in his Match Account and in his Heritage Amoco Match Account.

ARTICLE VIII

PARTICIPANT LOANS

8.1 Participant Loans Permitted. An Active Participant will be eligible for a loan with respect to all of his Accounts pursuant to this Article VIII only to the extent: (a) the Participant will not be in default on the loan under Section 8.9 immediately after the loan is made; and (b) in the case of a Participant who has previously defaulted on a loan (other than a Participant whose outstanding loan balance was repaid in full in accordance with Section 8.10(c) or who received the defaulted loan in an actual (not deemed) distribution), the defaulted loan (plus interest accrued from the date of the default) has been repaid in full. All loan limits are determined as of the Trade Date as of which the loan is funded. The funds will be disbursed to the Participant as soon as is administratively possible after the next following Settlement Date.

8.2 Loan Funding Limits. The loan amount must be within the following limits:

(a) Plan Maximum Limit. Subject to the legal limit described in (b) below, the maximum a Participant may borrow, including the outstanding balance of existing Plan loans, is 50 percent of the vested portion of his Account, disregarding any amount subject to a QDRO.

(b) Legal Maximum Limit. The maximum a Participant may borrow, including the outstanding balance of existing loans, is based upon the value of his vested interest in this Plan and all other qualified plans maintained by a Commonly Controlled Entity (the “Vested Interest”). The maximum amount is equal to 50 percent of his Vested Interest, not to exceed $50,000. However, the $50,000 amount is reduced by the Participant’s highest outstanding balance of all loans from any Commonly Controlled Entity’s qualified plans during the 12-month period ending on the day before the Trade Date on which the loan is made.

(c) Loan Minimum Limit. The minimum amount a Participant can borrow with respect to each loan at any time is $1,000.

8.3 Maximum Number of Loans. A Participant may have only 2 loans outstanding from the Plan at any time; provided, however, that (i) any loan granted under ARCO CAP, CH-20 CAP, or Vastar CAP, whichever is applicable, and outstanding as of January 1, 2002, will remain outstanding until fully repaid by the Participant, subject to the terms and conditions of this Article VIII, and (ii) additional loans may be granted to the Participant under the Plan, but not in excess of the maximum number of loans set forth above.

8.4 Source of Loan Funding. A loan to a Participant will be made solely from the assets of his own Accounts. The available assets will be determined first by Contribution Account. The hierarchy for loan funding by type of Contribution Account will be determined in accordance with procedures established by the Administrator. Within each Account used for funding, amounts will be taken by Investment Option in direct proportion to the market value of the Participant’s interest in each Investment Option as of the Trade Date on which the loan is made, unless the Participant elects otherwise.

8.5 Interest Rate. The interest rate charged on Participant loans will be fixed throughout the term of the loan and will equal one plus the prime rate, as published in The Wall Street Journal, in effect on the last Business Day of the calendar quarter immediately preceding the calendar quarter in which the loan request is received by the Administrator, provided, however, that the interest rate to be charged to a Participant who is on a qualified military leave of absence as described in Section 8.12 will not exceed 6%.

8.6 Repayment. Substantially level amortization will be required of each loan with payments made at least monthly. Loans may be prepaid in full or in part at any time. The loan repayment period will be as mutually agreed upon by the Participant and the Administrator, not to exceed five years or fifteen years if the loan is used by the Participant to acquire the Participant’s principal residence.

8.7 Reinvestment of Repayments. Loan payments will be invested in Investment Options based upon the Participant’s current Investment Election for that Account except that the current Investment Election in effect for Before-Tax, Roth 401(k), and After-Tax Contributions will also be applied for amounts posted to the Participant’s Match and Rollover Accounts.

8.8 Loan Application, Note, and Security. A Participant must apply for any loan in accordance with the procedures established by the Administrator. The Administrator will administer Participant loans and will specify the time frame for approving loan applications. All loans will be evidenced by a promissory note and security agreement and secured only by up to 50 percent of a Participant’s vested Account balance determined immediately after the origination of the loan. The Plan will have a lien on such portion of a Participant’s Account to the extent of any outstanding loan balance. Each such note will constitute an asset of each of the Accounts from which the source of the loan originated. Likewise, each security agreement will represent a liability of each of the Accounts, but only to the extent that the note constitutes an asset of such Account.

8.9 Default.

(a) A Participant will default on a loan if any of the following events occurs:

(1) the Participant’s death;

(2) the Participant’s failure to make the equivalent of one month’s payment of principal and interest on the loan;

(3) the Participant misses less than one month’s repayment but the loan’s term cannot be extended to recover these repayments without extending its term beyond 5 years;

(4) the Participant’s failure to perform or observe any covenant, duty, or agreement under the promissory note evidencing the loan;

(5) receipt by the Plan of an opinion of counsel to the effect that (A) the Plan will, or could, lose its status as a tax-qualified Plan unless the loan is repaid or (B) the loan violates, or might violate, any provision of ERISA;

(6) any portion of the Participant’s Account that secures the loan becomes payable to the Participant, his surviving Spouse or Beneficiary, an Alternate Payee, or any other person; or

(7) the termination of the Plan.

8.10 Foreclosure.

(a) If a default on a loan occurs, the Participant, the Participant’s estate, or any other person will have 90 days from the date of the default to pay the entire outstanding balance of the loan to the Plan or may elect to make one partial payment to the Plan to reduce the outstanding balance of the loan. Upon the death of the Participant, payment may only be made by certified check or such other means acceptable to the Administrator.

(b) If full repayment does not happen under Section 8.10(a), the Participant’s nonforfeitable interest in his Account securing the loan will be applied immediately, to the extent lawful, when and to the extent the Participant’s Account is then available for withdrawal in accordance with the applicable provisions of the Plan, to pay the entire outstanding balance of the loan (together with accrued and unpaid interest).

(c) Notwithstanding the foregoing, no portion of the Participant’s Before-Tax or Roth 401(k) Account, or other Accounts which are not available to be withdrawn, will be withdrawn or applied to pay an outstanding loan before the date on which it is otherwise withdrawable under the Plan. In the event of a default and failure to repay under Section 8.10(a), the Administrator will direct the Trustee to report the unpaid balance of the loan (less amounts withdrawn under Section 8.10(b)) as a taxable distribution. To the extent that the Participant’s nonforfeitable interest in his Account securing the loan has not been applied under Section 8.10(b) to pay the entire outstanding balance of the loan (together with accrued and unpaid interest), (i) the loan may be repaid, (ii) the loan will be considered outstanding for purposes of Section 8.3, and (iii) any repayment will be allocated and posted to the Participant’s After-Tax Account and treated as an After-Tax Contribution (other than for purposes of Article IV).

(d) Any failure by the Administrator to enforce the Plan’s rights with respect to a default on a loan will not constitute a waiver of such rights either with respect to that default or any other default.

8.11 Spousal Consent. Spousal Consent will not be required for any loan.

8.12 Special Rules Concerning Loan Repayments While on Qualified Military Leave. Notwithstanding anything contained herein to the contrary, if an Employee fails to make one or more loan repayments while he is on a qualified military leave of absence (as defined in accordance with Section 414(u)(5) of the Code), no loan will be deemed to be in default solely as a result of such failure. As of the end of the qualified military leave of absence, the term of any outstanding loan will be extended by the period of the qualified military leave of absence and the outstanding loan balance will be reamortized to reflect interest accrued during such period. If such an extension would, after reamortizing such loan to reflect loan repayments made and interest accrued during such qualified military leave of absence, result in smaller monthly loan repayments than under the terms of the original loan, then the loan term will be extended but only for such time to ensure that monthly loan repayments following the qualified military leave of absence are at least equal to monthly loan repayments under the terms of the original loan. Loans may be prepaid in full or in part at any time.

8.13 Hurricane Disaster Relief. Special loan provisions may apply to a Participant whose principal residence is in a federally-declared disaster area pursuant to procedures adopted by the Plan Administrator.

ARTICLE IX

WITHDRAWALS

9.1 Withdrawals from After-Tax Account. By applying to the Administrator in the form and manner prescribed by the Administrator, an Active Participant may elect to withdraw any portion up to the entire value of his After-Tax Account. The withdrawal will be taken first from any After-Tax Contributions made prior to 1987. After pre-1987 After-Tax Contributions are exhausted, such withdrawal will be taken from the balance of the After-Tax Account with a portion of each withdrawal representing a return of After-Tax Contributions in an amount equal to the product of (a) the total withdrawal multiplied by (b) a fraction, the numerator of which is the Participant’s total After-Tax Contributions remaining in the After-Tax Account, and Rollover Contributions allocated to the After-Tax Rollover Account, prior to the withdrawal and the denominator of which is the value of the balance of the After-Tax Account and After-Tax Rollover Account.

9.2 Withdrawals from Rollover Account and Roth In-Plan Rollover Account. By applying to the Administrator in the form and manner prescribed by the Administrator, an Active Participant may elect to withdraw any portion, up to the entire value of his Rollover Account and/or Roth In-Plan Rollover Account. Any withdrawal from an After-Tax Rollover Account will be taken pursuant to the rules set forth in Section 9.1. Any withdrawal from a Roth In-Plan Rollover Account will be subject to Section 3.11(d). The funds used to finance a withdrawal described in this Section 9.2 will be derived from the Participant’s Accounts in accordance with procedures established by the Administrator.

9.3 Withdrawals from Match Account.

(a) By applying to the Administrator in the form and manner prescribed by the Administrator, an Active Participant who is fully vested pursuant to Section 7.1 may elect to withdraw any portion, up to the entire value of his Match Account; provided that a fully vested Active Participant who does not have at least 5 Years of Participation may only withdraw Match Contributions that have been in the Plan for at least 2 years. For purposes of determining Years of Participation in the Plan and the amount of time that Match Contributions have been in the Plan, periods of participation and accumulation under another plan may be considered, pursuant to procedures established by the Administrator, in the case of a transfer of assets and liabilities from such plan to the Plan.

(b) By applying to the Administrator in the form and manner prescribed by the Administrator, an Active Participant may elect to withdraw any portion, up to the value of his Heritage Amoco Match Account, minus the greater of:

(1) the sum of all Match Contributions made with respect to the Participant during the 24-month period preceding the date of the withdrawal, or

(2) the sum of all Match Contributions made with respect to the Participant in which the Participant would not have a nonforfeitable interest under Article VII if the Participant Severed from Service on the date of the withdrawal.

9.4 Withdrawals from Before-Tax and Roth 401(k) Accounts for Hardship.

(a) Subject to the provisions of this Section 9.4, an Active Participant may apply to the Administrator in the form and manner prescribed by the Administrator, for a withdrawal from his Before-Tax and/or Roth 401(k) Account excluding any earnings posted to his Before-Tax Account after December 31, 1988; provided that he has first withdrawn the total value of his After-Tax Account, the total value of his Rollover Account, and, to the extent the Participant is vested, the total value of his Match Account pursuant to Sections 9.1, 9.2, and 9.3.

(b) A withdrawal under this Section 9.4 will be permitted only if the Administrator determines that such withdrawal is (1) on account of a Participant’s “Deemed Financial Need” and (2) “Deemed Necessary” to satisfy the financial need.

A “Deemed Financial Need” will be limited to financial commitments relating to:

(1) costs directly related to the purchase or construction (excluding mortgage payments or balloon payments) of a Participant’s principal residence;

(2) the payment of expenses for medical care described in Section 213(d) of the Code previously incurred by the Participant, the Participant’s Spouse, or any dependents of the Participant (as defined in Section 152 of the Code, and for taxable years beginning on or after January 1, 2005, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B) of the Code) or necessary for those persons to obtain medical care described in Section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(3) payment of tuition and related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his Spouse, children, or dependents (as defined in Section 152 of the Code, and for taxable years beginning on or after January 1, 2005, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B) of the Code);

(4) necessary payments to prevent the eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant’s principal residence;

(5) the payment of funeral or burial expenses for the Participant’s Spouse or any dependents of the Participant (as defined in Section 152 of the Code, and for taxable years beginning on or after January 1, 2005, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B) of the Code); or

(6) the expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

A withdrawal is “Deemed Necessary” to satisfy the financial need only if all of these conditions are met:

(1) the withdrawal may not exceed the dollar amount needed to satisfy the Participant’s documented financial hardship, plus an amount necessary to pay federal, state, or local income taxes or penalties reasonably anticipated to result from such withdrawal;

(2) the Participant must have obtained all distributions, other than financial hardship distributions, and all nontaxable loans under all plans maintained by any Commonly Controlled Entity;

(3) the Participant will be suspended from making Before-Tax Contributions, Roth 401(k) Contributions, and After-Tax Contributions (or similar contributions under any other qualified or nonqualified plan of deferred compensation maintained by a Commonly Controlled Entity) (i) with respect to any financial hardship withdrawal before January 1, 2001, for at least 12 months from the date the withdrawal is received, or (ii) with respect to any financial hardship withdrawal on or after January 1, 2001, for at least 6 months from the date the withdrawal is received, or until January 1, 2002, if later; and

(4) the Contribution Dollar Limit for the taxable year immediately following the taxable year in which the financial hardship withdrawal is received will be reduced by the Before-Tax and Roth 401(k) Contributions for the taxable year in which the financial hardship withdrawal is received.

9.5 Withdrawals from Before-Tax Account and Roth 401(k) Account for Other Reasons. By applying to the Administrator in the form and manner prescribed by the Administrator, an Active Participant who has attained age 59 1/2 may elect to withdraw any portion, up to the entire value of his Before-Tax Account and Roth 401(k) Account. Effective January 1, 2009, by applying to the Administrator in the form and manner prescribed by the Administrator, a Participant may elect to withdraw any portion, up to the entire value of his Before-Tax or Roth 401(k) Account, as a “qualified reservist distribution” (as defined in Section 72(t)(2)(G)(iii) of the Code).

9.6 Partial Withdrawals. By applying to the Administrator in the form and manner prescribed by the Administrator, an Inactive Participant may make a pro rata withdrawal from all Accounts of any amount up to the entire vested portion of the value of those Accounts.

9.7 Withdrawal Processing Rules.

(a) Minimum Amount. There is no minimum amount for any type of withdrawal.

(b) Permitted Frequency. There is no maximum number of withdrawals permitted in any Plan Year.

(c) Application by Participant. A Participant must submit a withdrawal request in accordance with procedures established by the Administrator. A Participant who is not an Employee may make a withdrawal request, even if the Participant is receiving amounts pursuant to a systematic withdrawal plan under Article X.

(d) Approval by Administrator. The Administrator is responsible for determining that a withdrawal request conforms to the requirements described in this Section.

(e) Time of Processing. Except as otherwise provided herein, the Administrator will process all withdrawal requests which it receives by the Sweep Time that relates to the Payment Date, based on the value as of the Trade Date to which it relates, and fund them on the next Settlement Date. The Administrator will then make payment to the Participant as soon thereafter as is administratively possible.

(f) Medium and Form of Payment. The medium of payment for withdrawals is all cash; provided however, a withdrawal may be paid, as directed by the Participant, all in kind to the extent the withdrawal is funded from the Company Stock Fund. The form of payment for all withdrawals will be a single installment.

(g) Investment Option Sources. Within each Account used for funding a withdrawal, amounts will be taken by Investment Option in direct proportion to the market value of the Participant’s interest in each Investment Option (which excludes the Participant’s loans) as of the Trade Date on which the withdrawal is processed, unless the Participant elects a withdrawal from specific Investment Option(s).

(h) Direct Rollover. With respect to any cash payment hereunder which constitutes an Eligible Rollover Distribution, a Distributee may direct the Administrator to have such payment paid to an Eligible Retirement Plan.

(i) Rollover to Roth IRA. Any individual receiving a distribution under this Plan may elect, at the time and in the manner prescribed by the Administrator, to have any portion of such distribution paid directly to a Roth IRA described in Section 408A(b) of the Code; provided, if the distribution is made prior to January 1, 2010, the individual must satisfy the requirements set forth in Section 408A(c)(3)(B) of the Code. The rules set forth in Section 408A(d)(3)(A) shall apply to any distribution from this Plan that is paid directly to a Roth IRA.

(j) Outstanding Loan. Notwithstanding any other provision of this Article IX, the portion of a Participant’s Account that secures a loan to such Participant under Article VIII may not be taken as a withdrawal.

(k) Spousal Consent. Spousal Consent will not be required for any withdrawal.

(l) Required Withdrawals. Notwithstanding any provision of the Plan to the contrary, the Payment Date of the Accrued Benefit of a Participant who is a 5-percent owner (as defined in Section 416 of the Code), will not be later than April 1 following the calendar year in which the Participant attains age 70 1/2 (with required withdrawals to be made by each December 31 thereafter) and will comply with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations promulgated thereunder. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision will continue in effect until the end of the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.

(m) Hierarchy. Except in the case of a withdrawal from a specific Account pursuant to and only to the extent permitted by Sections 9.1, 9.2, 9.3, 9.4, or 9.5, the funds used to finance a withdrawal described in Section 9.6 will be derived from the Participant’s Accounts (exclusive of the Participant’s loans) in accordance with procedures established by the Administrator.

9.8 Alternate Payees and Beneficiaries. See Section 5.3 for the application of the provisions of this Article IX to Alternate Payees and Beneficiaries. In the event of a Participant’s death, see Article XII for the rules regarding the timing and form of distributions following such Participant’s death.

9.9 Hurricane Disaster Relief. Special withdrawal provisions may apply to a Participant whose principal residence is in a federally-declared disaster area pursuant to procedures adopted by the Plan Administrator.

9.10 2009 Minimum Required Distributions. Notwithstanding anything in this Plan to the contrary, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Section 401(a)(9)(H) of the Code (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expect to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence may request to receive distributions described in the preceding sentence. In addition, notwithstanding anything in this Plan to the contrary and solely for purposes of applying the Direct Rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs will be treated as Eligible Rollover Distributions.

ARTICLE X

ADDITIONAL OPTIONAL FORMS OF BENEFIT

FOR AN INACTIVE PARTICIPANT

10.1 Request for Withdrawal of Benefits.

(a) Request for Withdrawal. Subject to the other requirements of this Article, an Inactive Participant may elect to have all of his vested Accrued Benefit paid to him beginning upon any Settlement Date following his Severance from Service (and prior to a Reemployment Date) in a form of payment allowed hereunder.

(b) Failure to Request Withdrawal. If an Inactive Participant fails to submit a withdrawal request in accordance with procedures established by the Administrator by the last Payment Date permitted under this Article, his vested Accrued Benefit will be valued as of the Valuation Date which immediately precedes such latest date of withdrawal (the “Default Valuation Date”) and a notice of such withdrawal will be issued to his last known address as soon as administratively possible. If the Participant does not respond to the notice or cannot be located, his vested Accrued Benefit determined on the Default Valuation Date will be treated as a forfeiture. If the Participant subsequently files a claim, the amount forfeited (unadjusted for gains and losses) will be reinstated to his Accounts and distributed as soon as administratively possible, and such payment will be accounted for by charging it against the forfeiture account or, to the extent the forfeiture account is insufficient, by a contribution from the Employer of the affected Inactive Participant.

10.2 Deadline for Withdrawal.

(a) Required Commencement at Retirement. A Participant must make a request for payment before payment must commence under this Section 10.2(a). In addition to any other Plan requirements and unless the Inactive Participant elects otherwise, or cannot be located, but subject to the preceding sentence, the Payment Date of an Inactive Participant’s vested Accrued Benefit will be not later than 60 days after the latest of the close of the Plan Year in which: (i) the Participant attains the earlier of age 65 or his Normal Retirement Date; (ii) occurs the tenth anniversary of the Plan Year in which the Inactive Participant commenced participation in the Plan; or (iii) the Participant had a Severance from Service. However, if the amount of the payment or the location of the Inactive Participant (after a reasonable search) cannot be ascertained by that deadline, payment will be made no later than 60 days after the earliest date on which such amount or location is ascertained.

(b) Minimum Required Distributions. In any case, the Payment Date of the Accrued Benefit of a Participant (i) who is not an Employee, or (ii) who is an Employee and who is a 5-percent owner (as defined in Section 416 of the Code), will not be later than April 1 following the calendar year in which the Participant attains age 70 1/2 (with required distributions to be made by each December 31 thereafter) and will comply with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations promulgated thereunder. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) of the Code that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision will continue in effect until the end of the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) of the Code or such other date as may be specified in guidance published by the Internal Revenue Service.

10.3 Payment Form and Medium.

(a) General. An Inactive Participant’s vested Accrued Benefit may be paid:

(1) in the form of a single sum, or

(2) under a systematic withdrawal plan (installments) permitted under the Plan.

Within each Account used for funding a withdrawal, amounts will be taken by Investment Option in direct proportion to the market value of the Participant’s interest in each Investment Option at the Trade Date for which the distribution is made, unless the Participant elects a withdrawal from specific Investment Option(s).

(b) Medium of Payment. Payments will be made in cash; alternatively, to the extent the withdrawal is funded from the Company Stock Fund, the Inactive Participant can elect to receive payment in whole shares of Company Stock or a combination of whole shares and cash.

(c) All withdrawals pursuant to Section 10.3(a)(2) will be made exclusively in cash in accordance with the following rules:

(1) The funds used to finance the withdrawal will be derived from the Inactive Participant’s Account (exclusive of the Participant’s loans) in accordance with procedures established by the Administrator.

(2) Within each Account used for funding a withdrawal, amounts will be taken in direct proportion to the market value of the Participant’s interest in each Investment Option at the Trade Date on which the withdrawal is made.

(d) An Inactive Participant who is receiving withdrawals pursuant to Section 10.3(a)(2) may elect to accelerate payments, receive a lump-sum distribution of the remainder of his Accounts or to receive a withdrawal under Article IX.

10.4 Small Amounts Paid Immediately. If an Inactive Participant’s vested Accrued Benefit is $5,000 or less (or such larger amount as may be specified in Section 411(a)(11) of the Code) at any time, including after withdrawals (except installment payments) have commenced, the Inactive Participant’s Accrued Benefit will be paid as a single sum as soon as administratively possible, pursuant to such procedures as may be established by the Administrator. Roth 401(k) Accounts and all other Accounts will be considered separately to determine whether amounts will be cashed out pursuant to this Section. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 10.4, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with this Section 10.4, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

10.5 Payment Within Life Expectancy. An Inactive Participant’s payment election must be consistent with the requirement of Section 401(a)(9) of the Code that all payments are to be completed within a period not to exceed the lives or the joint and last survivor life expectancy of the Inactive Participant and his Beneficiary. The life expectancies of an Inactive Participant and his Beneficiary may be recalculated annually. If the Inactive Participant does not properly notify the Administrator regarding whether life expectancies will be recalculated annually, they will not be. A single life expectancy will be used if the Inactive Participant does not properly notify the Administrator regarding the period to be used. The elections regarding the life expectancy or expectancies to be used with respect to an Inactive Participant’s payment election and the extent to which recalculation will apply will be irrevocable.

10.6 Incidental Benefit Rule. The Participant’s payment election must be consistent with the requirement that, if the Participant’s Spouse is not his sole primary Beneficiary, the minimum annual distribution for each calendar year, beginning with the year in which he attains age 70 1/2, will not be less than the quotient obtained by dividing (a) the Inactive Participant’s vested Accrued Benefit as of the last Trade Date of the preceding year by (b) the applicable divisor as determined under the incidental benefit requirements of Section 401(a)(9) of the Code.

10.7 Continued Payment of Amounts in Payment Status on Effective Date. Any person who became an Inactive Participant on the Effective Date only because he had an Accrued Benefit and who had commenced to receive payments prior to the Effective Date will continue to receive such payments in the same form and payment schedule under this Plan.

10.8 Direct Rollover. With respect to any cash payment hereunder which constitutes an Eligible Rollover Distribution, a Distributee may direct the Administrator to have such payment paid to an Eligible Retirement Plan.

10.9 Delay. Notwithstanding any other provision of the Plan, a payment will not be considered to be made after the applicable Payment Date merely because actual payment is reasonably delayed for the calculation and/or distribution of the benefit amount, or to ascertain the location of the payee, if all payments due are actually made.

10.10 Alternate Payees and Beneficiaries. See Section 5.3 for the application of the provisions of this Article X to Alternate Payees and Beneficiaries. In the event of a Participant’s death, see Article XII for the rules regarding the timing and form of distributions following such Participant’s death.

10.11 Participants Performing Service in the Uniformed Services. For purposes of this Article X, a Participant shall be treated as having a Severance from Service during any period the Participant is performing service in the uniformed services described in Code Section 3401(h)(2)(A). If a Participant elects to receive a distribution by reason of the preceding sentence, the Participant may not make After-Tax, Before-Tax, or Roth 401(k) Contributions during the 6-month period beginning on the date of distribution. If a Participant receives a distribution that meets the requirements of a qualified reservist distribution under Section 9.5, the distribution will be treated as a qualified reservist distribution under Section 9.5, even if the distribution would also have been permitted as a result of a deemed Severance from Service under this Section.

ARTICLE XI

REEMPLOYMENT

11.1 Break in Service Rules.

(a) Subject to subsection (b), a Participant who is at least partially vested in his Account will always have all periods of Service recognized under the Plan for vesting purposes, regardless of the length of any Break in Service. Notwithstanding anything in subsection (b) to the contrary, any Participant who was fully vested in his Account will, upon reemployment, be fully vested in his Account, regardless of his period of Service recognized under the Plan or regardless of the length of any Break in Service.

(b) If an Inactive Participant returns to employment as an Employee at a time after he has incurred a Break in Service of at least 7 consecutive 12-month periods, upon his Reemployment Date with any Commonly Controlled Entity, his Service earned after such Break in Service will be disregarded for purposes of determining the Participant’s vested interest in his Account attributable to employment before such Break in Service.

(c) If an Inactive Participant who is not at least partially vested in his Account returns to employment as an Employee at a time after he has incurred a Break in Service of at least one 12-month period, but less than 7 consecutive 12-month periods, the period of such Break in Service will be excluded in determining such Employee’s Service.

(d) If an Inactive Participant who is not at least partially vested in his Account returns to employment as an Employee at a time after he has incurred a Break in Service of at least 7 consecutive 12-month periods, upon his Reemployment Date his Service earned prior to such Break in Service will be disregarded for all purposes.

11.2 Restoration of Forfeited Amounts.

(a) If a Participant forfeits any portion of his Account under Section 7.4(a) because of the withdrawal of his complete vested interest in his Accounts after April 7, 2000, but again becomes an Employee before the date he incurs a Break in Service of at least 7 consecutive 12-month periods, then the amount so forfeited, without any adjustment for the earnings, expenses, losses, or gains of the assets credited to his Accounts since the date forfeited, will be recredited to his Accounts. The amount to be recredited pursuant to this paragraph will be accounted for by charging it against the forfeiture account or, to the extent the forfeiture account is insufficient, by a contribution from the Employer of the affected Participant.

(b) A Heritage BP Participant who Severed from Service while under BP America CAP prior to April 7, 2000, and who subsequently has a Reemployment Date after April 7, 2000, within 7 years of such Severance from Service will have any forfeited amount restored to his Match Account, adjusted as though such amounts had been invested in the Income Fund since the date forfeited and invested in accordance with the Participant’s new Investment Election for Before-Tax, Roth 401(k), and After-Tax Contributions. However, if

such a Participant had received a distribution of part or all of his Accounts, he must repay, in cash, the full amount of such distribution on or before his final repayment date before any such forfeited amount will be restored to his Accounts and invested in accordance with the Participant’s Investment Election for Before-Tax, Roth 401(k), and After-Tax Contributions. In this case, no interest will be accrued on such forfeited amount from the time of the distribution until the time the distribution is repaid. For purposes of repaying the distribution amounts the “final repayment date” will be 5 years after his Reemployment Date. Amounts previously forfeited after a Break in Service of at least 7 consecutive 12-month periods will not be restored.

(c) A Heritage Amoco Participant who Severed from Service while under AESP prior to April 7, 2000, and subsequently has a Reemployment Date after April 7, 2000, within 7 years of such Severance from Service will have any forfeited amount, without any adjustment for the earnings, expenses, losses, or gains of the assets allocated to his Accounts since the date forfeited, restored to his Match Account and invested in accordance with the Participant’s new Investment Election for Before-Tax, Roth 401(k), and After-Tax Contributions. Amounts previously forfeited after a Break in Service of at least 7 consecutive 12-month periods will not be restored.

(d) Notwithstanding the foregoing paragraph (c), a Heritage Amoco Participant who Severed from Service while under AESP prior to April 7, 2000, and had a Break in Service of at least 5 consecutive years prior to April 7, 2000 (determined under the terms of AESP as in effect immediately prior to April 7, 2000), will not have any forfeited amount restored to his Match Account.

ARTICLE XII

DISTRIBUTION OF ACCRUED BENEFITS ON DEATH

12.1 Payment to Beneficiary. In the case of a Participant’s death, distribution of the Participant’s vested Accounts will be made in accordance with procedures established by the Administrator, and subject to an applicable election, by December 31 of the year in which the fifth anniversary of the Participant’s death occurs.

12.2 Small Amounts Paid Immediately. If a Beneficiary’s vested Accrued Benefit is $5,000 or less (or such larger amount as may be specified in Section 411(a)(11) of the Code) at any time, including after payments hereunder have commenced, the Beneficiary’s Accrued Benefit will be paid as a single sum as soon as administratively possible, pursuant to such procedures as may be established by the Administrator.

12.3 Beneficiary Designation.

(a) Each Participant may designate the Beneficiary who is to receive the Participant’s remaining Plan interest at his death. The Participant may change his designation of Beneficiary by filing a new designation with the Administrator. Notwithstanding any designation to the contrary, the Participant’s Beneficiary will be the Participant’s surviving Spouse, unless such designation includes Spousal Consent. In the absence of Spousal Consent, a Participant will be deemed to have designated his surviving Spouse as his Beneficiary unless and to the extent that such designation is inconsistent with a QDRO. If the Participant dies leaving no Spouse and either (1) the Participant failed to file a valid Beneficiary designation, or (2) all persons designated as Beneficiary have predeceased the Participant, the Administrator will have the Trustee distribute such Participant’s Accrued Benefit in a single sum to his estate by December 31 of the year in which the fifth anniversary of the Participant’s death occurs.

(b) Subject to the provisions of this Section, a Participant may designate a Beneficiary under the Plan at any time by making the designation in the form and manner and at the time determined by the Administrator. No such designation will be effective until and unless it is received by the Administrator.

(c) Subject to the provisions of this Section, a Participant may revoke a prior designation of a Beneficiary at any time by making the revocation in the form and manner and at the time determined by the Administrator. No such revocation will be effective until and unless it is received by the Administrator.

(d) Subject to the provisions of this Section, if a Participant designates his Spouse as his Beneficiary, except to the extent required by applicable law, that designation will not be revoked or otherwise altered or affected by any:

(1) change in the marital status of the Participant and such Spouse,

(2) agreement between the Participant and such Spouse.

(e) If a Participant designates his Spouse as his Beneficiary, and the Administrator receives a QDRO with respect to the marriage, separation, or divorce of the Participant and such Spouse, such Spouse will cease to be the Participant’s Beneficiary unless and until the Participant again designates his Spouse as his Beneficiary in accordance with the provisions of this Section, except to the extent otherwise provided in the QDRO.

(f) A Participant’s Beneficiary may not be changed following the Participant’s death, including, but not limited to, by a disclaimer otherwise valid under applicable law.

12.4 Direct Rollover. With respect to any cash payment hereunder which constitutes an Eligible Rollover Distribution, a Distributee may direct the Administrator to have such payment paid to an Eligible Retirement Plan.

12.5 Alternate Payees and Beneficiaries. See Section 5.3 for the application of the provisions of this Article XII to Alternate Payees and Beneficiaries. Notwithstanding anything herein to the contrary, the death of a Beneficiary will not extend the time period described in Section 12.1 with respect to the Beneficiary of such Beneficiary, if any.

12.6 Heroes Earnings Assistance and Relief Tax Act of 2008 (“HEART Act”). In the case of a Participant who dies on or after January 1, 2007 while performing qualified military service (as defined in Code Section 414(u)), the Beneficiaries of the Participant are entitled to any additional benefit (other than benefit accruals relating to the period of qualified military service, unless otherwise specifically provided for in the Plan) provided under the Plan had the Participant resumed and then terminated employment on account of death, including any accelerated vesting.

ARTICLE XIII

TRUST ARRANGEMENT

13.1 Trust Agreement. A Designated Officer may enter into one or more Trust Agreements to provide for the holding, investment, and payment of Plan assets. All Trust Agreements, as from time to time amended, will continue in force and will be deemed to form a part of the Plan. Subject to the requirements of the Code and ERISA, the Administrator may cause assets of the Plan which are securities to be held in the name of a nominee or in street name provided such securities are held on behalf of the Plan by:

(a) a bank or trust company that is subject to supervision by the United States or a State, or a nominee of such bank or trust company;

(b) a broker or dealer registered under the Securities Exchange Act of 1934, or a nominee of such broker or dealer; or

(c) a “clearing agency” as defined in Section 3(a)(23) of the Securities Exchange Act of 1934, or its nominee.

13.2 Separate Entity. The Trust Fund under this Plan from its inception will be a separate entity aside and apart from the Employers or their assets, and the corpus and income thereof will in no event and in no manner whatsoever be subject to the rights or claims of any creditor of any Employer.

13.3 Plan Asset Valuation. As of the Valuation Time each Business Day, the value of the Plan’s assets held or posted to an Investment Option will be determined.

13.4 Right of Employers to Plan Assets. The Employers will have no right or claim of any nature in or to the assets of the Plan except the right to require the Trustee to hold, use, apply, and pay such assets in its possession in accordance with the Plan for the exclusive benefit of the Participants or their Beneficiaries and for defraying the reasonable expenses of administering the Plan; provided, that:

(a) if the Plan receives an adverse determination with respect to its initial qualification under Sections 401(a), 401(k), and 401(m) of the Code, Contributions conditioned upon the qualification of the Plan will be returned to the appropriate Employer within 1 year of such denial of qualification; provided, that the application for determination of initial qualification is made by the time prescribed by law for filing the respective Employer’s return for the taxable year in which the Plan is adopted, or by such later date as is prescribed by the Secretary of the Treasury under Section 403(c)(2)(B) of ERISA;

(b) if, and to the extent that, deduction for a Contribution under Section 404 of the Code is disallowed, Contributions conditioned upon deductibility will be returned to the appropriate Employer within 1 year after the disallowance of the deduction;

(c) if, and to the extent that, a Contribution is made through mistake of fact, such Contribution will be returned to the appropriate Employer within 1 year of the payment of the Contribution; and

(d) any amounts held suspended pursuant to the limitations of Section 415 of the Code will be returned to the Employers upon termination of the Plan.

All Contributions made hereunder are hereby expressly conditioned upon the Plan being qualified under Sections 401(a), 401(k), and 401(m) of the Code and a deduction being allowed for such contributions under Section 404 of the Code. Before-Tax or Roth 401(k) Contributions returned to an Employer pursuant to this Section will be paid to the Participant for whom contributed as soon as administratively convenient. If these provisions result in the return of Contributions after such amounts have been allocated to Accounts, such Accounts will be reduced by the amount of the allocation attributable to such amount, adjusted for any losses or expenses.

ARTICLE XIV

ADMINISTRATION

14.1 Plan Governance.

(a) Authority. BP Corporation North America Inc., through the authority vested in its Board of Directors, has amended the Plan, thereby:

(1) enabling the Appointing Officer to have the Authority or Discretion to act, to the extent provided in the Plan or Trust, on behalf of the Plan or Trust, but not on behalf of the Company; and

(2) establishing the Administrator and enabling the Administrator to have the Authority or Discretion to act, to the extent provided in the Plan or Trust, on behalf of the Plan or Trust, but not on behalf of the Company.

(b) Designated Officer Acting on Behalf of the Company. A Designated Officer acting on behalf of the Company has all powers necessary or incidental to act as an Employer and all powers necessary or incidental to carrying out the duties and rights assigned by the Plan to the Designated Officer acting on behalf of the Company or as may be granted to him, from time to time, by the Board of Directors of BP Corporation North America Inc. By way of illustration and not limitation, these powers will include the power to:

(1) amend the Plan in any manner;

(2) only with respect to the Appointing Officer, identify any person or entity as a Named Fiduciary, and allocate to each such Named Fiduciary or its duties and responsibilities, in the manner provided herein;

(3) determine what expenses, if any, relating to the operation and administration of the Plan and the investment of Plan assets, will be paid from Employer assets, subject to applicable law;

(4) establish such policies and make such delegations or designations as may be necessary or incidental to the Designated Officer’s authority and control over the Plan acting on behalf of the Company;

(5) retain, monitor, and terminate such service providers and advisors as are considered appropriate to perform Employer activities with respect to the Plan and to delegate any of his duties, as appropriate, to such service providers and advisors; to determine appropriate fees for such service providers and advisors; and to ensure that appropriate contracts (under terms acceptable to the Designated Officer acting on behalf of the Company) are signed and in place with such service providers and advisors;

(6) consult with legal counsel, independent consulting or evaluation firms, accountants, actuaries, or other advisors, as necessary, to perform his functions;

(7) determine the funding policy for the Plan, including the level of contributions to be paid by participants and whether benefits are self-funded or insured;

(8) add a corporation or business entity as an Employer and remove such corporation or entity as an Employer, on such terms and in such manner as the Designated Officer acting on behalf of the Company in his discretion may determine; and

(9) take any other actions he deems necessary, incidental, or desirable to the performance of his duties as Designated Officer acting on behalf of the Company, including the power to delegate that power to any person.

(c) Appointing Officer Acting as an Applicable Administrative Named Fiduciary.

The Appointing Officer, acting as the Applicable Administrative Named Fiduciary, has all the Authority or Discretion of an Administrative Named Fiduciary, including but not limited to, the Authority or Discretion to:

(1) allocate Authority or Discretion as a Named Fiduciary to another Named Fiduciary pursuant to procedures herein;

(2) select the person serving as Administrator, voting members of the Investment Committee, and any Named Fiduciary with respect to the Plan; and

(3) remove the person serving as Administrator, voting members of the Investment Committee, and any Named Fiduciary with respect to the Plan.

(d) Administrator Acting as an Applicable Administrative Named Fiduciary.

(1) The Administrator acting as the Applicable Administrative Named Fiduciary and subject to subparagraph (2) below, has all the Authority or Discretion of an Administrative Named Fiduciary, including but not limited to, the Authority or Discretion to:

(A) construe and apply the provisions of the Plan or Trust, including a determination of who is eligible to be a participant or is otherwise eligible for coverage under the Plan, subject only to the terms and conditions of the Plan;

(B) appoint and compensate such specialists (including attorneys, actuaries, consultants, and accountants) to aid in the administration of the Plan or Trust, and arrange for such other services, as the Administrator acting as an Applicable Administrative Named Fiduciary considers necessary, appropriate, or desirable in carrying out the provisions of the Plan or Trust;

(C) appoint and compensate an independent outside accountant to conduct such audits of the financial statements of the Plan or Trust as the Administrator acting as an Applicable Administrative Named Fiduciary considers necessary, appropriate, or desirable;

(D) execute on behalf of the Plan or Trust, Benefit Agreements, or other contracts which are legally enforceable and binding on the Plan, subject to ERISA;

(E) formulate, adopt, issue, and apply procedures and rules and change, alter, or amend such procedures and rules in accordance with law and as may be consistent with the terms of the Plan or Trust;

(F) be a final appeals fiduciary under ERISA Section 503, to make a final determination, based upon the information known to the Administrator within the scope of his Authority or Discretion as an Applicable Administrative Named Fiduciary, based upon determinations made and such other information made available from an Employer, plus such final determinations made by each other Applicable Administrative Named Fiduciary within the scope of its Authority or Discretion, as are determined to be relevant to the final appeals fiduciary;

(G) settle or compromise any litigation against the Plan or Trust or a fiduciary with respect to which the Plan has a claim filed against it or an indemnity obligation to a third party;

(H) delegate Authority or Discretion to a fiduciary pursuant to the procedures herein; and

(I) take any other actions necessary, incidental, or desirable to the performance of the Authority or Discretion of the Administrator.

(2) The Administrator is not an Applicable Administrative Named Fiduciary whenever it acts on behalf of the Company and, notwithstanding any other term or provision of the Plan or Trust or any Benefit Agreement, the Administrator ceases to be an Applicable Administrative Named Fiduciary with respect to some specified portion of the Authority or Discretion, to the extent such Authority or Discretion has been identified or allocated to another Applicable Administrative Named Fiduciary pursuant to the procedures in the Plan or Trust.

(e) Procedures for Identification of a Named Fiduciary.

(1) Procedure for Identification. Subject to subsection (e)(2), the Appointing Officer acting on behalf of the Company may from time to time identify a person to be a Named Fiduciary by (i) amending the Plan or Trust to specify in the Plan or Trust document (A) the name or position of the person identified and (B) the Authority or Discretion with respect to which the person will be a Named Fiduciary; or (ii) referencing a Benefit Agreement as a means for specifying the Authority or Discretion with respect to which such person will be a Named Fiduciary, in which case the Appointing Officer acting on behalf of the Company may make such identification under this clause (ii) by use of an Exhibit to the Plan or Trust or such other method of taking action as such Appointing Officer acting on behalf of the Company may select.

No person who is identified as a Named Fiduciary hereunder must consent to such designation or identification nor is it necessary for the Appointing Officer acting on behalf of the Company to seek such person’s or entity’s acquiescence. The Authority or Discretion which a Named Fiduciary identified hereunder may have, is several and not joint with the Administrator or Investment Committee or any other Named Fiduciary and the identification of such Named Fiduciary will result in the Administrator or Investment Committee or other Named Fiduciary no longer being a Named Fiduciary with respect to, nor having any longer, such Authority or Discretion. On and after the identification of a person as a Named Fiduciary, neither the Administrator or Investment Committee nor any other Named Fiduciary with respect to the Plan or Trust, will have any liability for the acts (or failure to act) of any such identified Named Fiduciary except to the extent of its co-fiduciary duty under ERISA.

(2) No Identification of Employer. Notwithstanding the procedure set forth in (1), the Appointing Officer may not identify an Employer (or its board of directors), officer or employee as a Named Fiduciary, except by making any of them an Administrator or a member of the Investment Committee.

(f) Compensation. The Administrator and the Investment Committee, acting as a Named Fiduciary, serve without compensation for their services as such.

(g) Allocations and Delegations of Fiduciary Responsibility.

(1) Delegations. Subject to subsection (g)(4), each Named Fiduciary may (i) delegate fiduciary responsibilities, other than trustee responsibilities as described in Section 405(c)(3) of ERISA unless the delegation is to an investment manager as defined in ERISA Section 3(38), to persons it designates, and (ii) make a change of delegated responsibilities. Each such delegation will either (i) if it relates to an individual employed by an Employer, specify the delegated person by name or by office and describe the Authority or Discretion delegated to such individual, or (ii) use a Benefit Agreement with such person as a means for specifying the Authority or Discretion delegated to such person. The Administrator or Investment Committee acting as a Named Fiduciary may make such delegations by use of an Exhibit to the Plan or such other method of taking such action which the Administrator or Investment Committee acting as a Named Fiduciary may select. Any Named Fiduciary, other than the Administrator or Investment Committee acting as a Named Fiduciary, may make such delegations only (i) in writing and (ii) after giving prior written notice of such delegation to the Appointing Officer acting as a Named Fiduciary. No person, other than an investment manager (as defined in Section 3(38) of ERISA), to whom fiduciary responsibility has been properly delegated must consent to being a fiduciary nor will it be necessary for the delegating Named Fiduciary to seek such person’s acquiescence; however, where such person has not signed a contract, he or she must be given notification of the services to be performed. The Authority or Discretion any person who is properly delegated fiduciary responsibilities hereunder may have is several and not joint with each other fiduciary, including the delegating Named Fiduciary. A permissible delegation of fiduciary responsibility which is not implemented in the manner set forth herein is not void; however, whether the delegating Named Fiduciary has joint liability for acts of such person will be determined by applicable law.

(2) Allocations. Subject to subsection (g)(4), the Appointing Officer acting on behalf of the Company may allocate fiduciary responsibilities to a Named Fiduciary when it identifies such Named Fiduciary in the manner described in section (e). The Appointing Officer acting as a Named Fiduciary may allocate or reallocate fiduciary responsibilities, other than trustee responsibilities described in Section 405(c)(3) of ERISA, among Named Fiduciaries. Each such allocation must either (i) if it relates to an individual employed by an Employer, specify the allocated person by name or by office and describe the Authority or Discretion allocated to such individual, or (ii) use an Appointing Officer as a means for specifying the Authority or Discretion allocated to such person. The Appointing Officer acting as a Named Fiduciary may make such allocations by use of an Exhibit to the Plan or such other method of taking such action which the Appointing Officer acting as a Named Fiduciary may select. No person to whom fiduciary responsibility has been properly allocated must consent to being a fiduciary nor is it necessary for the allocating Named Fiduciary to seek such person’s acquiescence; however, where such person has not signed a contract, he must be given notification of the services to be performed. The Authority or Discretion any person who is properly allocated fiduciary responsibilities hereunder may have is several and not joint with each other fiduciary, including the allocating Named Fiduciary. A permissible allocation of fiduciary responsibility which is not implemented in the manner set forth herein is not void; however, whether the allocating Named Fiduciary has joint liability for acts of such person will be determined by applicable law.

(3) Limit on Liability. The allocation and delegation of fiduciary duties and responsibilities pursuant to the terms of this Plan are intended to limit the liability of the (i) Administrator or Investment Committee acting as a Named Fiduciary and (ii) each other Named Fiduciary, as appropriate, in accordance with the provisions of Section 405(c) of ERISA.

(4) No Delegation or Allocation to Employer. Notwithstanding the procedures set forth in (1) or (2) above, a Named Fiduciary may not delegate or allocate Authority or Discretion to the Company, any Employer, or their respective boards of directors, officers, or employees, except a delegation from, or an allocation among, the Administrator or the members of the Investment Committee.

(h) Misrepresentations. The Administrator acting as a Named Fiduciary may, but is not required to, rely upon any certificate, statement, or other representation made to it by an Employee, Participant, other Named Fiduciary, or other individual or personal representative thereof with respect to any fact. Any such certificate, statement, or other representation will be conclusively binding upon such Employee, Participant, other Named Fiduciary, or other individual, personal representative, heir, or assignee thereof (but not upon the Administrator), and any such person will thereafter be estopped from disputing the truth of any such certificate, statement, or other representation.

(i) Records. The regularly kept records of any Named Fiduciary or Employer may be relied upon conclusively by the Administrator acting as a Named Fiduciary.

(j) Plan Expenses. All expenses of the Plan which have been approved by the Administrator acting as an Applicable Administrative Named Fiduciary may be paid by the Trust except to the extent paid by the Employer. If paid by the Employer, such Employer may, if authorized by the Designated Officer, seek reimbursement of such expenses from the Trust.

(k) Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

(l) Company’s Agent. The Designated Officer may act as agent for each Employer.

(m) Plan Administrator. The term “Plan Administrator” has the meaning assigned to that term by ERISA Section 3(16)(A). Unless assigned by the Appointing Officer to another person, the Administrator is the Plan Administrator.

(n) Named Fiduciary Decisions Final. The decision of a Named Fiduciary in matters within its jurisdiction is final, binding, and conclusive upon each Employer and each Employee, Participant, and every other person or party interested or concerned.

(o) No Agency. Each fiduciary or Named Fiduciary performs (or fails to perform) its Authority or Discretion with respect to the Plan as an independent contractor and not as an agent of the Plan, any Employer, or the Administrator or Investment. No agency is intended to be created nor is the Administrator or Investment Committee empowered to create an agency relationship with a fiduciary or Named Fiduciary.

(p) Establishment and Operation of Investment Committee. The Investment Committee created by the Board is hereby established as the Investment Committee for the Trust. The Investment Committee will act in accordance with its by-laws, as may be amended from time to time, which are hereby incorporated by reference herein.

14.2 Claims Procedure.

(a) Definitions. For purposes of this Section 14.2, the following words or phrases in quotes when capitalized will have the meaning set forth below:

(1) “Adverse Benefit Determination” means a denial, reduction or the termination of, or a failure to provide or make payment (in whole or in part) with respect to a Claim for a benefit, including any such denial, reduction, termination, or failure to provide or make payment that is based on a determination of a Participant’s or Beneficiary’s eligibility to participate in the Plan.

(2) “Claim” means a request for a benefit or eligibility to participate in the Plan, made by a Claimant in accordance with the Plan’s procedures for filing Claims, as described in this Section 14.2; provided the Claimant has satisfied the inquiry and request for review procedures as determined by the Claims Administrator. For this purpose, an inquiry or request for reconsideration made under the Plan’s established administrative procedures will not constitute a Claim.

(3) “Claimant” is defined in Section 14.2(b)(2).

(4) “Notice” or “Notification” means the delivery or furnishing of information to an individual in a manner that satisfies applicable Department of Labor regulations with respect to material required to be furnished or made available to an individual.

(5) “Relevant Documents” include documents, records, or other information with respect to a Claim that:

(A) were relied upon by the Claims Administrator in making the benefit determination;

(B) were submitted to, considered by, or generated for, the Claims Administrator in the course of making the benefit determination, without regard to whether such documents, records, or other information were relied upon by the Claims Administrator in making the benefit determination;

(C) demonstrate compliance with administrative processes and safeguards required in making the benefit determination; or

(D) constitute a statement of policy or guidance with respect to the Plan concerning the denied benefit for the Participant’s circumstances, without regard to whether such advice was relied upon by the Claims Administrator in making the benefit determination.

(b) Procedure for Filing a Claim. In order for a communication from a Claimant to constitute a valid Claim, it must satisfy the following paragraphs (1) and (2) of this paragraph (b).

(1) Any Claim submitted by a Claimant must be in writing on the appropriate Claim form (or in such other manner acceptable to the Claims Administrator) and delivered, along with any supporting comments, documents, records, and other information, to the Claims Administrator in person, or by mail postage paid, to the address for the Claims Administrator provided in the Summary Plan Description.

(2) Claims and appeals of denied Claims may be pursued by a Participant or an authorized representative of the Participant (each of whom will be referred to in this Section as a “Claimant”). However, the Claims Administrator may establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a Participant.

(c) Initial Claim Review. The initial Claim review will be conducted by the Claims Administrator, with or without the presence of the Claimant, as determined by the Claims Administrator in its discretion. The Claims Administrator will consider the applicable terms and provisions of the Plan and amendments to the Plan, information and evidence that is presented by the Claimant, and any other information it deems relevant.

(d) Initial Benefit Determination.

(1) The Claims Administrator will notify the Claimant of the Claims Administrator’s determination within a reasonable period of time, but in any event (except as described in paragraph (2) below) within 90 days after receipt of the Claim by the Claims Administrator.

(2) The Claims Administrator may extend the period for making the benefit determination by 90 days if it determines that such an extension is necessary due to matters beyond the control of the Plan and if it notifies the Claimant, prior to the expiration of the initial 90 day period, of circumstances requiring the extension of time and the date by which the Claims Administrator expects to render a decision.

(e) Manner and Content of Notification of Adverse Benefit Determination.

(1) The Claims Administrator will provide a Claimant with written or electronic Notice of any Adverse Benefit Determination, in accordance with applicable Department of Labor regulations.

(2) The Notification will set forth in a manner calculated to be understood by the Claimant:

(A) The specific reason or reasons for the Adverse Benefit Determination;

(B) Reference to the specific provision(s) of the Plan on which the determination is based;

(C) Description of any additional material or information necessary for the Claimant to perfect the Claim and an explanation of why such material or information is necessary;

(D) A description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.

(f) Procedure for Filing a Review of an Adverse Benefit Determination.

(1) Any appeal of an Adverse Benefit Determination by a Claimant must be brought to the Claims Administrator within 60 days after receipt of the Notice of the Adverse Benefit Determination. Failure to appeal within such 60-day period will be deemed to be a failure to exhaust all administrative remedies under the Plan. The appeal must be in writing utilizing the appropriate form provided by the Claims Administrator (or in such other manner acceptable to the Claims Administrator); provided, however, that if the Claims Administrator does not provide the appropriate form, no particular form is required to be utilized by the Participant. The appeal must be filed with the Claims Administrator at the address listed in the Summary Plan Description.

(2) A Claimant will have the opportunity to submit written comments, documents, records, and other information relating to the Claim.

(g) Review Procedures for Adverse Benefit Determinations.

(1) The Claims Administrator will provide a review that takes into account all comments, documents, records, and other information submitted by the Claimant without regard to whether such information was submitted or considered in the initial benefit determination.

(2) The Claimant will be provided, upon request and free of charge, reasonable access to and copies of all Relevant Documents.

(3) The review procedure may not require more than two levels of appeals of an Adverse Benefit Determination.

(h) Timing and Notification of Benefit Determination on Review. The Claims Administrator will notify the Claimant within a reasonable period of time, but in any event within 60 days after the Claimant’s request for review, unless the Claims Administrator determines that special circumstances require an extension of time for processing the review of the Adverse Benefit Determination. If the Claims Administrator determines that an extension is required, written Notice will be furnished to the Claimant prior to the end of the initial 60-day period indicating the special circumstances requiring an extension of time and the date by which the Claims Administrator expects to render the determination on review, which in any event will be within 60 days from the end of the initial 60-day period. If such an extension is necessary due to a failure of the Claimant to submit the information necessary to decide the Claim, the period in which the Claims Administrator is required to make a decision will be tolled from the date on which the notification is sent to the Claimant until the Claimant adequately responds to the request for additional information.

(i) Manner and Content of Notification of Benefit Determination on Review.

(1) The Claims Administrator will provide a written or electronic Notice of the Plan’s benefit determination on review, in accordance with applicable Department of Labor regulations.

(2) The Notification will set forth:

(A) The specific reason or reasons for the Adverse Benefit Determination;

(B) Reference to the specific provision(s) of the Plan on which the determination is based;

(C) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all Relevant Documents; and

(D)

(j) A statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination on review.

(k) Statute of Limitations. No cause of action may be brought by a Claimant or Participant later than two years following, (i) in the case of any lump-sum payment, the date on which the payment was made, (ii) in the case of a periodic payment, the date of the first in the series of payments, or (iii) for all other claims, the date on which the action complained of occurred.

14.3 Notices to Participants, Etc. Any notice, report, or statement given, made, delivered, or transmitted to a Participant or any other person entitled to or claiming benefits under the Plan will be deemed to have been duly given, made, or transmitted when sent via messenger, delivery service, facsimile, or mailed by first class mail with postage prepaid and addressed to the Participant or such person at the address last appearing on the records of the Administrator or the Applicable Named Fiduciary, whichever is applicable. A Participant or other person may record any change of his address from time to time by following the procedures established by the Administrator.

14.4 Notices to Claims Administrator. Any written direction, notice, or other communication from Participants or any other person entitled to or claiming benefits under the Plan to the Claims Administrator will be deemed to have been duly given, made, or transmitted either when delivered to such location as will be specified upon the forms prescribed by the Claims Administrator for the giving of such direction, notice, or other communication or when otherwise received by the Claims Administrator.

14.5 Actions by the Company. Whenever the Company or an Employer has the authority to take action under this Plan, the Company’s Board of Directors and each Designated Officer have the authority to act on behalf of the Company or Employer.

ARTICLE XV

ADOPTION AND WITHDRAWAL FROM PLAN

15.1 Adoption by Other Employers.

(a) With the consent of a Designated Officer, any Commonly Controlled Entity may adopt this Plan and participate herein (for purposes of this Article XV, a “Participating Employer”), effective as of the date specified in such adoption, by filing with the Designated Officer a certified copy of a resolution of its board of directors or other governing authority to that effect, and such other instruments as the Designated Officer may require, and, if the resolution involves a change in the Trust Agreement, the Designated Officer’s filing with the Trustee a copy of such resolution, together with a certified copy of the consent of the Designated Officer approving such adoption.

(b) The adoption resolution may contain such specific changes and variations in the terms of the Plan or Trust Agreement that apply to such Participating Employer and its Employees as may be acceptable to the Designated Officer and if the resolution involves a change in the Trust Agreement, the Trustee. However, the sole, exclusive right to amend the Plan or the Trust Agreement in any other respect is reserved in accordance with Section 16.1, and any such amendment will be binding upon the Participating Employer; provided that no amendment without the consent of a Participating Employer may alter specific changes and variations in the Plan or Trust Agreement terms adopted by the Participating Employer in its adoption resolution. The adoption resolution will become, as to such Participating Employer and its Employees, a part of this Plan and the Trust Agreement. It will not be necessary for the Participating Employer to sign or execute the Plan, the Trust Agreement, or any amendment thereof. The coverage date of the Plan for any Participating Employer will be the date stated in the adoption resolution, and from and after such effective date, such Participating Employer will assume all the rights, obligations and liabilities of an individual Employer entity under the Plan and the Trust Agreement. The administrative powers and control of the Company and any Designated Officer, as provided in the Plan and the Trust Agreement, including the exclusive right to amend the Plan and the Trust Agreement, and the administrative powers of the Company to appoint and remove the Trustee, and its successors, will not be diminished by reason of the participation of any Participating Employer in the Plan.

15.2 Withdrawal from the Plan. With the consent of a Designated Officer, a Participating Employer may discontinue or revoke its participation in the Plan on at least 90 days’ notice by filing a properly executed document with the Designated Officer. Notwithstanding the foregoing, a Participating Employer will be deemed to have terminated its participation in the Plan when it ceases to be a Commonly Controlled Entity.

15.3 Employee Transfers Within Participating Group. It is anticipated that an Employee may be transferred between Participating Employers. No such transfer will be deemed a Severance from Service.

15.4 Designation of Agent. Each Participating Employer will be deemed a part of the Company; provided that, with respect to its relations with the Trustee and the Administrator in connection with the Plan, each Participating Employer will be deemed to have irrevocably designated the Company and each Designated Officer as its agent.

15.5 Designated Officers. Only the Vice President or the Group Vice President of BP p.l.c. can act as a Designated Officer under this Article XV unless the Board of Directors has specifically granted authority outside of this Plan to another Designated Officer to act under this Article XV, and then only to the extent so granted.

ARTICLE XVI

AMENDMENT, TERMINATION, AND MERGER

16.1 Amendments.

(a) Power to Amend. The Company may at any time and from time to time amend, suspend, or modify the Plan, in whole or in part, by written instrument duly adopted by: (i) the Board of Directors; or (ii) any Designated Officer, if the Board of Directors has delegated to such Designated Officer the authority to execute such amendments. Any such amendment, suspension, or modification will become effective on such date as the Board of Directors or such Designated Officer, as the case may be, will determine, and may apply retroactively or prospectively to Members at the time thereof, as well as to future Members; provided, however, that no amendment will:

(1) increase the duties or liabilities of the Trustee or the Administrator without its written consent;

(2) have the effect of vesting in any Employer any interest in any funds, securities, or other property, subject to the terms of this Plan and the Trust Agreement;

(3) authorize or permit at any time any part of the corpus or income of the Plan’s assets to be used or diverted to purposes other than for the exclusive benefit of Members;

(4) except to the extent permissible under ERISA and the Code, make it possible for any portion of the Trust assets to revert to an Employer to be used for, or diverted to, any purpose other than for the exclusive benefit of Members entitled to Plan benefits and to defray reasonable expenses of administering the Plan;

(5) permit an Employee to be paid the balance of his Before-Tax or Roth 401(k) Account unless the payment would otherwise be permitted under Section 401(k) of the Code; and

(6) have any retroactive effect as to deprive any such person of any benefit already accrued, except that no amendment made in order to conform the Plan as a plan described in Section 401(a) of the Code of which amendments are permitted by the Code or are required or permitted by any other statute relating to employees’ trusts, or any official regulations or ruling issued pursuant thereto, will be considered prejudicial to the rights of any such person.

(b) Restriction on Amendment. No amendment to the Plan will deprive a Participant of his nonforfeitable rights to benefits accrued to the date of the amendment. In addition to the foregoing, the Plan will not be amended so as to eliminate an optional form of payment of an Accrued Benefit attributable to employment prior to the date of the amendment, except to the extent permissible under ERISA and the Code. The foregoing limitations do not apply to benefit accruals occurring after the date of the amendment.

(c) A Designated Officer. The Vice President or the Group Vice President of BP p.l.c. acting as a Designated Officer on behalf of the Company, may amend, modify, change, or revise the Plan or any Appendix, in whole or in part, or with respect to all persons or a designated group of persons unless the Board of Directors has specifically granted authority outside of this Plan to another Designated Officer to act under this Article XVI, and then only to the extent so granted; provided however (1) no such action may be taken if it could not have been adopted under this Section by the Board of Directors; and (2) no such action may amend Articles XIV and XVI.

16.2 Plan Termination. It is the expectation of the Company that it will continue the Plan and the payment of Contributions hereunder indefinitely, but the continuation of the Plan and the payment of Contributions hereunder is not assumed as a contractual obligation of the Company or any other Employer. The Company reserves the right, at any time, to terminate the Plan, or to reduce, suspend, or discontinue its or any other Employer’s Contributions hereunder, provided, however, that the Contributions for any Plan Year accrued or determined prior to the end of such year will not after the end of such year be retroactively reduced, suspended, or discontinued except as may be permitted by law. Upon termination of the Plan or complete discontinuance of Contributions hereunder (other than for the reason that the Employer has had no net profits or accumulated net profits), each Participant’s Accrued Benefit will be fully vested. Upon termination of the Plan or a complete discontinuance of Contributions, unclaimed amounts will be applied as forfeitures and any unallocated amounts will be allocated to Participants who are Eligible Employees as of the date of such termination or discontinuance on the basis of Compensation for the Plan Year (or short Plan Year). Upon a partial termination of the Plan, to the extent required by law or in the sole discretion of the Plan Administrator, the Accrued Benefit of each affected Participant will be fully vested. In the event of termination of the Plan, the Administrator will direct the Trustee to distribute to each Participant the entire amount of his Accrued Benefit as soon as administratively possible, but not earlier than would be permitted in order to retain the Plan’s qualified status under Sections 401(a), (k), and (m) of the Code, as if all Participants who are Employees had incurred a Severance from Service on the Plan’s termination date. Should a Participant or a Beneficiary not elect immediate payment of a nonforfeitable Accrued Benefit in excess of $5,000, the Administrator will direct the Trustee to continue the Plan and Trust Agreement for the sole purpose of paying to such Participant his Accrued Benefit or death benefit, respectively, unless in the opinion of the Administrator, to make immediate single sum payments to such Participant or Beneficiary would not adversely affect the tax qualified status of the Plan upon termination and would not impose additional liability upon any Employer or the Trustee.

16.3 Plan Merger and Spinoff.

(a) General. The Plan will not merge or consolidate with, or transfer any assets or liabilities to any other plan, unless each person entitled to benefits would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan were then terminated) which is equal to or greater than the benefit he would have been entitled to immediately before the merger, consolidation, or transfer (if the Plan were then terminated). The Designated Officer will amend or take such other action as is necessary to amend the Plan in order to satisfy the requirements applicable to any merger, consolidation, or transfer of assets and liabilities.

(b) Appendix. Appendix 16.3 (i) sets forth special provisions which apply to the merger of CH-20 CAP and Vastar CAP into the Plan and which reflect the transfer of certain liabilities and assets from ARCO CAP to the Plan as of January 1, 2002, and (ii) may set forth such special provisions as may apply to any other merger, consolidation, or transfer of assets and liabilities.

16.4 Design Decisions. Decisions regarding the design of the Plan (including any decision to amend or terminate, or to not amend or terminate the Plan) will be made in a settlor capacity and will not be governed by the fiduciary responsibility provisions of ERISA.

ARTICLE XVII

SPECIAL TOP-HEAVY RULES

17.1 Application of Article XVII. This Article XVII will apply only if the Plan is Top-Heavy, as defined below. If, as of any Top-Heavy Determination Date, as defined below, the Plan is Top-Heavy, the provisions of Section 17.4 will take effect as of the first day of the Plan Year next following the Top-Heavy Determination Date and will continue to be in effect until the first day of any subsequent Plan Year following a Top-Heavy Determination Date as of which it is determined that the Plan is no longer Top-Heavy.

17.2 Definitions Concerning Top-Heavy Status. In addition to the definitions set forth in Article I, the following definitions will apply for purposes of this Article XVII, and will be interpreted in accordance with the provisions of Section 416 of the Code:

(a) Aggregation Group - a group of Company Plans consisting of each Company Plan in the Required Aggregation Group and each other Company Plan selected by the Company for inclusion in the Aggregation Group that would not, by its inclusion, prevent the group of Company Plans included in the Aggregation Group from continuing to meet the requirements of Section 401(a)(4) and 410 of the Code.

(b) Annual Compensation - compensation for a calendar year within the meaning of Treasury Regulation Section 1.415-2(d)(11)(ii) to the extent that such compensation does not exceed the annual compensation limit in effect for the calendar year under Section 401(a)(17) of the Code.

(c) Company Plan - any plan of any Commonly Controlled Entity that is, or that has been determined by the Internal Revenue Service to be, qualified under Section 401(a) or 403(a) of the Code.

(d) Key Employee - any employee of any Commonly Controlled Entity who satisfies the criteria set forth in Section 416(i)(1) of the Code.

(e) Required Aggregation Group - one or more Company Plans comprising each Company Plan in which a Key Employee is a participant and each Company Plan that enables any Company Plan in which a Key Employee is a participant to meet the requirements of Section 401 (a)(4) or 410 of the Code.

(f) Top-Heavy - the Plan is included in an Aggregation Group under which, as of the Top-Heavy Determination Date, the sum of the actuarial present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group and the aggregate of the accounts of Key Employees under all defined contribution plans in the Aggregation Group exceeds 60 percent of the analogous sum determined for all employees. The determination of whether the Plan is Top-Heavy will be made in accordance with Section 416(g)(2)(B) of the Code.

(g) Top-Heavy Determination Date - the December 31 immediately preceding the Plan Year for which the determination is made.

(h) Top-Heavy Ratio - the percentage calculated in accordance with subparagraph (f), above, and Section 416(g)(2) of the Code.

(i) Top-Heavy Year - a Plan Year for which the Plan is Top-Heavy.

17.3 Calculation of Top-Heavy Ratio. The Top-Heavy Ratio with respect to any Plan Year will be determined in accordance with the following rules:

(a) Determination of Accrued Benefits: The accrued benefit of any current Participant will be calculated, as of the most recent valuation date that is within a 12-month period ending on the Top-Heavy Determination Date, as if the Participant had voluntarily terminated employment as of such valuation date. Such valuation date will be the same valuation date used for computing plan costs for purposes of the minimum funding provisions of Section 412 of the Code. Unless, as of the valuation date, the Plan provides for a nonproportional subsidy, the actuarial present value of the accrued benefit will reflect a retirement income commencing at age 65 (or attained age, if later). If, as of the valuation date, the Plan provides for a nonproportional subsidy, the benefit will be assumed to commence at the age at which the benefit is most valuable. The present values of accrued benefits and the amounts of account balances of an employee as of the Top-Heavy Determination Date will be increased by the distributions made with respect to the employee under the Plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the 1-year period ending on the Top-Heavy Determination Date. The preceding sentence will also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from service, death, or disability, this provision will be applied by substituting “5-year period” for “1-year period”. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date will not be taken into account.

(b) Aggregation. The Plan will be aggregated with all Company Plans included in the Aggregation Group.

17.4 Effect of Top-Heavy Status.

(a) Minimum Contribution. Notwithstanding Article III, as of the last day of each Top-Heavy Year, the Employer will make, for each Participant, (i) the contributions it otherwise would have made under the Plan for such Top-Heavy Year, or if greater, (ii) contributions for such Top-Heavy Year that, when added to the contributions made by the Employer for such Participant (and any forfeitures allocated to his Accounts) for such Top-Heavy Year under all other defined contribution plans of any Commonly Controlled Entity, aggregate three percent of his Annual Compensation; provided that the Plan will meet the requirements of this subsection (a) without taking into account Before-Tax or Roth 401(k) Contributions or other employer contributions attributable to a salary reduction or similar arrangement.

Employer matching contributions will be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence will apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement will be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements will be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(b) Inapplicability to Union Employees. The preceding provisions of this Section 17.4 will not apply with respect to any employee included in a unit of employees covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer.

17.5 Effect of Discontinuance of Top-Heavy Status. If, for any Plan Year after a Top-Heavy Year, the Plan is no longer Top-Heavy, the provisions of Section 17.4 will not apply with respect to such Plan Year.

17.6 Intent of Article XVII. This Article XVII is intended to satisfy the requirements imposed by Section 416 of the Code and will be construed in a manner that will effectuate this intent. This Article XVII will not be construed in a manner that would impose requirements on the Plan that are more stringent than those imposed by Section 416 of the Code.

ARTICLE XVIII

MISCELLANEOUS PROVISIONS

18.1 Assignment and Alienation. As provided by Section 401(a)(13) of the Code and to the extent not otherwise required by law, no benefit provided by the Plan may be anticipated, assigned, or alienated, except:

(a) to create, assign, or recognize a right to any benefit with respect to a Participant pursuant to a QDRO,

(b) to use a Participant’s vested Account balance as security for a loan from the Plan which is permitted pursuant to Section 4975 of the Code, or

(c) to allow the enforcement of a federal tax levy made pursuant to Section 6331 of the Code, or the collection by the United States on a judgment resulting from an unpaid tax assessment.

18.2 Protected Benefits. All benefits which are protected by the terms of Section 411(d)(6) of the Code and Section 204(g) of ERISA, which cannot be eliminated without adversely affecting the qualified status of the Plan on and after the Effective Date, will be provided under this Plan to Participants for whom such benefits are protected. The Administrator will cause such benefits to be determined and the terms and provisions of any relevant plan setting forth such protected benefits are incorporated herein by reference and made a part hereof, but only to the extent such terms and provisions are so protected. Otherwise, they will operate within the terms and provisions of this Plan, as determined by the Administrator.

18.3 Plan Does Not Affect Employment Rights. The Plan does not provide any employment rights to any Employee. The Employer expressly reserves the right to discharge an Employee at any time, with or without cause, without regard to the effect such discharge would have upon the Employee’s interest in the Plan.

18.4 Deduction of Taxes from Amounts Payable. The Trustee will deduct from the amount to be distributed such amount as the Administrator, in his sole discretion, deems proper to protect the Trustee and the Plan’s assets held under the Trust Agreement against liability for the payment of death, succession, inheritance, income, or other taxes, and out of money so deducted, the Trustee may discharge any such liability and pay the amount remaining to the Participant, the Beneficiary, or the deceased Participant’s estate, as the case may be.

18.5 Facility of Payment. If a Member is declared an incompetent or is a minor and a conservator, guardian, or other person legally charged with his care has been appointed, any benefits to which such Member is entitled will be payable to such conservator, guardian, or other person legally charged with his care. The decision of the Administrator in such matters will be final, binding, and conclusive upon the Employer and the Trustee and upon each Member, and every other person or party interested or concerned. An Employer, the Trustee, and the Administrator will not be under any duty to see to the proper application of such payments.

18.6 Source of Benefits. All benefits payable under the Plan will be paid or provided for solely from the Plan’s assets held under the Trust Agreement and the Employers assume no liability or responsibility therefor.

18.7 Reduction for Overpayment. The Administrator will, whenever it determines that a person has received benefit payments under this Plan in excess of the amount to which the person is entitled under the terms of the Plan, make a reasonable attempt to collect such overpayment from the person. The amount of any overpayment may be set off against further amounts payable to or on account of the person who received the overpayment.

18.8 Company Merger. In the event any successor corporation to the Company, by merger, consolidation, purchase, or otherwise, will elect to adopt the Plan, such successor corporation will be substituted hereunder for the Company upon filing in writing with the Trustee its election so to do.

18.9 Employees’ Trust. The Plan and Trust Agreement are created for the exclusive purpose of providing benefits to the Members of the Plan and defraying reasonable expenses of administering the Plan. The Plan and Trust Agreement will be interpreted and operated in a manner consistent with their being, respectively, a Plan described in Sections 401(a), 401(k), and 401(m) of the Code and Trust Agreements exempt under Section 501(a) of the Code. The Designated Officer and the Administrator are authorized to the fullest extent allowed by law, to take whatever action may be required to correct any such interpretational or operational violation which would result in the Plan not being a plan described in Sections 401(a), 401(k), and 401(m) of the Code and Trust Agreements exempt under Section 501(a) of the Code. At no time will the assets of the Plan be diverted from the above purpose.

18.10 Construction. Unless the contrary is plainly required by the context, wherever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender, and vice versa; wherever any words are used herein in the singular form, they will be construed as though they were also used in the plural form, and vice versa; and wherever the words “herein,” “hereof,” “hereunder,” and words of similar import are used, they will be construed to refer to the Plan in its entirety and not only to the portion of the Plan in which they appear. Any election, direction, notice, or designation (or similar action) to be made by a Member hereunder will be made in such manner as is provided for by, and acceptable to, the Administrator. No such election, direction, notice, or designation (or similar action) will be deemed to have been given to the Administrator unless it is properly completed and delivered to the Administrator in accordance with the procedures established by such Administrator for such purpose, and will take effect at such time as is established by the Administrator, which in any event will not be earlier than is administratively possible.

18.11 Invalidity of Certain Provisions. If any provision of this Plan will be held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof and the Plan will be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

18.12 Headings. The headings or articles are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text will control.

18.13 Governing Law. The Plan will be construed, administered, and regulated in accordance with the provisions of ERISA and, to the extent not preempted thereby, in accordance with the laws of the State of Texas, determined without regard to its choice of law rules. Any case or controversy arising under or in connection with this Plan must be brought in the United States District Court for the Southern District of Texas, Houston Division.

18.14 Notice and Information Requirements. Except as otherwise provided in this Plan or in the Trust Agreement, the Employer will have no duty or obligation to affirmatively disclose to any Member, nor will any Member have any right to be advised of, any material information regarding the Employer, at any time prior to, upon or in connection with the Employer’s purchase, or any other distribution or transfer (or decision to defer any such distribution) of any Company Stock or any other stock held under the Plan.

18.15 Abandoned ESOP Accounts. Effective November 30, 1989, the abandoned accounts and related assets under the Amoco Corporation Employee Stock Ownership Plan (“ESOP”) were transferred to the Plan. To the extent that valid claims had not been made for them on December 31, 1990, the accounts transferred from the ESOP were forfeited on January 1, 1991. If the Administrator determines that an individual has made a valid claim for benefits under the ESOP, such benefits will be paid from the Plan. Such distribution will be made from any available forfeitures under the Plan and then from additional employer contributions if necessary. The benefit distributed with respect to an abandoned ESOP account will be equal to the value of the applicable account on January 1, 1991.

18.16 Reliance on Information Provided to Plan. Notwithstanding anything contained herein to the contrary, if an individual is provided a statement in confirmation of any election or information provided to the Plan by such individual hereunder, the election or information reflected on such confirmation statement will be deemed to be accurate and may be conclusively relied upon for all purposes hereunder unless the individual timely demonstrates to the Administrator, in the form and manner established by the Administrator, that the election or information reflected on the confirmation statement is not what the individual had originally delivered to the Administrator.

18.17 Recognition of Power of Attorney. Notwithstanding anything in this Plan to the contrary, the Administrator may, in his discretion, refuse to recognize any agent of a Participant who seeks to act on behalf of such Participant pursuant to a power of attorney unless and to the extent the power of attorney conforms with guidelines adopted by the Administrator from time to time.

18.18 Minimum Distribution Requirements.

(a) General Rules.

(1) Effective Date. The provisions of this Section 18.18 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2) Coordination with Minimum Distribution Requirements Previously in Effect. Required minimum distributions for 2002 under this Section 18.18 will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 18.18 equals or exceeds the required minimum distributions determined under this Section 18.18, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section 18.18 is less than the amount determined under this Section 18.18, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Section 18.18. This Section 18.18(a)(2) does not apply.

(3) Precedence. The requirements of this Section 18.18 will take precedence over any inconsistent provisions of the Plan.

(4) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 18.18 will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

(5) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 18.18, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to Section 242(b)(2) of TEFRA.

(b) Time and Manner of Distribution.

(1) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(A) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(B) If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the Participant’s entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death. If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to either the Participant or the surviving Spouse begin, this provision will apply as if the surviving Spouse were the Participant.

(C) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 18.18(b)(2), other than Section 18.18(b)(2)(A), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 18.18(b)(2) and Section 18.18(d) below, unless Section 18.18(b)(2)(D) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 18.18(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 18.18(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 18.18(b)(2)(A), the date distributions are considered to begin is the date distributions actually commence.

(3) Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 18.18(c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

(c) Required Minimum Distributions During Participant’s Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(A) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(B) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 18.18(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d) Required Minimum Distributions After Participant’s Death.

(1) Death On or After Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(i) The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2) Death Before Date Distributions Begin.

(A) Participant Survived by Designated Beneficiary. To the extent Section 18.18(b)(2)(B) does not contain the “five-year rule,” if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 18.18(d)(1).

(B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 18.18(b)(2)(A), this Section 18.18(d)(2) will apply as if the surviving Spouse were the Participant.

(e) Definitions.

(1) Designated Beneficiary. The individual who is designated as the Beneficiary under Section 12.3 and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(2) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 18.18(b)(2). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(3) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4) Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5) Required beginning date. The date specified in Section 10.2.

Executed this      day of December, 2009.

BP CORPORATION NORTH AMERICA INC.

By:

Title:	Vice President, Total Reward,
Western Hemisphere

APPENDIX 1.43

TO

BP EMPLOYEE SAVINGS PLAN

LIST OF ADOPTING COMMONLY CONTROLLED ENTITIES

1.	Atlantic Richfield Company

2.	BP Amoco Chemical Company

3.	BP America Production Company

4.	BP Products North America Inc.

6.	BP Pipelines (North America) Inc.

8.	BP Exploration (Alaska) Inc.

9.	Dome Petroleum Corp.

10.	BP Global Special Products (America) Inc. (formerly Dussek)

11.	Burmah Castrol Holdings Inc.

12.	Castrol Caribbean & Central America Inc.

13.	Castrol Industrial North America Inc.

14.	Arco Aluminum, Inc.

15.	BP Lubricants USA Inc.

16.	BP Sakhalin Inc.

17.	BP Wind Energy North America Inc.

Appendix 1.43

APPENDIX 1.58

TO

BP EMPLOYEE SAVINGS PLAN

Investment Funds

CORE INVESTMENT OPTIONS

Short-Term

Short-Term Investments Fund

Bond

Bond Index Fund (closed to new investment after October 14, 2008)

Bond Index Fund - Long Duration (to be closed to new investment on December 31, 2009 and eliminated August 31, 2010)

U.S. Fixed Income Fund

U.S. Fixed Income Fund - Short Duration

U.S. Treasury Inflation Protected Securities (TIPS) Bond Fund

Large Cap

Equity Index Fund (closed to new investment after October 14, 2008)

Equity Index Fund - Growth

Equity Index Fund - Value

S&P 500 Index Fund

Mid Cap

Mid-Cap Equity Index Fund (to be closed to new investment on December 31, 2009 and eliminated August 31, 2010)

Small Cap

Small-Cap Equity Index Fund - Growth (to be closed to new investment on December 31, 2009 and eliminated August 31, 2010)

Small-Cap Equity Index Fund - Value (to be closed to new investment on December 31, 2009 and eliminated August 31, 2010)

Russell 2000 Index Fund

Appendix 1.58

International

International Equity Index Fund

International Equity Index Fund - Europe (to be closed to new investment on December 31, 2009 and eliminated August 31, 2010)

International Equity Index Fund - Pacific (to be closed to new investment on December 31, 2009 and eliminated August 31, 2010)

Emerging Markets Index Fund

World Government Bond Index Fund - ex U.S.

Company Stock

BP Stock Fund

Stable Value

Income Fund

Target Date

Target Date Retirement Fund

Target Date 2010 Fund (eliminated on July 6, 2009 and amounts transferred to Target Date Retirement Fund)

Target Date 2015 Fund

Target Date 2020 Fund

Target Date 2025 Fund

Target Date 2030 Fund

Target Date 2035 Fund

Target Date 2040 Fund

Target Date 2045 Fund

Target Date 2050 Fund

Target Date 2055 Fund

Appendix 1.58

MUTUAL FUND WINDOW INVESTMENT OPTIONS

The mutual fund window is closed to new investments, ongoing contributions and exchanges, effective December 31, 2009. The mutual fund window will be eliminated as investment options effective August 31, 2010.

Short-Term

Fidelity Institutional Money Market Fund

Fidelity U.S. Treasury Money Market Fund

Bond Funds

Short-Term Bond

Fidelity Institutional Short-Intermediate Government Fund

Harbor Short Duration Fund-Institutional Class

PIMCO Low Duration Fund-Institutional Class

Intermediate-Term Bond

AIM Income Fund-Institutional Class

Dodge & Cox Income Fund

Fidelity Government Income Fund

Fidelity Investment Grade Bond Fund

Harbor Bond Fund

Janus Flexible Bond Fund I

Morgan Stanley Institutional Fund Trust Core Plus

Fixed Income Portfolio-Class I

PIMCO Total Return Fund-Institutional Class

PIMCO Total Return Fund III-Institutional Class

T. Rowe Price Spectrum Income Fund

T. Rowe Price U.S. Treasury Intermediate Bond Fund

USAA GNMA Trust

USAA Income Fund

Wells Fargo Advantage Government Securities Fund - Institutional Class

Appendix 1.58

Long-Term Government

PIMCO Long-Term U.S. Government Fund-Institutional Class

High Yield Bond

AIM High Yield Fund-Institutional Class

Fidelity Capital & Income Fund

Fidelity High Income Fund

PIMCO High Yield Fund-Institutional Class

Hybrid Funds

Domestic Hybrid

Calamos Convertible Fund-Institutional Class

Calvert Social Investment Fund Balanced Portfolio-Class A

Columbia Balanced Fund-Class Z

Fidelity Balanced Fund-Class K

Fidelity Convertible Securities Fund

Fidelity Puritan® Fund-Class K

Janus Balanced Fund I

Morgan Stanley Institutional Fund Trust

Balanced Portfolio - Class I

Vanguard Asset Allocation Fund-Investor Shares

Vanguard Wellesley Income Fund-Admiral Class

Vanguard Wellington Fund-Admiral Class

Large Cap U.S. Stock Funds

Large Cap Value

American Century Equity Income Fund-Institutional Class

American Century Income & Growth Fund-Institutional Class

American Century Value Fund-Institutional Class

American Funds® American Mutual Fund®-Class R6

American Funds® Investment Company of America-Class R6

American Funds® Washington Mutual Investors Fund-Class R6

Credit Suisse Large Cap Value Fund-Class A

Appendix 1.58

Dreyfus Strategic Value Fund-Class I

Fidelity Equity-Income Fund-Class K

Fidelity Equity-Income II Fund-Class K

T. Rowe Price Equity Income Fund

T. Rowe Price Value Fund

Vanguard Equity Income Fund-Admiral Class

Vanguard Windsor Fund-Admiral Class

Vanguard Windsor II Fund-Admiral Class

Large Cap Blend

AIM Large Cap Basic Value Fund-Institutional Class

American Century Equity Growth Fund-Institutional Class

American Funds® Fundamental Investors Fund-Class R6

Clipper Fund

Domini Social Equity Fund-Class R

Dreyfus Appreciation Fund

Dreyfus Disciplined Stock Fund-Class R

Fidelity Disciplined Equity Fund-Class K

Fidelity Dividend Growth Fund-Class K

Fidelity Focused Stock Fund

Fidelity Fund-Class K

Legg Mason Value Trust, Inc.-Institutional Class

Neuberger Berman Socially Responsive Fund-Investor Class

PIMCO StocksPLUS Fund-Institutional Class

Putnam Investors Fund-Class Y

T. Rowe Price Dividend Growth Fund

Vanguard Growth and Income Fund-Admiral Class

Large Cap Growth

AIM Large Cap Growth Fund-Institutional Class

Alger Capital Appreciation Institutional Fund-Institutional Shares

BlackRock Fundamental Growth Fund, Inc.

Appendix 1.58

Credit Suisse Large Cap Growth Fund-Common Class

Dreyfus Equity Growth Fund-Class I

Dreyfus Third Century Fund, Inc.-Class I

DWS Large Company Growth Fund-Institutional Class

Fidelity Blue Chip Growth Fund-Class K

Fidelity Capital Appreciation Fund-Class K

Fidelity Export and Multinational Fund

Fidelity Fifty®

Fidelity Growth Company Fund-Class K

Fidelity Independence Fund-Class K

Fidelity Large Cap Stock Fund

Fidelity Trend Fund

Fidelity OTC Portfolio-Class K

Harbor Capital Appreciation Fund

Janus Fund I

Janus Growth and Income Fund I

Janus Twenty Fund

Morgan Stanley Institutional Fund, Inc.

Capital Growth Fund-Class I

T. Rowe Price Blue Chip Growth Fund

T. Rowe Price Growth Stock Fund

USAA Growth Fund

Vanguard PRIMECAP Fund-Admiral Class

Vanguard U.S. Growth Fund-Admiral Class

Wells Fargo Advantage Growth Fund-Institutional Class

Wells Fargo Advantage Large Cap Growth Fund-Investor Class

Medium Cap U.S. Stock Funds

Medium Cap Value

Fidelity Value Fund-Class K

Franklin Balance Sheet Investment Fund - Advisor Class

Appendix 1.58

Medium Cap Blend

Ariel Appreciation Fund

Credit Suisse Mid-Cap Core Fund-Common Shares

Legg Mason Special Investment Trust-Institutional Class

Wells Fargo Advantage Opportunity Fund-Admin Class

Medium Cap Growth

AIM Dynamics Fund-Institutional Class

Alger MidCap Growth Institutional Fund-Institutional Class

Baron Asset Fund-Institutional Shares

Columbia Acorn Fund-Class Z

Delaware Trend Fund-Institutional Class

Fidelity Growth Strategies Fund-Class K

Fidelity Mid-Cap Stock Fund-Class K

Franklin Small-Mid Cap Growth Fund-Advisor Class

Morgan Stanley Institutional Fund Trust

Mid Cap Growth Portfolio - Class I

T. Rowe Price Mid Cap Growth Fund

Small Cap U.S. Stock Funds

Small Cap Value

Allianz NFJ Small Cap Value Fund-Institutional Class

Morgan Stanley Institutional Fund Trust

U.S. Small Cap Value Portfolio-Class I

Small Cap Blend

Credit Suisse Small Cap Core Fund-Common Shares

Managers Special Equity Fund-Institutional Class

Neuberger Berman Genesis Fund-Institutional Class

T. Rowe Price Small-Cap Stock Fund

Appendix 1.58

Small Cap Growth

Alger Small Cap Growth Institutional Fund-Institutional Class

Allianz CCM Emerging Companies Fund-Institutional Class

Baron Growth Fund-Institutional Shares

Dreyfus Discovery Fund-Class I

Fidelity Small Cap Independence Fund

Morgan Stanley Institutional Fund, Inc.

Small Company Growth Portfolio-Class I

Specialty U.S. Stock Funds

Specialty-Health Care

T. Rowe Price Health Sciences Fund

Specialty-Natural Resources

T. Rowe Price New Era Fund

Specialty-Real Estate

Cohen & Steers Realty Shares

Fidelity Real Estate Investment Portfolio

Specialty-Technology

Munder Internet Fund-Class Y

Specialty-Utilities

AIM Utilities Fund-Institutional Class

Fidelity Telecom and Utilities Fund

International Stock Funds

World Stock

AIM Global Growth Fund-Class I

American Funds® Capital World Growth and Income Fund® -Class R6

American Funds® New Perspective Fund® -Class R6

Dreyfus Worldwide Growth Fund-Class I

Appendix 1.58

Janus Worldwide Fund I

Mutual Global Discovery Fund-Class Z

Putnam Global Equity Fund-Class Y

Templeton Growth Fund-Advisor Class

Templeton World Fund-Advisor Class

Foreign Stock and Bond Funds

American Century International Growth Fund-Institutional Class

DWS International Equity Fund-Institutional Class

Fidelity Aggressive International Fund

Fidelity Diversified International Fund-Class K

Fidelity Emerging Markets Fund-Class K

Fidelity Global Balanced Fund

Fidelity International Discovery Fund-Class K

Fidelity New Markets Income Fund

Fidelity Overseas Fund-Class K

J.P. Morgan Fleming International Value Fund-Institutional Class

Lazard Emerging Markets Portfolio-Institutional Class

Lazard International Equity Portfolio-Institutional Class

Managers International Equity Fund

Payden & Rygel Global Fixed Income Fund-Class R

PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)-Institutional Class

Putnam International Equity Fund-Class Y

Templeton Foreign Fund-Advisor Class

Templeton Institutional Funds, Inc.-Emerging Markets Series-Institutional Class

Europe Stock

AIM European Growth Fund-Investor Class

BlackRock EuroFund-Class I

Fidelity Europe Capital Appreciation Fund

Fidelity Europe Fund

Putnam Europe Equity Fund-Class Y

T. Rowe Price European Stock Fund

Appendix 1.58

Latin America Stock

DWS Latin America Fund-Class S

Fidelity Latin America Fund

T. Rowe Price Latin America Fund

Pacific Stock

AIM Asia Pacific Growth Fund-Class A

Fidelity Pacific Basin Fund

Fidelity Southeast Asia Fund

BlackRock Pacific Fund-Class I

Japan Stock

Fidelity Japan Fund

The Japan Fund, Inc.-Class S

Appendix 1.58

APPENDIX 16.3

TO

BP EMPLOYEE SAVINGS PLAN

SUPPLEMENT A

(a) Purpose. The purpose of this Supplement A is to set forth the special provisions (not otherwise set forth in the Plan) which apply to the Participants in ARCO CAP (other than represented employees as of December 31, 2001, employed at the Los Angeles Refinery plant), CH-20 CAP, and Vastar CAP immediately prior to January 1, 2002, and including Alternative Payees and eligible Beneficiaries of such persons (collectively, the “CAP Participants”), notwithstanding any other provisions of the Plan to the contrary.

(b) Accounts. As of January 1, 2002, each CAP Participant will have allocated and posted to the Accounts under the Plan the amounts credited to such CAP Participant’s accounts under ARCO CAP, CH-20 CAP, or Vastar CAP, whichever is applicable, in accordance with the following Schedule:

CAP Account	Plan Account

Member Contributions subaccount	After-Tax Account
Elective Deferrals subaccount	Before-Tax Account
Matching Contributions subaccount	Match Account
Rollover subaccount	Rollover Account

(c) Service. For periods prior to January 1, 2002, the determination of a Participant’s Service will be made pursuant to the records of ARCO CAP, CH-20 CAP, or Vastar CAP immediately prior to January 1, 2002.

(d) Investment and Contribution Elections and Beneficiary Designation. Notwithstanding anything to the contrary, any investment election, contribution election, or beneficiary designation duly filed, and not otherwise revoked, under ARCO CAP, CH-20 CAP, or Vastar CAP immediately before January 1, 2002 will continue in effect as a valid Investment Election, Contribution Election, or Beneficiary designation under the Plan until the earliest of: (1) the effective date of a new Investment Election, Contribution Election, or Beneficiary designation; or (2) the date the individual ceases to be a Participant.

SUPPLEMENT B

(a) Purpose. The purpose of this Supplement B is to set forth the special provisions (not otherwise set forth in the Plan) which apply to the participants in the BP Savings and Investment Plan (the “SIP”) immediately prior to July 1, 2002, and including Alternative Payees and eligible Beneficiaries of such persons (collectively, the “SIP Participants”), notwithstanding any other provisions of the Plan to the contrary.

Appendix 16.3

(b) Accounts. As of July 1, 2002, each SIP Participant will have allocated and posted to the Accounts under the Plan the amounts credited to such SIP Participant’s accounts under the SIP, whichever is applicable, in accordance with the following Schedule:

SIP Account	Plan Account

After-Tax Account	After-Tax Account
Before-Tax Account	Before-Tax Account
Match Account	Match Account
Rollover Account	Rollover Account

(c) Service. For periods prior to July 1, 2002, the determination of a Participant’s Service will be made pursuant to the records of the SIP immediately prior to July 1, 2002.

(d) Investment and Contribution Elections and Beneficiary Designation. Notwithstanding anything contained herein to the contrary, any investment election, contribution election, or beneficiary designation accepted by the Plan Administrator and not otherwise revoked, under the SIP immediately before July 1, 2002, will continue in effect as a valid Investment Election, Contribution Election, or Beneficiary designation under the Plan until the earliest of: (1) the effective date of a new Investment Election, Contribution Election, or Beneficiary designation; or (2) with respect to any Investment Election or Contribution Election, the date the individual ceases to be a Participant. Notwithstanding anything to the contrary in the SIP as in effect immediately prior to July 1, 2002, Match Contributions to be made to the Plan on or after July 1, 2002, to which SIP Participants are entitled with respect to periods beginning before that date will be made in Company Stock in accordance with the terms of the Plan.

(e) Vesting. Notwithstanding anything contained herein to the contrary, in the case of a SIP Participant who is not credited with an Hour of Service on or after July 1, 2002, the nonforfeitable interest of such SIP Participant in his Match Account under the SIP will be determined pursuant to the terms of the SIP as in effect immediately prior to July 1, 2002.

SUPPLEMENT C

(a) Purpose. The purpose of this Supplement C is to provide for the merger of the Prestige Stations, Inc. 401(k) Plan (the “PSI Plan”) into the Plan in compliance with the requirements of Section 414(l) of the Code and to set forth the special provisions (not otherwise set forth in the Plan) which apply to the participants in PSI Plan immediately prior to December 1, 2002, and including Alternative Payees and eligible Beneficiaries of such persons (collectively, the “PSI Participants”), notwithstanding any other provisions of the Plan to the contrary.

Appendix 16.3

(b) Accounts. As of December 1, 2002, each PSI Participant will have allocated and posted to the Accounts under the Plan the amounts credited to such PSI Participant’s accounts under the PSI Plan in accordance with the following Schedule:

PSI Account	Plan Account

Elective Deferral Account	Before-Tax Account
Company Contribution Account (including match and supplemental company contributions)	Prior Company Contribution Account
Rollover Account	Rollover Account

(c) Service. For periods prior to January 1, 2002, the determination of a Participant’s Service will be made pursuant to the records of the PSI Plan immediately prior to December 1, 2002.

(d) Investment and Contribution Elections and Beneficiary Designation. Notwithstanding anything to the contrary, any investment election, contribution election, or Beneficiary designation duly filed, and not otherwise revoked, under the PSI Plan immediately before December 1, 2002, will continue in effect as a valid Investment Election, Contribution Election, or Beneficiary designation under the Plan until the earliest of: (1) the effective date of a new Investment Election, Contribution Election, or Beneficiary designation or (2) the date the individual ceases to be a Participant.

(e) Notwithstanding anything in the Plan to the contrary, any PSI Participant who is not fully vested in his PSI Participant’s Company Contribution Account as of December 1, 2002 will be vested in any and all amounts transferred from such PSI Participant’s Company Contribution Account to such PSI Participant’s Prior Company Contribution Account as determined in accordance with the following schedule:

Years of Service	Nonforfeitable Percentage
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 or more	100%

(f) A PSI Participant who Severed from Service while under the PSI Plan prior to December 1, 2002, and subsequently has a Reemployment Date after December 1, 2002, within 7 years of such Severance from Service will have any forfeited amount, without any adjustment for the earnings, expenses, losses, or gains of the assets allocated to his Accounts since the date forfeited, restored to his Prior Company Contribution Account and invested in accordance with the Participant’s new Investment Election for Before-Tax, Roth 401(k), and After-Tax Contributions. Amounts previously forfeited after a Break in Service of at least 7 consecutive 12-month periods will not be restored.

Appendix 16.3

(g) Notwithstanding the foregoing paragraph (f), a PSI Participant who Severed from Service while under the PSI Plan prior to December 1, 2002, and had a Break in Service of at least 5 consecutive years prior to December 1, 2002 (determined under the terms of the PSI Plan as in effect immediately prior to December 1, 2002), will not have any forfeited amount restored to his Prior Company Contribution Account.

(h) Effective January 1, 2005, Eligible Employees who are salaried employees of BP West Coast Products LLC who were eligible to participate in the Plan on December 31, 2004, shall no longer be eligible to participate in the Plan and the account balances of such participants shall be transferred to the BP Partnership Savings Plan as soon as practicable on or after January 1, 2005.

SUPPLEMENT D

(a) Purpose. The purpose of this Supplement D is to set forth the special provisions (not otherwise set forth in the Plan) which apply to the participants in the Burmah Castrol Group U.S.A. Thrift Plan (the “Castrol Thrift Plan”) immediately prior to January 1, 2004, and including Alternative Payees and eligible Beneficiaries of such persons (collectively, the “Castrol Thrift Plan Participants”), notwithstanding any other provisions of the Plan to the contrary.

(b) Accounts. As of January 1, 2004, each Castrol Thrift Plan Participant will have allocated and posted to the Accounts under the Plan the amounts credited to such Castrol Thrift Plan Participant’s accounts under the Castrol Thrift Plan, whichever is applicable, in accordance with the following Schedule:

Castrol Thrift Plan Account	Plan Account
Voluntary Contribution Account	After-Tax Account

Pre-Tax Account	Before-Tax Account

Incentive Contribution Account	Match Account
Rollover Account	Rollover Account
Prior Plan Pre-Tax Account	Before-Tax Account
Prior Plan ESOP Account	Prior Plan Company Contribution Account
Prior Life Insurance Account	Prior Plan Company Contribution Account

(c) Service. For periods prior to January 1, 2004, the determination of a Participant’s Service will be made pursuant to the records of the Castrol Thrift Plan immediately prior to January 1, 2004.

(d) Investment and Contribution Elections and Beneficiary Designation. Notwithstanding anything contained herein to the contrary, any investment election, contribution election, or beneficiary designation accepted by the Plan Administrator and not otherwise revoked, under the

Appendix 16.3

Castrol Thrift Plan immediately before January 1, 2004, will continue in effect as a valid Investment Election, Contribution Election, or Beneficiary designation under the Plan until the earliest of: (1) the effective date of a new Investment Election, Contribution Election, or Beneficiary designation; or (2) with respect to any Investment Election or Contribution Election, the date the individual ceases to be a Participant. Notwithstanding anything to the contrary in the Castrol Thrift Plan as in effect immediately prior to January 1, 2004, Match Contributions to be made to the Plan on or after January 1, 2004, to which Castrol Thrift Plan Participants are entitled with respect to periods beginning before that date will be made in Company Stock in accordance with the terms of the Plan.

(e) Vesting. Notwithstanding anything contained herein to the contrary, an Eligible Employee who becomes a Participant in the Plan on January 1, 2004, and who was eligible to participate in the Castrol Thrift Plan on December 31, 2003 will be fully vested in his Match Account under the Plan.

SUPPLEMENT E

(a) Purpose. The purpose of this Supplement E is to set forth the special provisions (not otherwise set forth in the Plan) which apply to the participants in the BP Solar 401(k) Plan (the “Solar Plan”) immediately prior to January 2, 2004, and including Alternative Payees and eligible Beneficiaries of such persons (collectively, the “Solar Plan Participants”), notwithstanding any other provisions of the Plan to the contrary.

(b) Accounts. As of January 2, 2004, each Solar Plan Participant will have allocated and posted to the Accounts under the Plan the amounts credited to such Solar Plan Participant’s accounts under the Solar Plan, whichever is applicable, in accordance with the following schedule:

Solar Plan Account	Plan Account
Before-Tax Account	Before-Tax Account
Match Account	Match Account
Rollover Account	Rollover Account

(c) Service. For periods prior to January 2, 2004, the determination of a Participant’s Service will be made pursuant to the records of the Solar Plan immediately prior to January 2, 2004.

(d) Investment and Contribution Elections and Beneficiary Designation. Notwithstanding anything contained herein to the contrary, any investment election, contribution election, or beneficiary designation accepted by the Plan Administrator and not otherwise revoked, under the Solar Plan immediately before January 2, 2004, will continue in effect as a valid Investment Election (as mapped to the Plan investment funds), Contribution Election, or Beneficiary designation under the Plan until the earliest of: (1) the effective date of a new Investment Election, Contribution Election, or Beneficiary designation; or (2) with respect to any Investment

Appendix 16.3

Election or Contribution Election, the date the individual ceases to be a Participant. Notwithstanding anything to the contrary in the Solar Plan as in effect immediately prior to January 2, 2004, Match Contributions to be made to the Plan on or after January 2, 2004, to which Solar Plan Participants are entitled with respect to periods beginning before that date will be made in Company Stock in accordance with the terms of the Plan.

(e) Vesting. Notwithstanding anything contained herein to the contrary, an Eligible Employee who becomes a Participant in the Plan on January 2, 2004, and who was eligible to participate in the Solar 401(k) Plan on December 31, 2003 will be fully vested in his Match Account under the Plan.

SUPPLEMENT F

(a) Purpose. The purpose of this Supplement F is to set forth the special provisions (not otherwise set forth in the Plan) which apply to the participants in the Amoco Fabrics and Fibers Hourly 401(k) Savings Plan (the “AFFC Hourly Savings Plan”) and the Amoco Fabrics and Fibers Salaried 401(k) Savings Plan (the “AFFC Salaried Savings Plan”) (collectively, the “AFFC Savings Plans”) immediately prior to January 1, 2005, and including Alternate Payees and eligible Beneficiaries of such persons (collectively, the “AFFC Savings Plan Participants”), notwithstanding any other provisions of the Plan to the contrary.

(b) Accounts. As of January 1, 2005, each AFFC Savings Plan Participant will have allocated and posted to the Accounts under the Plan the amounts credited to such AFFC Savings Plan Participant’s accounts under the applicable AFFC Savings Plan, whichever is applicable, in accordance with the following Schedule:

AFFC Savings Plans	Plan Account

After-Tax Account	After-Tax Account
Before-Tax Account	Before-Tax Account
-Match Account	Match Account
Rollover Account	Rollover Account

(c) Service. For periods prior to January 1, 2005, the determination of a Participant’s Service will be made pursuant to the records of the applicable AFFC Savings Plan immediately prior to January 1, 2005.

(d) Investment and Contribution Elections and Beneficiary Designation. Notwithstanding anything contained herein to the contrary, any investment election, contribution election, or beneficiary designation accepted by the Plan Administrator and not otherwise revoked, under the applicable AFFC Savings Plan immediately before January 1, 2005, will continue in effect as a

Appendix 16.3

valid Investment Election, Contribution Election, or Beneficiary designation under the Plan until the earliest of: (1) the effective date of a new Investment Election, Contribution Election, or Beneficiary designation; or (2) with respect to any Investment Election or Contribution Election, the date the individual ceases to be a Participant.

SUPPLEMENT G

(a) Purpose. The purpose of this Supplement G is to set forth the special provisions (not otherwise set forth in the Plan) which apply to the participants in the BP Solvay Polyethylene North America Savings Plan (the “BP Solvay Plan”) immediately prior to April 1, 2005, and including Alternative Payees and eligible Beneficiaries of such persons (collectively, the “BP Solvay Participants”), notwithstanding any other provisions of the Plan to the contrary.

(b) Accounts. As of April 1, 2005, each BP Solvay Plan Participant will have allocated and posted to the Accounts under the Plan the amounts credited to such BP Solvay Plan Participant’s accounts under the BP Solvay Plan, whichever is applicable, in accordance with the following Schedule:

BP Solvay Plan Account	Plan Account
Pre-Tax	Before Tax
Pre-Tax Unmatched	Before Tax Unmatched
Company Match	Prior Company Plan Contribution
Rollover	Rollover
Prior Pre-Tax	Before Tax Unmatched
Prior After-Tax	After-Tax Unmatched
Prior Pre-Tax II	Before Tax
Prior Company II	Prior Company Plan Contribution

(c) Service. For periods prior to April 1, 2005, the determination of a Participant’s Service will be made pursuant to the records of the BP Solvay Plan immediately prior to April 1, 2005.

(d) Investment and Contribution Elections and Beneficiary Designation. Notwithstanding anything contained herein to the contrary, any investment election (as determined pursuant to the mapping strategy), contribution election, or beneficiary designation accepted by the Plan Administrator and not otherwise revoked, under the BP Solvay Plan immediately before April 1, 2005, will continue in effect as a valid Investment Election, Contribution Election, or Beneficiary designation under the Plan until the earliest of: (1) the effective date of a new Investment Election (as mapped to the Plan investment funds as described below), Contribution Election, or Beneficiary designation; or (2) with respect to any Investment Election or Contribution Election, the date the individual ceases to be a Participant.

(e) Vesting. Notwithstanding anything contained herein to the contrary, an individual who becomes a Participant in the Plan on April 1, 2005 and who was eligible to participate in the BP Solvay Plan on March 31, 2005 will be fully vested under the Plan.

Appendix 16.3

SUPPLEMENT H

(a) Purpose. The purpose of this Supplement H is to set forth the special provisions (not otherwise set forth in the Plan) which apply to the participants in the BP Solar and Wind Employee Savings Plan (the “BP Solar and Wind Plan”) who were employed by BP Wind Energy North America Inc. immediately prior to October 1, 2012, and including Alternative Payees and eligible Beneficiaries of such persons (collectively, the “BP Solar and Wind Participants”), notwithstanding any other provisions of the Plan to the contrary.

(b) Accounts. As of October 1, 2012, each BP Solar and Wind Plan Participant will have allocated and posted to the Accounts under the Plan the amounts credited to such BP Solar and Wind Plan Participant’s accounts under the BP Solar and Wind Plan, whichever is applicable, in accordance with the following schedule:

BP Solar and Wind Plan Account	Plan Account
After-Tax	After-Tax

Before-Tax	Before-Tax

Match	Match

Rollover	Rollover

Roth 401(k)	Roth 401(k)

(c) Service. For periods prior to October 1, 2012, the determination of a Participant’s Service will be made pursuant to the records of the BP Solar and Wind Plan immediately prior to October 1, 2012.

(d) Investment and Contribution Elections and Beneficiary Designation. Notwithstanding anything contained herein to the contrary, any investment election (as determined pursuant to the mapping strategy) or contribution election accepted by the Plan Administrator and not otherwise revoked under the BP Solar and Wind Plan immediately before October 1, 2012 will continue in effect as a valid Investment Election or Contribution Election under the Plan until the earliest of: (1) the effective date of a new Investment Election or Contribution Election, or (2) the date the individual ceases to be a Participant. Beneficiary designations made under the BP Solar and Wind Plan will not be treated as valid Beneficiary designations under the Plan; rather, BP Solar and Wind Participants must make new Beneficiary designations under the Plan on or after October 1, 2012 in accordance with Section 12.3.

Appendix 16.3